                                           FILED PURSUANT TO RULE NO. 424(b)(5)
                                           REGISTRATION NO. 333-95263

Prospectus Supplement
(To Prospectus dated February 7, 2000)

                           $615,000,000 (approximate)

                  Provident Bank Home Equity Loan Trust 2000-1

           Home Equity Loan Asset-Backed Certificates, Series 2000-1

                               The Provident Bank
                         as Seller and Master Servicer


The Trust will issue                      The certificates represent
                                          obligations of the trust only and
                                          do not represent an interest in or
                                          obligation of The Provident Bank,
                                          the trustee or any of their
                                          affiliates.

 . two classes of senior Class A
   Certificates, which are offered
   hereby

 . two classes of senior Class X
   Certificates, which are not
   offered hereby

                                              This prospectus supplement may
                                              be used to offer and sell the
                                              certificates only if accompanied
                                              by the prospectus.

 . one class of subordinate Residual
   Certificates, which is not offered
   hereby


The Certificates

 . represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed and adjustable rate mortgage loans consisting of two loan groups.

Credit Enhancement

 . will be provided in the form of a spread account and an irrevocable and unconditional certificate guaranty insurance policy issued by MBIA Insurance Corporation.

The trust will make a REMIC election for Federal income tax purposes.

Review the information in Risk Factors on page S-9 and on page 1 in the prospectus.

Lehman Brothers, on behalf of the underwriters, will buy the Class A Certificates from The Provident Bank at a price equal to approximately 99.70% of their face value. The underwriters will sell the Class A Certificates from time to time in negotiated transactions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ---------------

Lehman Brothers                                   Banc of America Securities LLC

March 24, 2000

   For ninety days following the date of this prospectus supplement, all dealers selling the Class A Certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Class A Certificates in any state where the offer is not permitted.

                               Table of Contents

                                                                            Page
                                                                            ----
                             Prospectus Supplement
Summary....................................................................  S-3
Risk Factors...............................................................  S-9
The Certificate Insurer.................................................... S-13
The Provident Bank......................................................... S-15
Description of the Mortgage Loans.......................................... S-18
Prepayment and Yield Considerations........................................ S-36
Description of the Certificates............................................ S-42
Use of Proceeds............................................................ S-65
Federal Income Tax Consequences............................................ S-65
State Taxes................................................................ S-68
ERISA Considerations....................................................... S-68
Legal Investment Considerations............................................ S-69
Underwriting............................................................... S-70
Experts.................................................................... S-70
Legal Matters.............................................................. S-70
Ratings.................................................................... S-70
Index of Defined Terms..................................................... S-72
Annex I....................................................................  I-1

                                   Prospectus
Risk Factors...............................................................    1
The Trust Fund.............................................................    2
Use of Proceeds............................................................    7
The Provident Bank.........................................................    7
Loan Program...............................................................    8
Description of the Securities..............................................   11
Credit Enhancement.........................................................   21
Yield and Prepayment Considerations........................................   26
The Agreements.............................................................   28
Legal Aspects of the Loans.................................................   40
Federal Income Tax Consequences............................................   47
State Tax Considerations...................................................   71
ERISA Considerations.......................................................   71
Legal Investment...........................................................   76
Method of Distribution.....................................................   77
Legal Matters..............................................................   78
Financial Information......................................................   78
Rating.....................................................................   78
Index of Defined Terms.....................................................   80

                                    Summary

   This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the Class A Certificates.

           Home Equity Loan Asset-Backed Certificates, Series 2000-1

                                                                       Last Scheduled
                                               Initial Class            Distribution
       Class        Certificate Rate         Principal Balance              Date
       -----        ----------------         -----------------         --------------
     Class A-1          Variable               $418,000,000              3/25/2030
     Class A-2          Variable               $197,000,000              3/25/2030
     Class X-1          Variable                     0                      N/A
     Class X-2          Variable                     0                      N/A
     Class R              N/A                        0                      N/A

    -----------
   The rate on the Class A-1 Certificates will be the lesser of (a) one-month LIBOR plus 0.26% (or 0.52% on or after the call option date) and (b) 13.0% per annum.

   The rate on the Class A-2 Certificates will be one-month LIBOR plus 0.26% (or 0.52% on or after the call option date). If this rate exceeds the weighted average net interest rate for loan group 2 on any distribution date, you will receive interest at the weighted average net interest rate for loan group 2. On future distribution dates, you will be entitled to receive interest accrued at the certificate rate in excess of the net interest rate for loan group 2. These amounts will not be insured under the certificate insurance policy.

   The initial class principal balance is subject to a variance of 5%. The actual last distribution date for each Class A Certificate may be significantly earlier than its last scheduled distribution date.

   The Class X-1, Class X-2 and Class R Certificates are not offered pursuant to this prospectus supplement.

The Seller and Master Servicer

 . The Provident Bank.

 . The Provident Bank maintains its principal office at One East Fourth Street,
  Cincinnati, Ohio. Its telephone number is (513) 579-2000.

 . The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to 0.50% per annum on the principal balance of each mortgage loan.

We refer you to "The Provident Bank" in this prospectus supplement for additional information.

The Trust

 . Provident Bank Home Equity Loan Trust 2000-1

Trustee

 . Norwest Bank Minnesota, National Association.

Certificate Insurer

 . MBIA Insurance Corporation, a New York stock insurance company.

We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

Cut-Off Date

 . For any initial mortgage loan, the cut-off date is March 1, 2000. For any subsequent mortgage loan, the cut-off date is the date of origination or purchase of that mortgage loan, unless a subsequent mortgage loan was originated prior to March 1, 2000, then March 31, 2000.

Closing Date

 . March 31, 2000.

Distribution Date

 . The 25th day of each month, or if that day is not a business day, the next business day. The first distribution date is April 25, 2000.

Due Period

 . The calendar month immediately preceding a determination date or a distribution date, as applicable.

Designations

 . Offered Certificates--The Class A Certificates.

 . Non-Offered Certificates--The Class R Certificates and the Class X
  Certificates.

 . Regular Certificates--All classes of certificates other than the Class R
  Certificates.

 . Class X Certificates--The Class X-1 and Class X-2 Certificates.

 . Residual Certificates--The Class R Certificates.

 . Class A Certificates--The Class A-1 and Class A-2 Certificates.

 . Group 1 Certificates--The Class A-1 Certificates. These certificates will receive their payments from loan group 1.

 . Group 2 Certificates--The Class A-2 Certificates. These certificates will receive their payments from loan group 2.

Registration of Class A Certificates

We will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates", "Description Of The Certificates-- Book-Entry Certificates" and "Annex I" in this prospectus supplement for additional information.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

 . a pool of closed-end fixed and adjustable rate mortgage loans, secured by first and second deeds of trust or mortgages on primarily one- to four-family residential properties;

 . payments on the mortgage loans received on or after the cut-off date;

 . property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure and the net proceeds from the sale of a foreclosed property;

 . rights under any hazard insurance policies covering the mortgaged properties;

 . amounts on deposit in the accounts described in this prospectus supplement;
  and

 . a certificate guaranty insurance policy for the benefit of the holders of the Class A Certificates.

The Mortgage Loans

On the closing date, the trust will acquire an initial pool of closed-end, fixed and adjustable rate home equity loans, or initial mortgage loans.

The initial mortgage loans will have the following characteristics as of the cut-off date:

 . number of mortgage loans: 5,429

 . aggregate principal balance: $407,757,774.62

 . mortgaged property location: 47 states and the District of Columbia

 . loan rates range: 7.00% to 15.99% per annum

 . weighted average interest rate: 11.05% per annum (approximate)

 . weighted average remaining term to stated maturity: 288 months (approximate)

 . term to stated maturity range: 35 months to 360 months

 . last maturity date: April 2030

 . combined loan-to-value ratio range: 11.76% to 100.00% (approximate)

 . weighted average combined loan-to-value ratio: 76.72%

 . balloon loans--loans with amortization schedules that don't fully amortize by their maturity date: 23.64% (approximate)

The initial mortgage loans in loan group 1 are all fixed rate mortgage loans and will have the following characteristics as of the cut-off date:

 . number of mortgage loans: 4,215

 . aggregate principal balance: $286,100,745.73

 . mortgaged property location: 46 states and the District of Columbia

 . average principal balance: $67,876.81

 . maximum principal balance: $938,131.41

 . interest rates range: 7.25% to 15.99% per annum

 . weighted average interest rate: 11.16% per annum (approximate)

 . weighted average remaining term to stated maturity: 259 months (approximate)

 . remaining term to stated maturity range: 35 months to 360 months

 . combined loan-to-value ratio range: 11.76% to 100.00% (approximate)

 . weighted average combined loan-to-value ratio: 76.09%

 . balloon loans--loans with amortization schedules that don't fully amortize by their maturity date: 33.70% (approximate)

The initial mortgage loans in loan group 2 are all adjustable rate mortgage loans and will have the following characteristics as of the cut-off date:

 . number of mortgage loans: 1,214

 . aggregate principal balance: $121,657,028.89

 . mortgaged property location: 44 states and the District of Columbia

 . average principal balance: $100,211.72

 . maximum principal balance: $1,540,945.60

 . interest rates range: 7.00% to 14.50% per annum

 . weighted average interest rate: 10.81% per annum (approximate)

 . weighted average remaining term to stated maturity: 358 months (approximate)

 . remaining term to stated maturity range: 222 months to 360 months

 . combined loan-to-value ratio range: 13.95% to 97.50% (approximate)

 . weighted average combined loan-to-value ratio: 78.20% (approximate)

 . weighted average initial periodic cap (first interest rate adjustment): 1.40%

 . weighted average periodic cap (subsequent interest rate adjustments): 1.21%

 . range of periodic caps for loans: 1.00% to 4.20%.

We refer you to "Description Of The Mortgage Loans" in this prospectus supplement for additional information.

Monthly Advances

During any due period, the master servicer may receive less than the monthly payment amount due on each mortgage loan.

If the master servicer reasonably believes that cash advances can be recovered from future monthly payments or collections on the mortgage loans, the master servicer will make cash advances to the trust to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest payments on the certificates, not to guarantee or insure against losses.

We refer you to "Description Of The Certificates--Monthly Advances" in this prospectus supplement for additional information.

The Certificates

1. General

 . Each month the trustee will calculate the amount you are owed.

 . If you hold a certificate on the business day immediately preceding a distribution date, you will be entitled to receive payments on that distribution date.

We refer you to "Description Of The Certificates" in this prospectus supplement for additional information.

2. Interest Distributions

 . Interest accrues on the offered certificates from the distribution date in the month prior to that distribution date (or in the case of the first distribution date, from the closing date) through the day before that distribution date.

On each distribution date, you will be entitled to the following:

 . interest at the related certificate rate that accrued during the related interest period; and

 . any interest that was due on a prior distribution date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

We refer you to "Description Of The Certificates--Interest" in this prospectus supplement for additional information.

3. Principal Distributions

 . Principal distributions are payable on each distribution date.

 . Principal payments on the group 1 mortgage loans will be distributed to the Class A-1 Certificates.

 . Principal payments on the group 2 mortgage loans will be distributed to the Class A-2 Certificates.

 . Shortfalls in available funds and failure of the certificate insurer to perform its obligations under the policy will result in a class receiving less than what is due.

We refer you to "Description Of The Certificates--Principal" in this prospectus supplement for additional information.

Credit Enhancements

1. The Certificate Insurance Policy: The certificate insurance policy guarantees the payment of:

 . accrued and unpaid interest on the Class A Certificates;

 . principal losses on the mortgage loans; and

 . any principal amounts owed to the certificateholders on the distribution date in March 2030.

We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

2. The Spread Accounts

Amounts on deposit in the spread accounts will be available to the trustee to pay some shortfalls in interest due on the Class A Certificates and to cover principal losses on the mortgage loans prior to a draw on the certificate insurance policy.

We refer you to "Description of the Certificates--the Spread Accounts" in this prospectus supplement for additional information.

Pre-Funding Account

On the closing date, the trustee shall deposit up to a maximum of $131,899,254.27 in the group 1 pre-funding account and up to a maximum of $75,342,971.11 in the group 2 pre-funding account. It is expected that the seller will have originated or acquired subsequent mortgage loans from March 1, 2000 to the closing date. Such loans will be transferred to the trust on the closing date. The maximum amount to be deposited into the pre-funding accounts on the closing date will be reduced by the principal balance of the subsequent mortgage loans transferred to each loan group on the closing date. The trust will use the amounts on deposit in the pre-funding accounts to acquire subsequent mortgage loans for the related loan group from the seller. The trustee may only acquire such subsequent mortgage loans until April 23, 2000.

If any amounts are left in the pre-funding accounts on April 23, 2000, holders of the Class A-1 certificates will receive amounts left in the group 1 pre-funding account and holders of the Class A-2 certificates will receive amounts left in the group 2 pre-funding account on the April 2000 distribution date as payment of principal.

We refer you to "RISK FACTORS--Risk of Prepayment Due to Subsequent Mortgage Loans" and "DESCRIPTION OF THE CERTIFICATES--Pre-Funding Account" in this prospectus supplement for additional information.

Capitalized Interest Account

On the closing date, if required by the pooling and servicing agreement, the seller shall deposit with the trustee an amount available to cover interest shortfalls on the Class A Certificates expected to occur as a result of the trust's purchase of the subsequent mortgage loans.

Any amounts left in the capitalized interest account after the distribution date in May 2000 will be paid to the seller.

We refer you to "Description of the Certificates--Capitalized Interest Account" in the prospectus supplement for additional information.

Optional Termination

If the total pool principal balance declines below 10% of the aggregate principal balance of the mortgage loans as of the applicable cut-off date, then the seller may purchase all of the mortgage loans and the related properties in the trust. If the seller purchases all of the mortgage loans, you will receive a final distribution and the trust will be terminated.

We refer you to "Description Of The Certificates--Termination; Purchase of the Mortgage Loans" in this prospectus supplement for additional information.

Federal Tax Considerations

For Federal income tax purposes:

 . An election will be made to treat the trust (exclusive of the pre-funding accounts, the capitalized interest accounts, the distribution account, a spread account and the net funds cap carryover reserve account) as a "real estate mortgage investment conduit" (a "REMIC").

 . The Class A (excluding any rights of the Class A-1 Certificates to receive interest in excess of the weighted average interest rate of the group 1 mortgage loans) and Class X Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the trust.

 . The Class R Certificates will represent the "residual interest" in the REMIC.

We refer you to "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

The fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code can limit investments by pension, employee benefit and other plans subject to those laws. For example, the acquisition of some certificates by some plans may be considered a prohibited transaction under ERISA and Section 4975 of the Code. Exemptions from the prohibited transaction rules could be applicable to the acquisition of the Class A Certificates, although pension, employee benefit and other plans subject to these rules will not be permitted to purchase the Class A Certificates until after April 23, 2000, unless the amount deposited in each pre-funding account on the closing date is 25% or less of the aggregate initial certificate principal balance of the Class A Certificates of the related certificate group. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the tax code before purchasing a Class A Certificate.

We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the mortgage loans owned by the trust include second mortgage loans and because not all of the mortgage loans were originated by entities that satisfy the requirements of the act, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the Class A Certificates.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

Certificate Rating

The trust will not issue the Class A Certificates unless they receive the following ratings:

"AAA" by Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Aaa" by Moody's Investors Service, Inc.

The ratings assigned to the Class A-2 Certificates do not address the likelihood of the payment of any net funds cap carryover amount.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

We refer you to "Ratings" and "Risk Factors--Rating of the Securities" in the prospectus for additional information.

                                 Risk Factors

   You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates

   .Limit on Liquidity of Certificates. Issuance of offered certificates in book-entry form may reduce the liquidity of the offered certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   .Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and some banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

   .Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

   We refer you to "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

Balloon Loan Risk

   Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance that amount, you will suffer a loss if the collateral for the loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the certificate insurer fails to perform its obligations under the certificate insurance policy. Approximately 23.64% of the initial mortgage loans, by initial pool balance as of the cut-off date, are balloon loans. The balloon loans are in loan group 1.

Early Default Risk

   All of the initial mortgage loans in the pool were originated within 46 months prior to the cut-off date. As of the cut-off date, the weighted average remaining term to stated maturity for the initial mortgage loans was 259 months and 358 months for loan group 1 and loan group 2, respectively. Generally, borrowers default on mortgage loans with greater frequency in the early years of the term of the mortgage loan.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the other credit enhancements are not sufficient to cover the loss and the certificate insurer fails to perform its obligations under the certificate insurance policy.

   We refer you to "Legal Aspects of the Loans--Foreclosure" in the prospectus.

Prepayments Affect Timing and Rate of Return on Your Investment

   The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group. Please consider the following:

   . Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This may result in the rate of prepayments being slower than otherwise would be the case. Approximately 69.11% of the initial mortgage loans, by initial pool balance as of the cut-off date, have prepayment fees.

   . All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

   . The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

   . We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

   We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

Certificate Rating Based Primarily on Financial Strength of the Certificate Insurer

   The ratings on the offered certificates depend primarily on the financial strength of the certificate insurer. Therefore, a reduction of the rating assigned to the financial strength of the certificate insurer may have a corresponding reduction on the ratings assigned to the offered certificates. A reduction in the rating assigned to the Class A Certificates would reduce the market value of these certificates and may affect your ability to sell them. In general, the rating on your certificate addresses credit risk and does not address the likelihood of prepayments.

   We refer you to "Ratings" in this prospectus supplement.

Lien Priority Could Result in Payment Delay and Loss

   Some of the mortgage loans in the trust are secured by mortgages which are junior in priority. Approximately 93.88% of the initial mortgage loans are first mortgages and approximately 6.12% of the initial mortgage loans are second mortgages, by initial pool principal balance as of the cut-off date. If a mortgage loan secured by a second mortgage succeeds to a first lien position after the cut-off date due to the payoff of a prior first lien, the master servicer may consent under some circumstances to a new first priority lien, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust, the other credit enhancements are insufficient to cover the loss and the certificate insurer fails to perform its obligations under the certificate insurance policy, then:

  . there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

  . you may incur a loss if a deficiency judgment cannot be obtained or, if obtained, cannot be collected in full.

Distributions and Rights of Investors Adversely Affected by Insolvency of
Seller

   The sale of the mortgage loans from the seller to the trust will be treated by the seller and the trust as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may argue that the transaction between the seller and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. This attempt, even if unsuccessful, could result in delays in distributions to you.

   In the event of the seller's insolvency, there is a possibility that the FDIC could be appointed as a receiver or conservator of the seller and prevent the trustee from taking any action with respect to the trust. The FDIC may enforce the seller's contracts and may have the power to cause the seller to continue to perform the master servicer's duties. This would prevent the appointment of a successor servicer.

   The seller will deliver the mortgage notes to the trustee on the closing date or the date of transfer for any subsequent mortgage loan, and the assignments of each mortgage will be delivered within 90 days of the closing date or date of transfer, as applicable, in recordable form. However, all other documentation relating to each mortgage loan will be held by the seller and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the seller's long-term debt rating is reduced below "Baa2" by Moody's or "BBB" by S&P or upon the occurrence of other events. Within 30 days of this occurrence, the seller is required to deliver the remaining mortgage documents to the trustee and to either record the assignments, at its own expense, or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the seller.

   In some states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the trustee will have the result of making the sale of the mortgage loans potentially ineffective against:

  . any creditor of the seller who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of the seller, or

  . any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust if that purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness.

   In these events, the trust would be an unsecured creditor of the seller.

Interest Payments on the Mortgage Loans May Be Reduced

   .Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The master servicer is obligated to reduce its master servicing fee in the month of a prepayment so that one full month's interest is paid with the prepayment in full. If the master servicing fee is insufficient to pay the interest shortfalls attributed to prepayments, a shortfall in interest due on the certificates may result. The certificate insurer is required to cover this shortfall. If the other credit enhancements are insufficient to cover it and the certificate insurer fails to perform its obligations under the certificate insurance policy, you may incur a loss.

   .Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Certificate Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits some modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower under some circumstances. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

Risk Associated with the Seller's Underwriting Standards

   The seller's underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

Risk of Losses as a Result of Geographic Concentration

   The mortgaged properties relating to the mortgage loans are located in 47 states and the District of Columbia. However, 7.17%, 7.03%, 6.09% and 6.06% of the initial mortgage loans, by initial pool balance as of the cut-off date, are secured by mortgaged properties located in Florida, Ohio, Illinois and Michigan, respectively. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case.

Risk of Prepayment Due to Subsequent Mortgage Loans

   The trust will buy the subsequent mortgage loans from the seller until April 23, 2000. During this time the seller will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the seller to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding accounts for the purpose of purchasing the subsequent mortgage loans cannot be used for that purpose prior to April 23, 2000, any remaining amounts will be paid on the offered certificates as a prepayment of principal on the April 2000 distribution date.

   In addition, the subsequent mortgage loans will have different characteristics than those described in this prospectus supplement. However, the seller will not select any subsequent mortgage loans to adversely affect the interests of the certificateholders or the certificate insurer.

   We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans" and "Prepayment and Yield Considerations--Mandatory Prepayment" in this prospectus supplement for more detail.

Yield on Group 2 Loans May Negatively Impact Yield on Group 2 Certificates

   The group 2 certificates accrue interest at certificate rates based on one-month LIBOR plus a specified margin, but are subject to a cap. The cap on interest paid on the group 2 certificates is based on the weighted average of the interest rates on the mortgage loans in loan group 2, net of certain trust expenses. Substantially all of the mortgage loans in loan group 2 have interest rates that are based on six-month LIBOR plus a specified margin. Substantially all of the loan group 2 mortgage loans have periodic and maximum limitations on adjustments to the mortgage interest rate. Furthermore, all of the mortgage loans in loan group 2 are subject to an initial fixed period during which the interest rates do not change. The initial fixed periods range from 6 months to 5 years from the date of origination. As a result, the group 2 certificates may accrue less interest than they would accrue if their rates were based solely on one-month LIBOR plus the specified margin.

   A variety of factors could limit the certificate rates on the group 2 certificates. Some of these factors are described below:

   .The certificate rate on the group 2 certificates adjusts monthly while the loan rates on the loan group 2 mortgage loans adjust less frequently. Consequently, the cap on the group 2 certificates may limit increases in the certificate rate for extended periods in a rising interest rate environment.

   .The loan rate on the group 2 mortgage loans may respond to different economic and market factors than one-month LIBOR. It is possible that interest rates on some of the loan group 2 mortgage loans may decline while one-month LIBOR is stable or rising. It is also possible that interest rates on the loan group 2 mortgage loans and one-month LIBOR may decline or increase during the same period, but that the one-month LIBOR may decline more slowly or increase more rapidly.

These factors may adversely affect the yields to maturity on the group 2 certificates.

   We refer you to "Description of the Certificates--Net Funds Cap Carryover Account" and "--The Certificate Rate" in this prospectus supplement.

                            The Certificate Insurer

   The information set forth in this section and in the financial statements of MBIA Insurance Corporation (the "Certificate Insurer") incorporated by reference herein as described below have been provided by the Certificate Insurer. No representation is made by the underwriters, the seller, the trustee, the master servicer or any of their affiliates as to the accuracy or completeness of any such information.

   The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the certificate insurance policy (the "Certificate Insurance Policy") and the Certificate Insurer set forth under the headings "The Certificate Insurer" and "Description of the Certificates--The Certificate Insurance Policy." Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

The Certificate Insurer

   The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

Certificate Insurer Financial Information

   The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 1999 and for the nine month periods ended September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1999 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

   All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

   The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                               Statutory Accounting Practices
                                            ------------------------------------
                                            December 31, 1998 September 30, 1999
                                            ----------------- ------------------
                                                (Audited)        (Unaudited)
                                                       (In millions)
   Admitted Assets.........................      $6,521             $6,930
   Liabilities.............................       4,231              4,571
   Capital and Surplus.....................       2,290              2,359
                                               Generally Accepted Accounting
                                                         Principles
                                            ------------------------------------
                                            December 31, 1998 September 30, 1999
                                            ----------------- ------------------
                                                (Audited)        (Unaudited)
                                                       (In millions)
   Assets..................................      $7,488             $7,422
   Liabilities.............................       3,211              3,234
   Shareholder's Equity....................       4,277              4,188

Where You Can Obtain Additional Information About the Certificate Insurer

   Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

Financial Strength Ratings of the Certificate Insurer

   Moody's Investors Service, Inc. rates the financial strength of the Certificate Insurer "Aaa."

   Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Certificate Insurer "AAA."

   Fitch IBCA, Inc. rates the financial strength of the Certificate Insurer
"AAA."

   Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

   The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                               The Provident Bank

   The Provident Bank will be responsible for servicing the mortgage loans for the trust in accordance with the terms of the pooling and servicing agreement. See "--Servicing and Collection Procedures."

   Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati based commercial banking and financial services holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of December 31, 1999, Provident Financial Group, Inc. had total assets of $9.7 billion, net loans and leases of $6.2 billion, deposits of $6.6 billion and total shareholders' equity of $826 million. Provident Financial Group, Inc.'s tier 1 and total risk-based capital ratios were 9.58% and 11.60%, respectively. For the year ended December 31, 1999, Provident Financial Group, Inc. had net earnings of $146 million. Provident represents approximately 94% of Provident Financial Group, Inc.'s assets.

Credit and Underwriting Guidelines

   The following is a description of the underwriting guidelines customarily employed by Provident for mortgage loans which it purchases or originates. Each mortgage loan was underwritten according to these guidelines. Provident believes its guidelines are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In limited cases, loans may be made outside of these guidelines with the prior approval of an underwriting manager of Provident.

   Provident generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which generally will not be less than 15 years after origination. The loan amounts generally range from a minimum of $5,000 to a maximum of $750,000 unless a higher amount is specifically approved by authorized officers of Provident. Provident primarily originates or purchases non-purchase money first or second mortgage loans although Provident also originates purchase money first mortgage loans.

   The homes used for collateral to secure the loans may be either primary residential, which includes second and vacation homes, or investor owned one- to four-family homes, condominiums, townhouses or manufactured housing. Generally, each home must have a minimum appraised value as described below. Mobile housing or agricultural land are not accepted as collateral. In some cases, the loan may be secured by the owner-occupied residence plus additional collateral.

   Each property proposed as security for a loan must be appraised within six months prior to the date of the loan. The combined loan-to-value ratio of the first and second mortgages generally may not exceed 90%. If a prior mortgage exists, Provident first reviews the first mortgage history. If it contains open-end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio which determines the maximum loan amount.

   For Provident's full documentation process, each mortgage applicant must provide, and Provident must verify, personal financial information. The applicant's total monthly obligations, which include principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness, generally cannot exceed 60% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field of work for a minimum of two years and must provide signed copies of complete federal income tax returns, including schedules, filed for the most recent two years.

   For Provident's stated-income program, proof of one year history of employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable. For Provident's non-income verifier program, the loan is underwritten based upon the applicant's credit report and the appraised value of the mortgaged property. The maximum combined loan-to-value ratio may not exceed 85% for the stated-income and the non-income verifier program.

   For potential borrowers with excellent credit histories, less stringent underwriting criteria may apply for first mortgage loans. Subject to the satisfaction of certain conditions, a limited number of loans are approved based upon a review of the borrower's mortgage loan payment history only rather than a review of the borrower's complete credit report.

   Generally, a credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. Credit reports usually reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit events that can be discovered by a search of public records. If a credit report is obtained more than 60 days prior to the loan closing, Provident will determine whether the reported information has changed. Written verification is obtained of any first mortgage balance if not reported by the credit bureau.

   Provident assigns credit grades to applicants after it has completed its review of their applications and related income, payment and credit histories. Credit grades so assigned are used by Provident to determine the loan terms, for example, loan amount, interest rate and maturity date, it offers. The credit grading system used by Provident is proprietary and was developed for the purpose of grading the creditworthiness of its loan applicants. Applicants determined to be the most creditworthy under Provident's credit grading system are assigned a credit grade of "A;" those determined to be the least creditworthy are assigned a credit grade of "C." Provident's credit grading system includes intermediate gradations between "A" and "C." Loans to applicants graded less than "C" may be approved by Provident's mortgage loan underwriters subject to the conditions set forth in Provident's underwriting guidelines. Provident periodically evaluates the extent to which its credit grading system has been accurate in predicting the creditworthiness of its borrowers based upon the actual performance of its mortgage loans and servicing portfolios, and revises the system from time to time as it deems appropriate based upon its periodic evaluations. A borrower may not be assigned a credit grade if the loan was originated pursuant to underwriting criteria less stringent than Provident's standard underwriting criteria.

   Generally, an applicant should have an acceptable credit history in relation to the amount of equity available in the mortgaged property, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period, which is generally a period of three days, must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

   Applicants are required to obtain property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of any outstanding first mortgage and the home equity loan exceeds replacement value, insurance equal to replacement value may be accepted. Provident requires that its name and address are properly added to the "Mortgage Clause" of the insurance policy. If Provident's name is added to a "Loss Payee Clause" and the policy does not provide for prior written notice to Provident of policy changes or cancellation, an endorsement adding that provision is required.

   Provident's credit underwriting guidelines require that any major deferred maintenance on any property must be cured from the proceeds of the loan.

Servicing and Collection Procedures

   The following is a description of the servicing policies and procedures customarily and currently employed by Provident for the portion of its mortgage loan portfolio which it services. Provident intends to service the mortgage loans in accordance with these policies and procedures and in accordance with the pooling and servicing agreement. Provident revises its servicing policies and procedures from time to time, based upon its business judgment, in connection with changes in economic and market conditions, the mortgage loan portfolio and applicable laws and regulations. Provident advises new borrowers of its policies and procedures and of appropriate phone numbers and addresses for Provident's servicing personnel through an introductory courtesy call.

   Servicing of Provident's mortgage loan portfolio is conducted through its principal office in Cincinnati, Ohio. Centralized controls and standards have been established by Provident for the servicing and collection of mortgage loans in its portfolio. Servicing includes, but is not limited to, post-closing loan processing, payment processing, customer service, collections and liquidations.

   Borrowers are billed monthly in advance of the date on which mortgage payments are due. Provident's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. If timely payment is not received, collection procedures are generally initiated within 5 days after the due date. Initial collection procedures involve attempting to contact the borrower on a two-day call schedule by telephone to make payment arrangements. Telephone contacts continue on that schedule until the mortgage loan is brought current, other payment arrangements are made or Provident determines to take other action. A standard form letter from Provident's in-house legal counsel is utilized when a mortgage loan becomes 30 days delinquent. This letter sets forth Provident's collection options as well as the borrower's options for curing the delinquency.

   Regulations and practices regarding the liquidation of mortgaged properties--e.g. foreclosure--and the rights of the borrower in default vary greatly from state to state. Provident will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, Provident commences foreclosure proceedings when a loan becomes 60 days delinquent. If Provident determines that purchasing a property securing a mortgage loan will minimize the loss associated with it, Provident may bid at the foreclosure sale for the property or accept a deed in lieu of foreclosure.

   Any realization from the sale of foreclosed property is taken as a recovery. After Provident acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale.

   Provident's foreclosure on property securing a junior mortgage loan will be subject to any senior mortgages. If any senior mortgage loan is in default after Provident has initiated its foreclosure action, Provident may advance funds to keep the senior mortgage loan current until the time that Provident satisfies the senior mortgage loan. These amounts are added to the balance of the mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of Provident's foreclosure action, Provident will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the property.

Delinquency Experience

   The following table sets forth Provident's delinquency experience on its servicing portfolio of home equity loans, which includes home equity loans subserviced by others for Provident similar to the mortgage loans to be included in the trust for the periods indicated. There can be no assurance that the delinquency experience on the mortgage loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the closed-end fixed and adjustable rate home equity loans in Provident's servicing portfolio, which are similar to the mortgage loans to be included in the trust.

   The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Provident's mortgage loan portfolio during the periods shown. Accordingly, delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period may be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Provident's mortgage loan portfolio are not fully seasoned, the delinquency information for an isolated group would also be distorted to some degree. Through December 31, 1999, Provident's mortgage loan servicing portfolio had experienced cumulative losses on liquidations of approximately $26,840,550 since home equity loans similar to the mortgage loans were first originated by Provident in September 1995.

   The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the mortgage loans for the quarters ended December 31, 1999, September 30, 1999, June 30, 1999 and March 31, 1999. As of December 31, 1999, there were 347 real estate owned properties in Provident's mortgage loan servicing portfolio, and mortgage loans representing $71,689,703.79 of Provident's mortgage loan servicing portfolio were in bankruptcy, $45,806,427.79 of which were delinquent.

                                                                  Quarter Ended
                         -----------------------------------------------------------------------------------------------
                            December 31, 1999      September 30, 1999         June 30, 1999          March 31, 1999
                         ----------------------- ----------------------- ----------------------- -----------------------
                          Number      Dollar      Number      Dollar      Number      Dollar      Number      Dollar
                         of Loans     Amount     of Loans     Amount     of Loans     Amount     of Loans     Amount
                         --------     ------     --------     ------     --------     ------     --------     ------
Portfolio...............  44,644  $3,402,635,488  38,004  $2,912,312,730  32,196  $2,464,264,515  29,364  $2,078,601,405
Delinquency percentage
30-59 days..............   1.30%      1.30%        1.95%      1.88%       1.56%        1.57%       1.42%      1.52%
60-89 days..............   0.85%      0.82%        0.87%      0.90%       0.69%        0.66%       0.59%      0.66%
90 days or more.........   4.96%      5.18%        4.60%      4.76%       4.44%        4.86%       4.36%      5.09%
                          ------  --------------  ------  --------------  ------  --------------  ------  --------------
Total...................   7.11%      7.30%        7.42%      7.54%       6.69%        7.09%       6.37%      7.27%
                          ======  ==============  ======  ==============  ======  ==============  ======  ==============

   The delinquency percentage represents the number or principal balance of mortgage loans with payments contractually past due for at least 30 days. The delinquency percentage for 90 days or more also includes properties in foreclosure, delinquent bankruptcies and real estate owned.

                       Description of the Mortgage Loans

General

   The statistical information presented in this prospectus supplement only covers the initial mortgage loans that will be included in the trust. All information--including weighted averages, percentages and mortgage loan data-- in this section is as of the cut-off date and is computed based upon the cut-off date pool principal balance, unless otherwise specified, and pertains only to the initial mortgage loans.

   The mortgage loans are divided into two loan groups. As of the cut-off date, loan group 1 consisted of 4,215 mortgage loans with fixed interest rates and loan group 2 consisted of 1,214 mortgage loans with adjustable interest rates. Interest will be calculated on the mortgage loans on the basis of a 360-day year and twelve 30-day months. The loan group 1 principal balance on any date and the loan group 2 principal balance on any date will be equal to the aggregate of the principal balances of all mortgage loans in loan group 1 and loan group 2, respectively, on that date.

   All of the mortgage loans are evidenced by promissory or mortgage notes secured by deeds of trust or mortgages on the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of one- to four-family residential properties. The mortgaged properties may be owner occupied, which includes second and vacation homes, or non-owner occupied.

   As of the cut-off date, the mortgage pool consisted of 5,429 initial mortgage loans with an aggregate principal balance of $407,757,774.62. The principal balance of a mortgage loan that is not a liquidated mortgage loan on any day is equal to its cut-off date principal balance minus all collections applied in reduction of the cut-off date principal balance of the mortgage loan. The pool principal balance on any day is the aggregate of the principal balances of all the mortgage loans on that day. The mortgage pool consists of closed-end, fixed and adjustable rate mortgage loans with remaining terms to stated maturity of not more than 360 months, including both fully amortizing and balloon loans. Approximately 93.88% of the mortgage loans are secured by first lien mortgages on the mortgaged properties and 6.12% are secured by second liens on the mortgaged properties. Approximately 0.30% of the initial mortgage loans were 30 to 59 days delinquent. No mortgage loan was more than 59 days delinquent, assuming for purposes of this calculation, that all months have 30 days. The average principal balance of the initial mortgage loans was $75,107.34, the minimum principal balance was $6,292.34, and the maximum principal balance was $1,540,945.60. Interest on each initial mortgage loan is payable monthly on its outstanding principal balance at the rate per annum specified in the related mortgage note. The minimum interest rate on the initial mortgage loans and the maximum interest rate on the initial mortgage loans were 7.00% and 15.99% per annum, respectively, and the weighted average interest rate on the initial mortgage loans was 11.05% per annum. The combined-loan-to-value ratio of each initial mortgage loan, computed on the date that the loan was originated, did not exceed 100%. The weighted average combined loan-to-value ratio of the initial mortgage loans was 76.72%. Approximately 23.64% of the initial mortgage loans are balloon loans. Each initial mortgage loan made its first monthly payment during or after June 1, 1996. The remaining terms to stated maturity of the initial mortgage loans range from 35 months to 360 months and the weighted average remaining term to stated maturity of the initial mortgage loans is 288 months.

   The mortgage loans provide that interest is charged to the borrowers, and payments are due from the borrowers, on a scheduled day of each month that is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

   Set forth below is information as of the cut-off date regarding the loan group 1 initial mortgage loans and the loan group 2 initial mortgage loans. Prior to the closing date, some of the initial mortgage loans for which information is presented herein may be removed from either loan group and other mortgage loans with similar characteristics may be substituted. The seller believes that the information set forth herein with respect to the initial mortgage loans as presently constituted is representative of the initial mortgage loans as they will be constituted at the closing date, although certain characteristics of such mortgage loans may vary but any such variance will not be material.

Loan Group 1 Statistics

   The sum of the columns below may not equal the total indicated due to rounding. All information--including weighted averages, percentages and mortgage loan data--in this section is as of the cut-off date and is computed based upon the cut-off date loan group principal balance, unless otherwise specified and pertains only to the loan group 1 initial mortgage loans.

   As of the cut-off date, the initial mortgage loans in loan group 1 consisted of 4,215 loans, and the related mortgaged properties were located in 46 states and the District of Columbia. The initial mortgage loans in loan group 1 had an aggregate principal balance of $286,100,745.73, the maximum principal balance of any of the initial mortgage loans in loan group 1 was $938,131.41, the minimum principal balance was $6,292.34 and the principal balance of the initial mortgage loans averaged $67,876.81. The interest rates on the initial mortgage loans in loan group 1 ranged from 7.25% per annum to 15.99% per annum, and the weighted average interest rate for the initial mortgage loans in loan group 1 was 11.16% per annum. The original term to stated maturity for each initial mortgage loan in loan group 1 ranged from 45 months to 360 months, the weighted average original term to stated maturity was 261 months, the remaining term to stated maturity ranged from 35 months to 360 months, the weighted average remaining term to stated maturity was 259 months and the combined-loan-to-value-ratio ranged from 11.76% to 100.00% with a weighted average combined-loan-to-value-ratio of 76.09%. Each initial mortgage loan in loan group 1 made its first monthly payment during or after June 1998. Approximately 91.83% and 8.17% of the initial mortgage loans in loan group 1 were secured by first and second liens, respectively. Approximately 66.30% of the initial mortgage loans in loan group 1 require monthly payments that will fully amortize the mortgage loans by their respective maturity dates, and 33.70% of the initial mortgage loans in loan group 1 are balloon loans. The remaining terms to stated maturity of the balloon loans ranged from 117 months to 180 months and the weighted average remaining term to maturity of the balloon loans was 178 months.

                               Principal Balances
                                  Loan Group 1
                             Initial Mortgage Loans

                                  Number of    Cut-off Date         % of
                                 Loan Group 1  Loan Group 1     Cut-off Date
                                   Initial        Initial       Loan Group 1
Range of Cut-Off Date              Mortgage      Principal         Initial
 Principal Balances ($)             Loans         Balance     Principal Balance
-----------------------          ------------ --------------- -----------------
        0.01 -  50,000.00.......    1,870     $ 65,653,922.32       22.95%
  50,000.01 - 100,000.00........    1,681      116,895,184.23       40.86
 100,000.01 - 150,000.00........      414       49,445,741.70       17.28
 150,000.01 - 200,000.00........      137       23,522,770.02        8.22
 200,000.01 - 250,000.00........       61       13,676,218.60        4.78
 250,000.01 - 300,000.00........       28        7,698,711.69        2.69
 300,000.01 - 350,000.00........       13        4,155,844.48        1.45
 350,000.01 - 400,000.00........        7        2,610,404.63        0.91
 400,000.01 - 450,000.00........        1          426,123.67        0.15
 450,000.01 - 500,000.00........        1          499,903.61        0.17
 550,000.01 - 600,000.00........        1          577,789.37        0.20
 900,000.01 - 950,000.00........        1          938,131.41        0.33
                                    -----     ---------------      ------
  Total.........................    4,215     $286,100,745.73      100.00%
                                    =====     ===============      ======

                        Geographic Distribution By State
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
State                         Mortgage Loans Principal Balance Principal Balance
-----                         -------------- ----------------- -----------------
Alabama......................       277       $ 15,448,840.55          5.40%
Arizona......................        14          1,400,711.12          0.49
Arkansas.....................        72          3,990,705.99          1.39
California...................        83          6,768,193.27          2.37
Colorado.....................        50          5,045,673.11          1.76
Connecticut..................        31          2,436,594.26          0.85
Delaware.....................         8            739,679.66          0.26
District of Columbia.........         2            626,456.72          0.22
Florida......................       263         18,357,452.49          6.42
Georgia......................       191         14,520,807.19          5.08
Idaho........................        10            753,106.31          0.26
Illinois.....................       181         13,695,195.66          4.79
Indiana......................       180          9,741,877.14          3.41
Iowa.........................        18            921,422.57          0.32
Kansas.......................        11            567,757.08          0.20
Kentucky.....................        62          3,502,099.51          1.22
Louisiana....................       254         13,589,894.88          4.75
Maine........................         3            256,330.20          0.09
Maryland.....................        71          6,405,259.02          2.24
Massachusetts................        56          4,389,644.36          1.53
Michigan.....................       246         14,665,177.25          5.13
Minnesota....................        32          2,391,488.29          0.84
Mississippi..................       100          4,683,874.86          1.64
Missouri.....................       109          6,450,066.92          2.25
Montana......................         4            235,889.94          0.08
Nebraska.....................        20          1,274,650.40          0.45
Nevada.......................         9            502,622.04          0.18
New Hampshire................         9            685,005.01          0.24
New Jersey...................       131         14,422,271.36          5.04
New Mexico...................         5            378,359.46          0.13
New York.....................       186         17,607,737.00          6.15
North Carolina...............       166         14,069,421.09          4.92
North Dakota.................         2             95,793.63          0.03
Ohio.........................       329         19,478,337.35          6.81
Oklahoma.....................        22            921,500.22          0.32
Oregon.......................        17          1,679,815.07          0.59
Pennsylvania.................       132          8,794,378.95          3.07
Rhode Island.................         7            573,881.33          0.20
South Carolina...............       213         12,813,173.50          4.48
Tennessee....................       163         10,808,452.14          3.78
Texas........................       210         13,684,175.52          4.78
Utah.........................        19          1,480,953.60          0.52
Vermont......................         1             63,909.00          0.02
Virginia.....................        62          4,463,731.47          1.56
Washington...................        29          2,343,252.61          0.82
West Virginia................       102          5,857,350.65          2.05
Wisconsin....................        53          2,517,775.98          0.88
                                  -----       ---------------       -------
Total........................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       =======

------------
The geographic distribution by state is determined by property address in the related mortgage.

                         Combined Loan-To-Value Ratios
                                  Loan Group 1
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 1    Loan Group 1        Date Loan
Combined Loan-to-              Initial          Initial       Group 1 Initial
Value Ratio (%)             Mortgage Loans Principal Balance Principal Balance
-----------------           -------------- ----------------- -----------------
10.01 - 20.00..............        18       $    466,084.12         0.16%
20.01 - 30.00..............        41          1,409,020.58         0.49
30.01 - 40.00..............        78          3,196,257.99         1.12
40.01 - 50.00..............       136          5,918,112.61         2.07
50.01 - 60.00..............       225         13,151,747.49         4.60
60.01 - 70.00..............       569         34,411,748.71        12.03
70.01 - 80.00..............     2,139        148,672,610.70        51.97
80.01 - 90.00..............     1,002         78,539,902.50        27.45
90.01 - 100.00.............         7            335,261.03         0.12
                                -----       ---------------       ------
  Total....................     4,215       $286,100,745.73       100.00%
                                =====       ===============       ======

------------
With respect to each initial mortgage loan, the combined loan-to-value ratios shown above are equal to:

(1) the sum of (a) the original principal balance of the initial mortgage loan at the date of origination plus (b) the remaining balance of any senior lien(s) at the date of origination of the initial mortgage loan, divided by
(2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the initial mortgage loan or (b) the purchase price of the mortgaged property if the proceeds of the initial mortgage loan are used to purchase the mortgaged property.

                                 Lien Position
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of  Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
Lien Position                 Mortgage Loans Principal Balance Principal Balance
-------------                 -------------- ----------------- -----------------
First........................     3,689       $262,732,671.69        91.83%
Second.......................       526         23,368,074.04         8.17
                                  -----       ---------------       ------
  Total......................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       ======

                             Second Mortgage Ratios
                                  Loan Group 1
                             Initial Mortgage Loans

                                 Number of      Cut-off Date      % of Cut-off
                                Loan Group 1    Loan Group 1        Date Loan
                                  Initial          Initial       Group 1 Initial
Second Mortgage Ratio (%)      Mortgage Loans Principal Balance Principal Balance
-------------------------      -------------- ----------------- -----------------
 0.01 - 10.00.................        5        $    82,884.61          0.35%
10.01 - 20.00.................       99          3,329,834.87         14.25
20.01 - 30.00.................      193          7,773,853.46         33.27
30.01 - 40.00.................      126          6,027,862.84         25.80
40.01 - 50.00.................       59          3,789,693.41         16.22
50.01 - 60.00.................       25          1,238,582.63          5.30
60.01 - 70.00.................       10            578,289.65          2.47
70.01 - 80.00.................        5            336,857.97          1.44
80.01 - 90.00.................        4            210,214.60          0.90
                                    ---        --------------        ------
  Total.......................      526        $23,368,074.04        100.00%
                                    ===        ==============        ======

------------
The second mortgage ratios apply only to initial mortgage loans in loan group 1 in a second lien position. With respect to each initial mortgage loan in a second lien position, the second mortgage ratios shown above are equal to the original principal balance of the initial mortgage loan at the date of origination, divided by the sum of (a) the original principal balance of the initial mortgage loan at the date of origination and (b) the remaining balance of the senior lien at the date of origination of the initial mortgage loan.

                                 Interest Rates
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
Interest Rates (%)            Mortgage Loans Principal Balance Principal Balance
------------------            -------------- ----------------- -----------------
 7.01 - 7.50.................         2       $  1,039,902.89         0.36%
 7.51 - 8.00.................         5            688,005.71         0.24
 8.01 - 8.50.................        23          2,242,960.29         0.78
 8.51 - 9.00.................       106          9,150,170.01         3.20
 9.01 - 9.50.................       178         15,605,084.55         5.45
 9.51 - 10.00................       371         28,927,724.72        10.11
10.01 - 10.50................       423         31,056,108.27        10.85
10.51 - 11.00................       705         50,103,611.51        17.51
11.01 - 11.50................       582         38,345,204.86        13.40
11.51 - 12.00................       754         48,844,261.92        17.07
12.01 - 12.50................       460         27,799,716.72         9.72
12.51 - 13.00................       315         17,426,287.58         6.09
13.01 - 13.50................       127          6,786,275.79         2.37
13.51 - 14.00................        97          4,872,178.31         1.70
14.01 - 14.50................        22            997,547.08         0.35
14.51 - 15.00................        34          1,888,240.73         0.66
15.01 - 15.50................         6            205,550.63         0.07
15.51 - 16.00................         5            121,914.16         0.04
                                  -----       ---------------       ------
  Total......................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       ======

                      Remaining Months to Stated Maturity
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
Remaining Term to                Initial          Initial       Group 1 Initial
Stated Maturity (months)      Mortgage Loans Principal Balance Principal Balance
------------------------      -------------- ----------------- -----------------
  1 -  90....................        10       $    255,780.91         0.09%
 91 - 120....................       131          4,739,961.04         1.66
121 - 150....................         1             44,800.31         0.02
151 - 180....................     2,052        133,242,721.15        46.57
211 - 240....................       444         24,875,809.75         8.69
241 - 300....................        20          1,322,183.31         0.46
301 - 360....................     1,557        121,619,489.26        42.51
                                  -----       ---------------       ------
  Total......................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       ======

                            Months Since Origination
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
Months Since Origination      Mortgage Loans Principal Balance Principal Balance
------------------------      -------------- ----------------- -----------------
0 - 11.......................     4,196       $284,377,754.40        99.40%
12 - 23......................        19          1,722,991.33         0.60
                                  -----       ---------------       ------
  Total......................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       ======

                                 Property Type
                                  Loan Group 1
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 1    Loan Group 1        Date Loan
                               Initial          Initial       Group 1 Initial
Property Type               Mortgage Loans Principal Balance Principal Balance
-------------               -------------- ----------------- -----------------
Single Family..............     3,602      $ 242,312,523.48        84.69%
Two-to-Four Family.........       255         18,483,593.22         6.46
Manufactured Housing.......       169          9,229,412.14         3.23
Planned Unit Development
 (PUD).....................        81          8,352,300.39         2.92
Condominium................       105          7,553,833.83         2.64
Row House..................         3            169,082.67         0.06
                                -----      ----------------       ------
  Total....................     4,215      $ 286,100,745.73       100.00%
                                =====      ================       ======

                                Occupancy Status
                                  Loan Group 1
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
Occupancy Status              Mortgage Loans Principal Balance Principal Balance
----------------              -------------- ----------------- -----------------
Owner Occupied...............     3,788       $263,649,992.65        92.15%
Non-Owner Occupied...........       427         22,450,753.08         7.85
                                  -----       ---------------       ------
  Total......................     4,215       $286,100,745.73       100.00%
                                  =====       ===============       ======

Loan Group 2 Statistics

   The sum of the columns below may not equal the total indicated due to rounding. All information--including weighted averages, percentages and mortgage loan data--in this section is as of the cut-off date and is computed based upon the cut-off date loan group principal balance, unless otherwise specified and pertains only to the loan group 2 initial mortgage loans.

   As of the cut-off date, the loan group 2 initial mortgage loans consisted of 1,214 adjustable rate mortgage loans, and the mortgaged properties were located in 44 states and the District of Columbia. The loan group 2 initial mortgage loans had an aggregate principal balance of $121,657,028.89, the maximum principal balance of any of the loan group 2 initial mortgage loans was $1,540,945.60, the minimum principal balance was $11,988.87 and the principal balance of the mortgage loans averaged $100,211.72. The interest rates on the loan group 2 initial mortgage loans ranged from 7.00% per annum to 14.50% per annum, and the weighted average loan rate was 10.81% per annum. The original term to stated maturity of each loan group 2 initial mortgage loan ranged from 240 to 360 months with a weighted average original term to stated maturity of 360 months, the remaining term to stated maturity ranged from 222 months to 360 months, the weighted average remaining term to stated maturity was 358 months and the combined loan-to-value ratio ranged from 13.95% to 97.50% with a weighted average loan-to-value ratio of approximately 78.20%. Approximately 98.70% of the initial mortgage loans in loan group 2 are secured by first liens on the related property. Each loan group 2 initial mortgage loan made its first monthly payment during or after June 1996.

   All of the loan group 2 initial mortgage loans have interest rates which will adjust semi-annually after an initial period during which the interest rate is fixed. The initial period is six months, twenty-four months, thirty-six months or sixty months and the interest rate changes on each change date to equal the sum of:

     (1) the Loan Index and

     (2) the Gross Margin, subject to rounding and to the effects of the periodic cap, the applicable lifetime cap and the applicable lifetime floor.

   "Loan Index" means the average of the interbank offered rate for six-month U.S. dollar denominated deposits in the London market, as published in The Wall Street Journal as of the first business day of the month immediately preceding the month of the interest rate adjustment date. "Gross Margin" means, as to each mortgage loan in loan group 2, the percentage set forth as the margin for such mortgage loan on the mortgage loan schedule.

   The periodic cap generally limits changes in the interest rates for each initial mortgage loan on each change date to 1.00%, except (a) with respect to the first change date for several mortgage loans, the periodic cap may be higher and (b) 194 initial mortgage loans in loan group 2, representing 15.60% of the cut-off date loan group 2 initial principal balance, have periodic caps ranging from 1.50% to 4.20%. The lifetime cap is the maximum interest rate that may be borne by a mortgage loan in loan group 2 over its life. The lifetime floor is the minimum interest rate that may be borne by a mortgage loan in loan group 2 over its life. The mortgage loans in loan group 2 do not negatively amortize. On each change date for a mortgage loan in loan group 2, the monthly payment will be adjusted to an amount which will pay interest at the adjusted interest rate and fully amortize the then outstanding principal balance over its remaining term.

   The weighted average lifetime cap of the loan group 2 initial mortgage loans was approximately 17.73% per annum, with a maximum lifetime cap of 29.75% per annum and a minimum lifetime cap of 12.13% per annum; the weighted average lifetime floor of the loan group 2 initial mortgage loans was approximately 8.93% per annum, with a maximum lifetime floor of 14.18% per annum and a minimum lifetime floor of 2.75% per annum; and the loan group 2 initial mortgage loans had a weighted average Gross Margin of approximately 5.74%. The weighted average number of months to the next change date of the loan group 2 initial mortgage loans is approximately 33 months, with a maximum number of months and a minimum number of months of 53 and 1, respectively.

                               Principal Balances
                                  Loan Group 2
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
Range of                     Loan Group 2    Loan Group 2        Date Loan
Cut-Off Date                   Initial          Initial       Group 2 Initial
Principal Balances ($)      Mortgage Loans Principal Balance Principal Balance
----------------------      -------------- ----------------- -----------------
       0.01 -
    50,000.00..............       240       $  9,292,207.56         7.64%
   50,000.01 -
   100,000.00..............       568         40,663,054.81        33.42
  100,000.01 -
   150,000.00..............       237         28,377,875.06        23.33
  150,000.01 -
   200,000.00..............        78         13,597,985.91        11.18
  200,000.01 -
   250,000.00..............        42          9,392,558.08         7.72
  250,000.01 -
   300,000.00..............        16          4,386,264.48         3.61
  300,000.01 -
   350,000.00..............         9          3,020,491.39         2.48
  350,000.01 -
   400,000.00..............         8          3,047,848.65         2.51
  400,000.01 -
   450,000.00..............         5          2,114,904.56         1.74
  450,000.01 -
   500,000.00..............         2            989,758.98         0.81
  550,000.01 -
   600,000.00..............         4          2,311,195.33         1.90
  600,000.01 -
   650,000.00..............         2          1,240,798.99         1.02
  700,000.01 -
   750,000.00..............         1            749,500.00         0.62
  900,000.01 -
   950,000.00..............         1            931,639.49         0.77
1,500,000.01 -
 1,550,000.00..............         1          1,540,945.60         1.27
                                -----       ---------------       ------
  Total....................     1,214       $121,657,028.89       100.00%
                                =====       ===============       ======

                        Geographic Distribution By State
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
State                         Mortgage Loans Principal Balance Principal Balance
-----                         -------------- ----------------- -----------------
Alabama......................        30       $  3,012,093.37         2.48%
Arkansas.....................         4            353,133.11         0.29
Arizona......................        13          1,735,731.70         1.43
California...................        42          9,367,040.07         7.70
Colorado.....................        33          4,780,221.60         3.93
Connecticut..................        16          2,036,540.48         1.67
Delaware.....................         3            229,625.00         0.19
District of Columbia.........         1            158,960.01         0.13
Florida......................       123         10,887,326.49         8.95
Georgia......................        44          5,168,930.19         4.25
Idaho........................         3            356,165.19         0.29
Illinois.....................        88         11,148,078.68         9.16
Indiana......................        39          2,420,313.82         1.99
Iowa.........................        10            500,936.95         0.41
Kansas.......................         6            400,637.17         0.33
Kentucky.....................        33          2,356,897.35         1.94
Louisiana....................        21          1,612,219.24         1.33
Maryland.....................        24          3,435,207.15         2.82
Massachusetts................         3            703,540.20         0.58
Michigan.....................       123         10,036,740.08         8.25
Minnesota....................        27          2,929,473.23         2.41
Mississippi..................         4            552,579.94         0.45
Missouri.....................        45          3,256,793.30         2.68
Montana......................         5            428,000.00         0.35
Nebraska.....................        12            963,318.16         0.79
Nevada.......................         3            391,273.32         0.32
New Hampshire................         1             86,664.57         0.07
New Jersey...................         8          1,171,720.46         0.96
New Mexico...................         4            470,785.28         0.39
New York.....................        18          1,932,942.64         1.59
North Carolina...............        32          3,193,584.68         2.63
Ohio.........................       114          9,186,605.10         7.55
Oklahoma.....................         2            201,197.33         0.17
Oregon.......................        18          2,698,760.77         2.22
Pennsylvania.................        18          1,644,914.26         1.35
South Carolina...............        77          6,051,438.46         4.97
Tennessee....................        36          2,596,228.34         2.13
Texas........................        32          3,123,009.87         2.57
Utah.........................        15          1,534,609.72         1.26
Vermont......................         1             53,028.85         0.04
Virginia.....................        21          1,658,495.96         1.36
Washington...................        23          2,967,087.14         2.44
West Virginia................         5            524,471.33         0.43
Wisconsin....................        33          3,242,249.95         2.67
Wyoming......................         1             97,458.38         0.08
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

------------
The geographic distribution by state is determined by property address in the related mortgage.

                         Combined Loan-to-Value Ratios
                                  Loan Group 2
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 2    Loan Group 2        Date Loan
Combined Loan-to-              Initial          Initial       Group 2 Initial
Value Ratio (%)             Mortgage Loans Principal Balance Principal Balance
-----------------           -------------- ----------------- -----------------
10.01 - 20.00..............         1       $     29,964.11         0.02%
20.01 - 30.00..............         3            109,909.74         0.09
30.01 - 40.00..............         8            320,883.65         0.26
40.01 - 50.00..............        18          1,178,165.63         0.97
50.01 - 60.00..............        30          2,866,669.79         2.36
60.01 - 70.00..............       128         11,552,553.35         9.50
70.01 - 80.00..............       680         66,777,061.68        54.89
80.01 - 90.00..............       344         38,695,508.55        31.81
90.01 - 100.00.............         2            126,312.39         0.10
                                -----       ---------------       ------
  Total....................     1,214       $121,657,028.89       100.00%
                                =====       ===============       ======

------------
With respect to each initial mortgage loan, the combined loan-to-value ratios shown above are equal to:

(1) the sum of (a) the original principal balance of the initial mortgage loan at the date of origination plus (b) the remaining balance of any senior lien(s) at the date of origination of the initial mortgage loan, divided by
(2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the initial mortgage loan or (b) the purchase price of the mortgaged property if the proceeds of the initial mortgage loan are used to purchase the mortgaged property.

                                 Lien Position
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of  Cut-off
                               Loan Group 1    Loan Group 1        Date Loan
                                 Initial          Initial       Group 1 Initial
Lien Position                 Mortgage Loans Principal Balance Principal Balance
-------------                 -------------- ----------------- -----------------
First........................     1,192       $120,069,824.53        98.70%
Second.......................        22          1,587,204.36         1.30
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                 Interest Rates
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Interest Rates (%)            Mortgage Loans Principal Balance Principal Balance
------------------            -------------- ----------------- -----------------
 6.51 - 7.00.................         1       $  1,540,945.60         1.27%
 7.01 - 8.00.................         1            131,569.39         0.11
 8.01 - 8.50.................         9          1,169,921.47         0.96
 8.51 - 9.00.................        29          3,151,290.00         2.59
 9.01 - 9.50.................        64          7,517,209.35         6.18
 9.51 - 10.00................       151         15,544,297.74        12.78
10.01 - 10.50................       169         17,467,821.38        14.36
10.51 - 11.00................       262         27,814,049.38        22.86
11.01 - 11.50................       193         17,992,911.88        14.79
11.51 - 12.00................       170         15,561,258.47        12.79
12.01 - 12.50................       100          8,011,567.32         6.59
12.51 - 13.00................        50          4,345,606.63         3.57
13.01 - 13.50................        10          1,020,212.56         0.84
13.51 - 14.00................         3            253,136.55         0.21
14.01 - 14.50................         2            135,231.17         0.11
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                            Months Since Origination
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Months Since Origination      Mortgage Loans Principal Balance Principal Balance
------------------------      -------------- ----------------- -----------------
 0-11........................     1,199       $120,108,059.82        98.73%
12-23........................        14          1,472,129.45         1.21
36-47........................         1             76,839.62         0.06
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                 Property Type
                                  Loan Group 2
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 2    Loan Group 2        Date Loan
                               Initial          Initial       Group 2 Initial
Property Type               Mortgage Loans Principal Balance Principal Balance
-------------               -------------- ----------------- -----------------
Single-Family..............     1,001       $ 98,378,299.26        80.87%
Planned Unit Development
 (PUD).....................        36          6,640,214.89         5.46
Two- to Four-Family........        65          6,340,478.71         5.21
Manufactured Housing.......        62          4,606,994.96         3.79
Condominium................        47          3,997,758.95         3.29
Row House..................         3          1,693,282.12         1.39
                                -----       ---------------       ------
  Total....................     1,214       $121,657,028.89       100.00%
                                =====       ===============       ======

                                Occupancy Status
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Occupancy Status              Mortgage Loans Principal Balance Principal Balance
----------------              -------------- ----------------- -----------------
Owner Occupied...............     1,100       $113,692,536.87        93.45%
Non-Owner Occupied...........       114          7,964,492.02         6.55
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                  Gross Margin
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Margin (%)                    Mortgage Loans Principal Balance Principal Balance
----------                    -------------- ----------------- -----------------
2.001 - 3.000................         3       $  2,020,632.04         1.66%
3.001 - 4.000................         2            157,440.14         0.13
4.001 - 5.000................       358         32,170,661.07        26.44
5.001 - 6.000................       533         55,688,259.94        45.77
6.001 - 7.000................       210         21,356,543.90        17.55
7.001 - 8.000................        82          8,320,573.43         6.84
8.001 - 9.000................        20          1,312,480.06         1.08
9.001 - 10.000...............         6            630,438.31         0.52
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                 Initial Period
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Initial Period (months)       Mortgage Loans Principal Balance Principal Balance
-----------------------       -------------- ----------------- -----------------
6............................         8       $    666,683.49         0.55%
24...........................        78          8,008,284.53         6.58
36...........................     1,127        111,441,115.27        91.60
60...........................         1          1,540,945.60         1.27
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                       Periodic Cap For First Change Date
                                  Loan Group 2
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 2    Loan Group 2        Date Loan
Periodic Cap For First         Initial          Initial       Group 2 Initial
Change Date (%)             Mortgage Loans Principal Balance Principal Balance
----------------------      -------------- ----------------- -----------------
0.001 - 1.000..............       928       $ 91,896,000.71        75.54%
1.001 - 2.000..............        85          9,110,556.36         7.49
2.001 - 3.000..............       199         20,410,071.82        16.78
3.001>=....................         2            240,400.00         0.20
                                -----       ---------------       ------
  Total....................     1,214       $121,657,028.89       100.00%
                                =====       ===============       ======

                    Periodic Cap Following First Change Date
                                  Loan Group 2
                             Initial Mortgage Loans

                              Number of      Cut-off Date      % of Cut-off
                             Loan Group 2    Loan Group 2        Date Loan
Periodic Cap Following         Initial          Initial       Group 2 Initial
First Change Date (%)       Mortgage Loans Principal Balance Principal Balance
----------------------      -------------- ----------------- -----------------
0.001 - 1.000..............     1,019       $102,601,974.19        84.34%
1.001 - 2.000..............        85          8,680,807.12         7.14
2.001 - 3.000..............       109         10,272,247.58         8.44
3.001>=....................         1            102,000.00         0.08
                                -----       ---------------       ------
  Total....................     1,214       $121,657,028.89       100.00%
                                =====       ===============       ======

                         Next Interest Rate Change Date
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Next Change Date              Mortgage Loans Principal Balance Principal Balance
----------------              -------------- ----------------- -----------------
April, 2000..................         1       $     64,159.32         0.05%
May, 2000....................         3            192,567.52         0.16
June, 2000...................         2            194,471.32         0.16
July, 2000...................         3            160,221.39         0.13
August, 2000.................         1             88,957.85         0.07
September, 2000..............         4            490,294.86         0.40
October, 2000................         1            377,137.75         0.31
February, 2001...............         1             68,692.92         0.06
May, 2001....................         1             34,735.65         0.03
August, 2001.................         2            314,933.38         0.26
September, 2001..............         5            588,662.69         0.48
October, 2001................        14          1,541,178.01         1.27
November, 2001...............         6            482,182.45         0.40
December, 2001...............        18          1,711,027.70         1.41
January, 2002................        23          2,365,970.28         1.94
February, 2002...............         5            299,773.40         0.25
March, 2002..................         2            194,000.00         0.16
August, 2002.................         3            415,324.06         0.34
September, 2002..............         4            169,770.84         0.14
October, 2002................         5            527,911.05         0.43
November, 2002...............        24          2,623,745.38         2.16
December, 2002...............       112         10,022,576.89         8.24
January, 2003................       395         39,828,782.42        32.74
February, 2003...............       419         41,571,474.16        34.17
March, 2003..................       159         15,787,532.00        12.98
August, 2004.................         1          1,540,945.60         1.27
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                  Lifetime Cap
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Lifetime Cap (%)              Mortgage Loans Principal Balance Principal Balance
----------------              -------------- ----------------- -----------------
12.001 - 12.500..............         1        $    25,885.51         0.02%
12.501 - 13.000..............         1             94,372.93         0.08
13.501 - 14.000..............         2          1,672,514.99         1.37
14.001 - 14.500..............         4            494,914.63         0.41
14.501 - 15.000..............         4            311,947.66         0.26
15.001 - 15.500..............        21          2,542,837.46         2.09
15.501 - 16.000..............        49          5,076,048.10         4.17
16.001 - 16.500..............        64          7,472,108.34         6.14
16.501 - 17.000..............       164         17,304,441.93        14.22
17.001 - 17.500..............       176         17,941,769.91        14.75
17.501 - 18.000..............       241         25,013,090.04        20.56
18.001 - 18.500..............       177         16,301,331.41        13.40
18.501 - 19.000..............       149         13,846,620.25        11.38
19.001 - 19.500..............        95          7,733,008.15         6.36
19.501 - 20.000..............        44          3,683,554.78         3.03
20.001 - 20.500..............         9            953,058.90         0.78
20.501 - 21.000..............         2            205,154.17         0.17
21.001 - 21.500..............         1             66,476.61         0.05
24.501 - 25.000..............         8            714,320.39         0.59
25.501 - 26.000..............         1            134,879.81         0.11
26.501 - 30.000..............         1             68,692.92         0.06
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

                                 Lifetime Floor
                                  Loan Group 2
                             Initial Mortgage Loans

                                Number of      Cut-off Date      % of Cut-off
                               Loan Group 2    Loan Group 2        Date Loan
                                 Initial          Initial       Group 2 Initial
Lifetime Floor (%)            Mortgage Loans Principal Balance Principal Balance
------------------            -------------- ----------------- -----------------
2.501 - 3.000................         2        $ 1,672,514.99         1.37%
4.001 - 4.500................        10          1,045,835.92         0.86
4.501 - 5.000................        93          8,589,134.17         7.06
5.001 - 5.500................       122         13,419,114.47        11.03
5.501 - 6.000................        65          6,565,092.99         5.40
6.001 - 6.500................        49          5,068,033.35         4.17
6.501 - 7.000................        45          4,684,552.93         3.85
7.001 - 7.500................        13          1,824,936.34         1.50
7.501 - 8.000................        11          1,081,372.95         0.89
8.001 - 8.500................        16          1,519,360.03         1.25
8.501 - 9.000................        21          2,242,248.94         1.84
9.001 - 9.500................        42          4,770,744.98         3.92
9.501 - 10.000...............       110         10,956,368.06         9.01
10.001 - 10.500..............       121         13,110,351.14        10.78
10.501 - 11.000..............       175         18,755,430.04        15.42
11.001 - 11.500..............       119         10,305,924.06         8.47
11.501 - 12.000..............        99          8,619,424.44         7.09
12.001 - 12.500..............        61          4,636,099.81         3.81
12.501 - 13.000..............        31          2,076,732.33         1.71
13.001 - 13.500..............         6            447,997.96         0.37
13.501 - 14.000..............         2            199,282.38         0.16
14.001 - 14.500..............         1             66,476.61         0.05
                                  -----       ---------------       ------
  Total......................     1,214       $121,657,028.89       100.00%
                                  =====       ===============       ======

Conveyance of Subsequent Mortgage Loans

   The pooling and servicing agreement permits the trust to acquire during the funding period up to approximately $131,899,254.27 and $75,342, 971.11 aggregate principal balance of subsequent mortgage loans for loan group 1 and loan group 2, respectively. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

   The obligation of the trust to purchase subsequent mortgage loans during the funding period is subject to the following requirements, any of which requirements may be waived or modified in any respect by the certificate insurer:

  (i) such subsequent mortgage loan may not be 30 or more days contractually delinquent as of its cut-off date;

  (ii) the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years for fully amortizing loans or 15 years for "Balloon Loans";

  (iii) such subsequent mortgage loan will not have a Loan Rate less than 7.25% per annum for loan group 1 and 7.00% per annum for loan group 2; and

  (iv) such subsequent mortgage loan will be otherwise acceptable to the Certificate Insurer.

   Following the purchase of such subsequent mortgage loans by the trust for loan group 1, the mortgage loans in loan group 1, including the subsequent mortgage loans, will have the following characteristics:

  .  a weighted average loan rate of at least 11.10% per annum;

  . a weighted average remaining term to stated maturity of less than 265 months;

  .  a weighted average CLTV of not more than 77.00%

  . no more than 34.00% of the mortgage loans by aggregate cut-off date principal balance for loan group 1 will be balloon loans;

  . no more than 7.25% of the mortgage loans by aggregate cut-off date principal balance for loan group 1 will be concentrated in one state;

  . no more than 8.10% of the mortgage loans by aggregate cut-off date principal balance for loan group 1 will relate to non-owner occupied properties; and

  . no more than 8.50% of the mortgage loans by aggregate cut-off date principal balance for loan group 1 will be secured by mortgages in a second lien position.

   Following the purchase of such subsequent mortgage loans by the trust for loan group 2, the mortgage loans in loan group 2, including such subsequent mortgage loans, will have the following characteristics:

  .  a weighted average loan rate of at least 10.60% per annum;

  . a weighted average remaining term to stated maturity of less than 360 months;

  .  a weighted average CLTV of not more than 79.00%

  . no more than 10.00% of the mortgage loans by aggregate cut-off date principal balance for loan group 2 will be concentrated in one state;

  . no more than 7.00% of the mortgage loans by aggregate cut-off date principal balance for loan group 2 will relate to non-owner occupied properties; and

  . no more than 1.50% of the mortgage loans by aggregate cut-off principal balance for loan group 2 will be secured by mortgages in a second lien position.

                      Prepayment and Yield Considerations

General

   The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments. For this purpose, principal prepayments include prepayments from refinancings, liquidations of mortgage loans due to defaults, occurrences of casualty events and condemnation and repurchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. However, approximately 69.11% of the initial mortgage loans by initial pool principal balance as of the cut-off date are subject to prepayment penalties that vary from jurisdiction to jurisdiction. These prepayment fees may affect a mortgagor's decision to prepay a mortgage loan.

Prepayment Considerations

   Prepayments, liquidations, and purchases of the mortgage loans in a loan group--including any optional purchase by the seller of the remaining mortgage loans in connection with the termination of the trust and any payment under the certificate insurance policy of the Class A principal balance on the final distribution date--will result in distributions on the related Class A Certificates of principal amounts that would otherwise be distributed over their remaining terms. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, we cannot assure you about the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a certificate is purchased at a discount or premium, and the degree to which the timing of payments on it is sensitive to prepayments, liquidations and purchases of the mortgage loans.

   We cannot predict the rate of prepayment on the mortgage loans. We are not aware of any publicly available studies or statistics on the rate of prepayment on home equity loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on loans. All of the mortgage loans contain due-on-sale provisions, and the master servicer is required by the pooling and servicing agreement to enforce these provisions unless enforcement is not permitted by applicable law. The enforcement of a due-on-sale provision will have the same effect as a prepayment of a mortgage loan. See "Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

   As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, such as the mortgage loans in loan group 1, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans to realize the benefits of a lower market rate. Depending on prevailing market rates, the future outlook for market rates, and economic conditions generally, some mortgagors may sell or refinance mortgaged properties to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

   All of the loan group 2 initial mortgage loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to lock in a lower fixed interest rate.

The Class A-2 Certificates

   The yield to investors on the Class A-2 Certificates will be sensitive to, among other things, the level of one-month LIBOR. The certificate rate for the Class A-2 Certificates may in no event exceed the weighted average loan rate for loan group 2, which depends in large part on the interest rates in loan group 2 in effect on the first day of the month preceding the month of a distribution date. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which may result in faster prepayments of mortgage loans with relatively higher interest rates resulting in a lower weighted average loan rate for loan group
2. Although substantially all of the mortgage loans in loan group 2 bear interest at an adjustable rate based upon the Loan Index after an initial period, this rate is subject to a periodic rate cap and a lifetime cap. If the Loan Index changes substantially between change dates, the adjusted interest rate on the related mortgage loan may not equal the Loan Index plus the related Gross Margin due to the constraint of these caps. If this were to occur, the interest rate would be less than would have been the case in the absence of these caps. In addition, the interest rate applicable to any change date will be based on the Loan Index most recently announced as of the first business day of the month immediately preceding the month of the applicable change date. Thus, if the value of the Loan Index rises, the lag in time before the corresponding interest rate increases will, all other things being equal, slow the upward adjustment of the weighted average loan rate for loan group 2. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the periodic rate cap on their first change date. See "Description of the Mortgage Loans" herein.

   Although the interest rates on the mortgage loans in loan group 2 are subject to adjustment after an initial period, the interest rates adjust less frequently than the certificate rate for the Class A-2 Certificates. Substantially all of the mortgage loans in loan group 2 adjust by reference to the Loan Index. Changes in the level of one-month LIBOR may not correlate with changes in the Loan Index and may not correlate with prevailing interest rates. It is possible that an increased level of the one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments. This would have the effect of reducing the weighted average life of the Class A-2 Certificates.

Mandatory Prepayment

   During the funding period, it is expected that up to $131,899,254.27 and $75,342,971.11 of subsequent mortgage loans will be transferred to the trust for loan group 1 and loan group 2, respectively. If less than these amounts of subsequent mortgage loans are transferred to the trust for a loan group, the Class A Certificates relating to this loan group will receive an additional distribution allocable to principal on the distribution date immediately following the end of the funding period. This distribution of principal will equal the excess of:

  .  $131,899,254.27 in the case of loan group 1, and $75,342,971.11 in the case of loan group 2, over

  . the aggregate cut-off date principal balances of the subsequent mortgage loans for that loan group.

   Although no assurances can be given, Provident intends that the principal amount of mortgage loans in each loan group at the end of the funding period will substantially equal the related Class A principal balance as of that date. Accordingly, there should be no material principal prepayment to the certificateholders due to a lack of subsequent mortgage loans.

Weighted Average Lives

   Generally, greater than anticipated prepayments of principal will increase the yield on the Class A Certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and any recoveries on defaulted mortgage loans and foreclosed properties.

   The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar of principal of the certificate is repaid. The weighted average life of any class of Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including final payments made upon the maturity of balloon loans.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. A 100% prepayment assumption (the "Prepayment Assumption") assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 1.455% (precisely 16/11 expressed as a percentage per annum) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 115% Prepayment Assumption assumes prepayment rates equal to 115% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Provident believes that no existing statistics provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

   The tables were prepared on the basis of the assumptions in the following paragraph; therefore, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. These discrepancies may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

   For the purpose of the tables below, it is assumed that:

  . the mortgage loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below (for subsequent mortgage loans, the characteristics are as of the transfer date),

  . the amount of interest accrued on the mortgage loans is reduced by amounts sufficient to pay servicing fees, trustee fees and insurance premiums,

  .  the closing date for the Class A Certificates is March 31, 2000,

  . distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in April 2000 and are made in accordance with the priorities described herein,

  . the scheduled monthly payments of principal and interest on the initial mortgage loans will be timely delivered on the last day of each month with no defaults, commencing in March 2000,

  . with respect to loan group 1 and loan group 2, the related mortgage loans' prepayment rates are a multiple of the Prepayment
     Assumption, as set forth in the "Prepayment Scenarios" table,

  . all prepayments are prepayments in full received on the last day of each month, commencing in March 2000 and include 30 days of interest,

  .  no optional termination is exercised,

  . each class of Class A Certificates has the respective certificate rate and initial Class A principal balance as set forth herein,

  .  the Loan Index for each due period will be 6.371%,

  .  the LIBOR Index for each interest period will be 6.018%,

  . the interest rate for the mortgage loans in loan group 2 is adjusted on its next change date, and on subsequent change dates, if necessary, to equal the sum of the assumed level of the Loan Index and the respective Gross Margin, that sum being subject to the applicable caps and floors, and

  . the certificate insurance policy covers the remaining Class A principal balance on the final distribution date.

                                  Loan Group 1

                               Original     Original    Remaining
                                 Term     Amortization   Term to
                       Loan   to Maturity     Term      Maturity   Amortization
Principal Balance($)  Rate(%) (in months) (in months)  (in months)    Method
--------------------  ------- ----------- ------------ ----------- ------------
   140,847,493.55     11.360      180         360          178       Balloon
     7,203,859.23     10.811      117         117          115         Level
    53,983,786.83     10.862      180         180          178         Level
    38,275,891.49     10.970      243         243          241         Level
   177,688,968.90     11.136      360         360          358         Level

                                  Loan Group 2

                                                                                      Original    Remaining
                                Next                               Initial             Term to     Term to
                       Loan    Change    Gross   Lifetime Lifetime Periodic Periodic  Maturity    Maturity
Principal Balance($)  Rate(%)   Date   Margin(%)  Cap(%)  Floor(%)  Cap(%)   Cap(%)  (in months) (in months)
--------------------  ------- -------- --------- -------- -------- -------- -------- ----------- -----------
    2,538,764.71      10.977   7/01/00   6.293    17.656   8.571    1.274    1.274       356         341
    4,907,121.85      10.318   9/01/01   6.713    16.966   9.502    2.441    1.654       360         353
    7,401,479.14      10.440  12/01/01   6.414    17.273   9.587    2.059    1.625       360         358
   22,280,567.63      10.644  11/01/02   6.065    17.476   8.259    1.766    1.433       360         357
   64,495,000.48      10.717   1/01/03   5.791    17.669   8.771    1.409    1.226       360         358
   67,316,952.29      10.957   2/01/03   5.563    17.869   9.462    1.224    1.098       360         359
   28,060,113.90      10.977   4/01/03   5.364    17.967   8.307    1.143    1.106       360         359

   Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Class A Certificates, and set forth the percentages of the initial Class A principal balance of each class of Class A Certificates that would be outstanding after each of the dates shown at various prepayment rates that are a multiple of the Prepayment Assumption as set forth in the "Prepayment Scenarios" table.

                              Prepayment Scenarios

                                                        Prepayment Scenario
                                                    ---------------------------
Scenario                                             I  II  III IV   V  VI  VII
--------                                            --- --- --- --- --- --- ---
Prepayments on Loan Group I Mortgage Loans.........  50  75 100 125 150 175 200
Prepayments on Loan Group II Mortgage Loans........  50  75 100 125 150 175 200

------------
The prepayments on Loan Group I are expressed as a percentage of 115% the Prepayment Assumption and the prepayments on Loan Group II are expressed as a percentage of 150% of the Prepayment Assumption.

            Percent Of Initial Class A Principal Balance Outstanding
                     At The Following Prepayment Scenarios

                                           Class A-1
                         ----------------------------------------------------------
Distribution Date         I        II      III       IV       V        VI      VII
-----------------        ----     ----     ----     ----     ----     ----     ----
Initial Percent......     100      100      100      100      100      100      100
March 25, 2001.......      91       87       82       78       74       69       65
March 25, 2002.......      79       71       63       55       48       41       35
March 25, 2003.......      69       58       48       39       31       24       19
March 25, 2004.......      61       47       36       27       20       14       10
March 25, 2005.......      53       39       27       19       13        8        5
March 25, 2006.......      46       31       21       13        8        5        3
March 25, 2007.......      40       25       16        9        5        3        1
March 25, 2008.......      34       21       12        7        3        2        1
March 25, 2009.......      30       17        9        5        2        1        0
March 25, 2010.......      26       13        7        3        1        1        0
March 25, 2011.......      22       11        5        2        1        0        0
March 25, 2012.......      19        9        4        1        1        0        0
March 25, 2013.......      16        7        3        1        0        0        0
March 25, 2014.......      13        5        2        1        0        0        0
March 25, 2015.......       7        2        1        0        0        0        0
March 25, 2016.......       6        2        1        0        0        0        0
March 25, 2017.......       5        2        0        0        0        0        0
March 25, 2018.......       4        1        0        0        0        0        0
March 25, 2019.......       3        1        0        0        0        0        0
March 25, 2020.......       3        1        0        0        0        0        0
March 25, 2021.......       2        1        0        0        0        0        0
March 25, 2022.......       2        0        0        0        0        0        0
March 25, 2023.......       1        0        0        0        0        0        0
March 25, 2024.......       1        0        0        0        0        0        0
March 25, 2025.......       1        0        0        0        0        0        0
March 25, 2026.......       1        0        0        0        0        0        0
March 25, 2027.......       0        0        0        0        0        0        0
March 25, 2028.......       0        0        0        0        0        0        0
March 25, 2029.......       0        0        0        0        0        0        0
March 25, 2030.......       0        0        0        0        0        0        0
Weighted Average Life
 to Maturity
 (years)*............    6.89     5.03     3.89     3.14     2.60     2.21     1.91

------------
*The weighted average life of a certificate of any class is determined by:

  . multiplying the amount of each distribution in reduction of the related Class A principal balance by the number of years from the date of issuance of the certificate to the related distribution date,

  .  adding the results, and

  . dividing the sum by the original principal balance of the certificates.

            Percent of Initial Class A Principal Balance Outstanding
                     at the following Prepayment Scenarios

                                                          Class A-2
                                              ----------------------------------
Distribution Date                              I    II  III   IV   V    VI  VII
-----------------                             ---- ---- ---- ---- ---- ---- ----
Initial Percent.............................   100  100  100  100  100  100  100
March 25, 2001..............................    89   83   78   72   67   61   55
March 25, 2002..............................    75   64   54   45   37   29   22
March 25, 2003..............................    63   50   38   28   20   14    9
March 25, 2004..............................    54   38   26   17   11    6    3
March 25, 2005..............................    45   29   18   11    6    3    1
March 25, 2006..............................    38   23   13    7    3    1    1
March 25, 2007..............................    32   17    9    4    2    1    0
March 25, 2008..............................    27   13    6    3    1    0    0
March 25, 2009..............................    23   10    4    2    1    0    0
March 25, 2010..............................    19    8    3    1    0    0    0
March 25, 2011..............................    16    6    2    1    0    0    0
March 25, 2012..............................    14    5    1    0    0    0    0
March 25, 2013..............................    11    4    1    0    0    0    0
March 25, 2014..............................     9    3    1    0    0    0    0
March 25, 2015..............................     8    2    0    0    0    0    0
March 25, 2016..............................     6    2    0    0    0    0    0
March 25, 2017..............................     5    1    0    0    0    0    0
March 25, 2018..............................     4    1    0    0    0    0    0
March 25, 2019..............................     4    1    0    0    0    0    0
March 25, 2020..............................     3    0    0    0    0    0    0
March 25, 2021..............................     2    0    0    0    0    0    0
March 25, 2022..............................     2    0    0    0    0    0    0
March 25, 2023..............................     1    0    0    0    0    0    0
March 25, 2024..............................     1    0    0    0    0    0    0
March 25, 2025..............................     1    0    0    0    0    0    0
March 25, 2026..............................     1    0    0    0    0    0    0
March 25, 2027..............................     0    0    0    0    0    0    0
March 25, 2028..............................     0    0    0    0    0    0    0
March 25, 2029..............................     0    0    0    0    0    0    0
March 25, 2030..............................     0    0    0    0    0    0    0
Weighted Average Life to Maturity (years)*..  6.08 4.13 3.08 2.43 1.99 1.68 1.44

------------
*The weighted average life of a certificate of any class is determined by:

  . multiplying the amount of each distribution in reduction of the related Class A principal balance by the number of years from the date of issuance of the certificate to the related distribution date,

  .  adding the results, and

  . dividing the sum by the original principal balance of the certificates.

                        Description of the Certificates

   The Home Equity Loan Asset-Backed Certificates, Series 2000-1 will be issued pursuant to the pooling and servicing agreement dated as of March 1, 2000, between The Provident Bank, as seller and master servicer, and Norwest Bank Minnesota, National Association, as trustee. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, those sections or defined terms are incorporated by reference into this discussion.

General

   The trust will issue two classes of offered certificates, the Class A-1 Certificates and the Class A-2 Certificates. Each class of Class A Certificates represents the right to receive payments of interest at the certificate rate for its class and payments of principal as described in this prospectus supplement. Delivery of the offered certificates will be made on or about March 31, 2000, which is referred to as the closing date. In addition, the trust will issue four classes of certificates which are not offered, the Class X-1 Certificates, the Class X-2 Certificates and the Class R Certificates. The rights of the holders of the Class X-1 and Class X-2 Certificates to receive distributions of interest with respect to the mortgage loans will be pari passu with the rights of the holders of the Class A-1 and Class A-2 Certificates, respectively. The rights of the holders of the Class R Certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the Class A Certificates and the Class X Certificates. Distributions to holders of the Class R Certificates are expected to be minimal.

   The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000. The Class A Certificates will evidence specified undivided interests in the trust. The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

  . each of the mortgage loans that from time to time are subject to the pooling and servicing agreement;

  . collections on the mortgage loans received on or after the cut-off date, exclusive of interest payments accrued on the mortgage loans during February 2000 and interest due before but received on or after the cut-off date, as described in the pooling and servicing agreement;

  . mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

  . the collection account for the mortgage loan proceeds and the distribution account for the certificates, the net funds cap carryover reserve account, the pre-funding accounts, the capitalized interest accounts and the spread accounts and funds on deposit in these accounts, excluding net earnings on amounts in them;

  .  the certificate insurance policy; and

  . the rights under hazard insurance policies covering the mortgaged properties.

   Each mortgage loan in the trust will be assigned to one of two mortgage loan groups, loan group 1 or loan group 2. The Class A-1 Certificates represent undivided ownership interests in the mortgage loans assigned to loan group 1, all collections on them except interest payments accrued on the mortgage loans during February 2000 and payments of interest due before but received on or after their cut-off date and their proceeds. The Class A-2 Certificates represent undivided ownership interests in the mortgage loans assigned to loan group 2, all collections on them except interest payments accrued on the mortgage loans during February 2000 and payments of interest due before but received on or after their cut-off date and their proceeds.

   The principal amount of a class of Class A Certificates on any distribution date is equal to the applicable Class A principal balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class of Class A Certificates.

   A Class A Certificate's respective percentage interest in the trust on the closing date is equal to the percentage derived by dividing its original principal balance by the original aggregate certificate principal balance of that class.

   The certificates will not be listed on any securities exchange. The certificates represent interests in the trust only and do not represent interests in or obligations of Provident, the trustee or any of their affiliates. Neither the certificates nor the mortgage loans are guaranteed or insured by any governmental agency.

Book-Entry Certificates

   The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their certificates through the Depository Trust Company in the United States, or Cedelbank or the Euroclear System in Europe if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing certificate principal balances of $1,000 and in multiples of $1 in excess of $1,000. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies, and clearing corporations and other participants in DTC, and DTC.

   For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--Foreign Investors" and "-- Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

   Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTCs normal procedures. Each DTC participant will be responsible for disbursing those payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   For further discussion about DTC, the European depositaries, and book-entry procedures see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

   If definitive certificates are issued, they will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the certificate register for the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Assignment of Mortgage Loans

   The sale of the mortgage loans by the seller to the trust will be treated by the seller and the trust as a sale of the mortgage loans. The seller will warrant that the transfer is a sale of its interest in the mortgage loans. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller, may argue that the sale of the mortgage loans by the seller was a pledge of the mortgage loans in connection with a borrowing by the seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

   If the FDIC were appointed receiver or conservator for the seller, the FDIC could exercise legal authority to prevent the trustee from taking any action based solely upon the appointment or insolvency of the seller. For example, the FDIC has the power to enforce contracts of the seller and may have the power to cause the seller to continue to perform the duties of the master servicer. In addition, the FDIC may also prevent the appointment of a successor servicer, or cause the sale or liquidation of the mortgage loans and early retirement of the certificates, notwithstanding instructions of the certificateholders or the certificate insurer to the contrary. The FDIC may void some transfers determined to be fraudulent which occurred prior to the appointment of a receiver or conservator and has the power to repudiate or disaffirm any contract of the seller. In the event of any repudiation or disaffirmance, damages for the repudiation or disaffirmance are limited by statute, and the FDIC as receiver may require the trustee to comply with certain claims procedures. Consequently, payments on the certificates could be delayed or reduced. In addition, the FDIC as conservator or receiver may have the power to transfer to another party all of the seller's rights and obligations with respect to the trust, the certificateholders and the related property.

   The seller believes that even if the FDIC were appointed as a receiver or conservator and a security interest in the mortgage loans were deemed to have been granted, it would not void the security interest in the mortgage loans granted to the trust if:

  . the agreement granting the security interest was undertaken in the ordinary course of business and not in contemplation of the seller's insolvency;

  . the grant of the security interest was not intended to hinder, delay or defraud the seller or its creditors or any Federal banking regulator;

  . the trust, as the secured party, is not an insider or affiliate of the seller;

  . the grant of the security interest and the obligation created under the grant represents a bona fide arms' length transaction;

  . the grant or creation of the security interest was for adequate consideration;

  . the agreement creating the security interest is in writing, approved by the seller's board of directors or loan committee, with the approval reflected in the minutes of the board or agreement;

  . the agreement creating the security interest, since the time of its execution, has been continuously an official record of the seller; and

  .  the security interest is otherwise legally perfected and enforceable.

   This conclusion assumes that the FDIC will abide by its Statement of Policy Regarding Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver, dated March 31, 1993. However, even if the FDIC does not void the security interest of the trust in the mortgage loans, it could still require compliance with the claims procedures and limit the amount recoverable from the mortgage loans or seek to redeem or prepay secured obligations of the seller, to the extent that it recognized a claim for a secured obligation without permitting the sale of the property. If any claim of the trustee or the certificateholders allowed by the FDIC were not satisfied from the mortgage loans, the trustee or the certificateholders would be an unsecured creditor of the seller, entitled to payment on the claim in the same manner as other unsecured creditors. The payment of this claim would follow only after payment of other secured claims, administrative expenses of the receiver and deposit liabilities of the seller.

   On the closing date for the initial mortgage loans and any subsequent transfer date for the subsequent mortgage loans, Provident will transfer to the trust all of its right, title and interest in and to each mortgage loan, the mortgage notes, mortgages and related documents, including all payments received on or with respect to each mortgage loan on or after the applicable cut-off date, exclusive of some interest payments accrued on the mortgage loans during February 2000 and interest payments on the delinquent mortgage loans due prior to the applicable cut-off date and received thereafter. Concurrently with this transfer on the closing date, the trustee will deliver the certificates to Provident. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement and any subsequent transfer agreement. The mortgage loan schedules will include information as to the principal balance of each mortgage loan as of its applicable cut-off date, its interest rate as well as other information.

   Under the terms of the pooling and servicing agreement, Provident will maintain possession of each document comprising the mortgage file other than the mortgage notes. The mortgage notes will be delivered to the trustee on the closing date for each initial mortgage loan or the date of transfer for each subsequent mortgage loan. Assignments of each mortgage will be delivered to the trustee in recordable form within 90 days of the closing date or the transfer date, as applicable. Within 30 days of an Assignment Event, Provident will deliver the remainder of the documents comprising each mortgage file to the trustee and either record the assignment of each mortgage or deliver a legal opinion stating that recordation of an assignment is not necessary to perfect the trust's interest in a mortgage. The trustee will acknowledge the assignment of the mortgage loans to the trust. Provident will agree that the portion of each mortgage file that it holds is for and on behalf of the trustee.

   The trustee will review the mortgage notes within 60 days of the closing date or a subsequent transfer date, as applicable, and the assignments of each mortgage within 180 days of the closing date or a subsequent transfer date, as applicable. If any mortgage note or assignment is found to be defective in any material respect and that defect is not cured within 90 days following notification to the seller, the seller will be obligated to either substitute an eligible substitute mortgage loan for the defective loan or purchase the defective mortgage loan at a price equal to the outstanding principal balance of the defective mortgage loans as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at its interest rate, plus the amount of any unreimbursed Servicing Advances made by the master servicer. However, the substitution of a mortgage loan for a defective mortgage loan is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended. The purchase price will be deposited in the Collection Account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

   Within 60 days of an Assignment Event, the trustee will review the mortgage file, to the extent not previously reviewed, and if any related document is found to be defective in any material respect and that defect is not cured within 90 days following notification to the seller, the seller will be obligated to purchase or substitute the defective mortgage loan in the manner described above. An "Assignment Event" will occur on the 30th day following either the occurrence and continuance of an Event of Default, the reduction of the seller's long-term unsecured debt rating below "Baa2" by Moody's or "BBB" by S&P or the suspension, termination or withdrawal of the seller's long-term unsecured debt rating by Moody's or S&P.

   When substituting a defective mortgage loan with an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution adjustment amount which is equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the eligible substitute mortgage loan.

   Eligible substitute mortgage loans are mortgage loans substituted by the seller for a defective mortgage loan that must, on the date of substitution:

  . have an aggregate outstanding principal balance not greater than the defective mortgage loan and not more than 5% less than the defective mortgage loan;

  . have an interest rate not less than the interest rate of the defective mortgage loan and not more than 1% in excess of the interest rate of the defective mortgage loan;

  . if the defective mortgage loan is an adjustable rate mortgage loan in loan group 2, have an interest rate based on the same index or six-month LIBOR with the next adjustment to the interest rate to be made no later than the next interest rate adjustment date of the defective mortgage loan;

  . if the defective mortgage loan is an adjustable rate mortgage loan in loan group 2, have a Gross Margin that is not less than the Gross Margin of the defective mortgage loan and not more than 1% higher than the Gross Margin for the defective mortgage loan;

  . have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan at the time of transfer to the trust;

  . have a remaining term to maturity not more than 6 months earlier and not later than the remaining term to maturity of the defective mortgage loan;

  . comply with each representation and warranty as to the mortgage loans in the pooling and servicing agreement as of the date of substitution;

  . have an original combined loan-to-value ratio or loan-to-value ratio not greater than that of the defective mortgage loan;

  . if the defective mortgage loan is an adjustable rate mortgage loan in loan group 2, have a lifetime rate cap and a periodic rate cap no lower than the lifetime rate cap and periodic rate cap, respectively, of the defective mortgage loan; and

  . be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

   More than one eligible substitute mortgage loan may be substituted for a defective mortgage loan if the eligible substitute mortgage loans meet the attributes listed above in the aggregate and the substitution is approved in writing in advance by the certificate insurer.

   The seller will make representations and warranties as to the accuracy in all material respects of some of the information furnished to the trustee with respect to each mortgage loan, e.g., cut-off date principal balance and the interest rates applicable to the mortgage loans. In addition, the seller will represent and warrant on the closing date or on each subsequent transfer date that at the time of transfer to the trust, the seller has transferred or assigned all of its interests in each mortgage loan and the related documents, free of any lien, subject to specified exceptions, and that each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any of its representations and warranties that materially and adversely affect the interests of the certificateholders or the certificate insurer in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to substitute for the defective mortgage loan an eligible substitute mortgage loan or purchase the defective mortgage loan from the trust. The procedure and limitations set forth above for the transfer of defective mortgage loans will apply to the transfer of a mortgage loan that is required to be transferred because of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the trust, the certificateholders or the certificate insurer.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

   The master servicer shall establish and maintain in the name of the trustee a collection account for the benefit of the holders of the certificates. The collection account will be an Eligible Account. Upon receipt by the master servicer, the master servicer will deposit in the collection account all amounts collected on the mortgage loans except amounts representing the master servicing fee. Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than two business days before the date on which they are required to be deposited in the distribution account.

   The trustee will establish a distribution account into which will be deposited amounts withdrawn from the collection account for distribution to certificateholders on a distribution date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account may be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

   An "Eligible Account" is either:

  . a segregated account that is maintained with a depository institution whose debt obligations at the time of any deposit have the short-term debt rating of "A-1" by S&P or "P-1" by Moody's,

  . one or more segregated accounts with a depository institution having a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC,

  . a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity, or

  . a segregated account otherwise acceptable to the certificate insurer and each rating agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from the certificate insurer and each rating agency to the trustee.

   "Eligible Investments" are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the certificate insurer and the rating agencies from time to time as being consistent with the then current ratings of the certificates. All net investment earnings on funds deposited to the collection account and the distribution account will be for the benefit of the master servicer as additional servicing compensation. The master servicer will be obligated to deposit the amount of any net loss incurred in respect of an Eligible Investment.

Monthly Advances

   Not later than the date specified in the pooling and servicing agreement prior to each distribution date, the master servicer will remit to the trustee for deposit in the distribution account an amount, to be distributed on the related distribution date, equal to interest due but not received on each mortgage loan during the related due period, net of the master servicing fee (the "Monthly Advance"). With respect to any balloon loan that is delinquent on its maturity date, the master servicer will continue to make Monthly Advances with respect to that balloon loan in an amount equal to one month's interest on the unpaid principal balance at its interest rate, net of the master servicing fee. This obligation of the master servicer continues with respect to each mortgage loan until a mortgage loan becomes a liquidated mortgage loan; provided, however, neither the master servicer nor the trustee is required to make any Monthly Advances, including, without limitation, monthly advances for balloon loans, which it determines would be a Nonrecoverable Advance. In deciding whether to make a Monthly Advance, the trustee shall be entitled to conclusively rely upon the master servicer's determination that the advance is a Nonrecoverable Advance.

   In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary out-of-pocket costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the preservation, restoration and protection of the mortgaged properties, any enforcement or judicial proceedings, including foreclosures and the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each of these expenditures will constitute a "Servicing Advance."

   The master servicer's right to reimbursement for Servicing Advances is limited to late collections of interest on that mortgage loan and to liquidation proceeds, insurance proceeds and other amounts as may be collected by the master servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The master servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The master servicer's right to these reimbursements is prior to the rights of certificateholders.

   The master servicer is not required to make any Monthly Advance or Servicing Advance if, in its good faith judgment and sole discretion, the master servicer determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of that mortgage loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from those sources, the amount of the Nonrecoverable Advance may be reimbursed to the master servicer from other amounts on deposit in the collection account. The master servicer's right to these reimbursements is prior to the rights of the certificateholders.

Distribution Dates

   On each determination date, which is the eighteenth day of each month, the master servicer will deliver information reasonably required by the trustee in order for the trustee to calculate the amounts to be paid to the certificateholders on the next distribution date.

   On the 25th day of each month, or if it is not a business day, then the next business day, commencing in April 2000, the holders of offered certificates of record will be entitled to receive, from amounts then on deposit in the distribution account, principal and interest distributions then due, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "--Priority of Distributions." Distributions will be made in immediately available funds to holders of offered certificates holding certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise to the account of the certificateholder at a domestic bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee in accordance with the pooling and servicing agreement, or by check mailed to the address of the person entitled thereto as it appears as of the last record date on the certificate register maintained by the certificate registrar.

   The record date is the business day immediately preceding a distribution date; provided, however, that if a certificate becomes a definitive certificate, the record date for that certificate will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

Deposits to the Distribution Account

   No later than the date specified in the pooling and servicing agreement prior to each distribution date, the following amounts in respect of a loan group and the previous due period shall be deposited into the distribution account and shall constitute the "Available Funds" for the related certificate group for that distribution date:

  . payments of principal and interest on the mortgage loans in the loan group, net of the master servicing fee for the related loan group and reimbursement for related Monthly Advances and Servicing Advances, including Nonrecoverable Advances, and the interest portion of payaheads received during that due period that is intended for application in subsequent due periods;

  . the interest portion of payaheads received during a prior due period intended for application in the due period related to the distribution date;

  . net liquidation proceeds and insurance proceeds with respect to the mortgage loans in the loan group, net of amounts applied to the restoration or repair of a mortgaged property;

  . the purchase price for repurchased defective mortgage loans with respect to the mortgage loans in the loan group and any related substitution adjustment amounts;

  . payments from the master servicer in connection with Monthly Advances, Prepayment Interest Shortfalls, and the termination of the trust with respect to the mortgage loans in the loan group;

  . any amounts withdrawn from a spread account or other trust account, paid under the certificate insurance policy or on deposit in the distribution account that are available to be distributed in respect of monthly interest, in each case in respect of the related certificate group; and

  . any amounts withdrawn from the related pre-funding account or capitalized interest account for the purpose of making a distribution on the Class A Certificates during the funding period or the distribution date immediately following.

   A payahead is a scheduled monthly payment received by the master servicer with the scheduled monthly payment for the current due date, intended by the related mortgagor to be applied on a subsequent due date--for example, because the mortgagor intends to be on vacation the following month. The interest portion of payaheads will be held in the collection account until deposited to the distribution account as part of the Available Funds for the due period in which the due date occurs for which the mortgagor intends the application of the scheduled monthly payment. The principal portion of each payahead will be part of the Available Funds for the due period in which the payahead was received.

The Spread Account

   The pooling and servicing agreement requires the trustee to establish on the closing date and to maintain one or more spread accounts for the benefit of the certificate insurer and the certificateholders. On the closing date, the trustee will make a deposit to the spread accounts, as specified in the pooling and servicing agreement, in respect of each certificate group. No additional deposits will be required to be made to the spread accounts.

   On any distribution date, any amounts on deposit in a spread account in respect of a certificate group will be available to fund any shortfall between:

  . the sum of (a) the Class Interest Distribution for the related class of Class A Certificates and (b) the Class A Principal
     Distribution for that certificate group on that date, and

  . funds on deposit in the distribution account available to be distributed therefor on that distribution date, prior to giving effect to any draw on the policy; provided, however, the spread accounts will generally not be available to cover any interest shortfall resulting from a certificate rate exceeding the weighted average interest rate of the mortgage loans in the related loan group.

   On any distribution date if the amount on deposit in the spread account in respect of a certificate group is insufficient to fund any covered shortfall, the amount on deposit in the spread account in respect of the other certificate group--after giving effect to any withdrawal required to be made in respect of that certificate group on the distribution date--may be applied to fund the covered shortfall. The pooling and servicing agreement permits reductions to the amount on deposit in the spread account as specified in the pooling and servicing agreement. Any reduction will be dependent on the delinquency and loss performance of the mortgage loans in the related loan group. The maximum amount required to be on deposit at any time in a spread account in respect of a certificate group is referred to as the group spread account requirement.

   The amounts in a spread account in respect of a certificate group in excess of the related group spread account requirement will be distributed to the seller. The seller will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent distribution date to make a full distribution to holders of the Class A Certificates on that distribution date. Funds credited to the spread account may be invested in Eligible Investments or other investments specified in the pooling and servicing agreement that are scheduled to mature on or prior to the next distribution date. The spread account shall be an Eligible Account.

   The pooling and servicing agreement will specify which spread account, if any, will be an asset of a REMIC although all spread accounts will be assets of the trust.

   The spread account may be terminated or other assets, including mortgage loans such as the mortgage loans or a guarantee of Provident or a letter of credit issued on behalf of Provident, may be substituted for some or all of any assets held therein, provided that the certificate insurer and the rating agencies consent to that action and the then current ratings of the Class A Certificates assigned by the rating agencies are not lowered as a result.

Net Funds Cap Carryover Reserve Account

   The pooling and servicing agreement requires the trustee to establish on the closing date and maintain a net funds cap carryover reserve account. On each distribution date, the amount called for by clause B.(3)(b) will be deposited to the net funds cap carryover reserve account as described below under "-- Priority of Distributions."

   On each distribution date, the trustee shall withdraw from the net funds cap carryover reserve account, to the extent funds are available, the net funds cap carryover amount for the Class A-2 Certificates and pay that amount to the holders of the Class A-2 Certificates. Amounts deposited to the net funds cap carryover reserve account will only be available to pay the net funds cap carryover amount for the Class A-2 Certificates. The net funds cap carryover reserve account will be funded on the closing date with a reserve account initial deposit of $5,000. If the weighted average net interest rate for loan group 2 does not exceed the certificate rate on the Class A-2 Certificates by 0.20% on any distribution date, the amount to be held in the net funds cap carryover reserve account for each subsequent distribution date will equal the greater of (1) 0.50% of the outstanding certificate principal balance of the Class A-2 Certificates and (2) $15,000, and will be funded from amounts otherwise paid to the Class X-2 Certificates. If the weighted average net interest rate for loan group 2 for any distribution date exceeds the certificate rate on the Class A-2 Certificates by 0.20% or more, the required reserve amount for that distribution date will be $5,000 and will be funded from amounts otherwise paid to the Class X-2 Certificates. Any distribution by the trustee from amounts in the net funds cap carryover reserve account shall be made on the applicable distribution date. The amount required to be on deposit in the net funds cap carryover reserve account at any time is referred to herein as the required reserve amount.

   Amounts on deposit in the net funds cap carryover reserve account in excess of the required reserve amount will be released and distributed to the holders of the Class X-2 Certificates on any distribution date.

   The net funds cap carryover reserve account and the income earned thereon will not be assets of the REMIC. The certificate insurance policy does not cover any net funds cap carryover amount.

Pre-Funding Account

   On the closing date, up to $131,899,254.27 will be deposited to the group 1 pre-funding account and up to $75,342,971.11 will be deposited to the group 2 pre-funding account. The pre-funding accounts shall be Eligible Accounts. It is expected that the seller will have originated or acquired subsequent mortgage loans from March 1, 2000 to the closing date. These mortgage loans will be transferred to the trust on the closing date. The maximum amount to be deposited into the pre-funding accounts on the closing date for each loan group will be reduced by the principal balance of the subsequent mortgage loans transferred to each loan group on the closing date. The amounts on deposit in the pre-funding account for a loan group may only be used to acquire subsequent mortgage loans for that loan group or to make accelerated payments on the related Class A Certificates on the April 2000 distribution date. During the funding period beginning on the closing date and ending on April 23, 2000, amounts will, from time to time, be withdrawn from the pre-funding account to purchase subsequent mortgage loans for the related loan group in accordance with the pooling and servicing agreement. Any pre-funded amounts in the pre-funding account for a loan group remaining at the end of the funding period will be distributed as a principal prepayment on the April 2000 distribution date to the Class A Certificates of the related certificate group. See "Risk Factors--Risk of Prepayment Due to Subsequent Mortgage Loans."

   Amounts on deposit in the pre-funding accounts will be invested in Eligible Investments or other investments specified in the pooling and servicing agreement. The pre-funding accounts will not be an asset of the REMIC. Any interest earned on the pre-funding accounts will be taxable to the seller.

Capitalized Interest Accounts

   On the closing date, the amounts, if any, specified in the pooling and servicing agreement will be deposited into two separate capitalized interest accounts in the name of the trustee on behalf of the trust. The amounts on deposit in a capitalized interest account, including reinvestment income, will be used by the trustee to fund on the April 2000 and May 2000 distribution dates a portion of the excess of the amount of interest accruing at the certificate rate for the related certificate group on the amount by which the Class A principal balance of the related certificate group as of that distribution date exceeds the principal balance of the mortgage loans in the related loan group that have due dates in the related due period. Any amounts remaining in the capitalized interest accounts following the May 2000 distribution date will be paid to the seller.

   Amounts on deposit in the capitalized interest accounts will be invested in Eligible Investments or other investments specified in the pooling and servicing agreement that are scheduled to mature on or prior to the next distribution date. The capitalized interest accounts will not be an asset of the REMIC. Any reinvestment earned on the capitalized interest accounts will be taxable to the seller.

Priority of Distributions

   On each distribution date, the trustee shall withdraw from the distribution account the sum of the Available Funds with respect to each certificate group (that sum, the "Amount Available"), and make the following disbursements and transfers as described below and to the extent of the Amount Available, except that withdrawals from the spread account and amounts paid under the certificate insurance policy shall only be available for distribution to holders of the Class A Certificates:

   A. With respect to the Class A-1 Certificates, the Available Funds with respect to that class will be distributed in the following order of priority:

     (1) to the trustee, the trustee fee for loan group 1 and to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the premium payable in respect of the Class A-1 Certificates, in each case for that distribution date;

     (2) to the trustee, as reimbursement for certain expenses incurred by the trustee pursuant to the pooling and servicing agreement, which, in the aggregate, after giving effect to B.(2), shall not exceed $100,000 during the trust's existence.

     (3) concurrently, as follows:

       (a) to the holders of the Class A-1 Certificates, an amount equal to the Class Interest Distribution for that class for that distribution date; and

       (b) to the holders of the Class X-1 Certificates, the amount to which they are entitled in accordance with the terms of the pooling and servicing agreement, which will generally be equal to interest on a notional balance equal to the Class A principal balance of the Class A-1 Certificates at a rate equal to any positive excess of the weighted average net interest rate for loan group 1 over the formula rate for the Class A-1 Certificates, in each case for that distribution date, plus any interest shortfall from previous distribution dates with interest thereon;

provided, however, if Available Funds with respect to the Class A-1 Certificates--prior to giving effect to withdrawals from the spread account, draws on the certificate insurance policy and other amounts on deposit in the distribution account available to be distributed in respect of monthly interest on the Class A-1 Certificates--on that distribution date are insufficient to make the distributions required to be made pursuant to this clause A.(3), the Available Funds will be allocated between subclauses (a) and (b), above, pro rata, based on the amount required to be paid pursuant to each subclause without giving effect to any shortfall in the Available Funds; and

     (4) to the holders of the Class A-1 Certificates, an amount equal to the Class A Principal Distribution for that class for that distribution date.

   B. With respect to the Class A-2 Certificates, the Available Funds with respect to that class will be distributed in the following order of priority:

     (1) to the trustee, the trustee fee for loan group 2 and to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the premium payable in respect of the Class A-2 Certificates, in each case for that distribution date;

     (2) to the trustee, as reimbursement for certain expenses incurred by the trustee pursuant to the pooling and servicing agreement, which, in the aggregate, after giving effect to A.(2), shall not exceed $100,000 during the trust's existence.

     (3) concurrently, as follows:

       (a) to the holders of the Class A-2 Certificates, an amount equal to the Class Interest Distribution for that class for that distribution date; and

       (b) to the holders of the Class X-2 Certificates, the amount to which they are entitled in accordance with the terms of the pooling and servicing agreement, which will generally be equal to interest on a notional balance equal to the Class A principal balance of the Class A-2 Certificates at a rate equal to any positive excess of the weighted average net interest rate for loan group 2 over the formula rate for the Class A-2 Certificates, in each case for that distribution date, plus any interest shortfall from previous distribution dates with interest thereon. These amounts shall be first deposited to the net funds cap carryover reserve account to cover any net funds cap carryover amount--to the extent not covered by amounts already on deposit in the net funds cap carryover reserve account--and then to cover any amount required to be on deposit therein and any remainder to the holders of the Class X-2 Certificates;

provided, however, if Available Funds with respect to the Class A-2 Certificates--prior to giving effect to withdrawals from the spread account or draws on the certificate insurance policy--on that distribution date are insufficient to make the distributions required to be made pursuant to this clause B.(3), the Available Funds will be allocated between subclauses (a) and
(b), above, pro rata, based on the amount required to be paid pursuant to each subclause without giving effect to any shortfall in the Available Funds; and

     (4) to the holders of the Class A-2 Certificates an amount equal to the Class A Principal Distribution for that class for that distribution date.

   C. After making the distributions referred to in subclauses A. and B. above, the trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available;

     (1) to the master servicer, the amount of any accrued and unpaid master servicing fee;

     (2) to the master servicer, the amount of Nonrecoverable Advances to the extent not previously reimbursed;

     (3) to the certificate insurer, any other amounts owing to the certificate insurer under the insurance agreement; and

     (4) to the Class R Certificateholders, the balance.

   Net funds cap carryover amount means, on any distribution date and with respect to only the Class A-2 Certificates, the sum of the following amounts:

     (1) if on that distribution date, the certificate rate for the Class A-2 Certificates is based upon the weighted average net interest rate for loan group 2, the excess of the amount of interest the certificates would have otherwise received had the rate been calculated at the formula rate for the Class A-2

  Certificates over the amount of interest payable in respect of the Class A-2 Certificates at the weighted average net interest rate,

     (2) the net funds cap carryover amount for all previous distribution dates not previously paid, and

     (3) one month's interest on the amount calculated in (2) above at the formula rate for the Class A-2 Certificates for that distribution date.

   No net funds cap carryover amounts will be payable with respect to the Class A-1 Certificates. The certificate insurance policy does not cover the payment, nor do the ratings assigned to the Class A-2 Certificates address the likelihood of payment, of any net funds cap carryover amounts.

The Certificate Rate

   The certificate rate on any distribution date for the Class A-1 Certificates will be a per annum rate equal to the lesser of (A) the related formula rate for that distribution date and (B) 13.00% per annum. The certificate rate on any distribution date for the Class A-2 Certificates will be a per annum rate equal to the lesser of (A) the related formula rate and
(B) the weighted average net interest rate for loan group 2 for that distribution date. Interest in respect of any distribution date and each Class A Certificate will accrue during the related interest period on the basis of a 360-day year and the actual number of days elapsed.

   The formula rate for the Class A-1 Certificates for any distribution date is the sum of (a) the LIBOR Index as of the related LIBOR determination date and (b) 0.26%, or 0.52%, on or after the call option date. The formula rate for the Class A-2 Certificates for any distribution date is the sum of (a) the LIBOR Index as of the related LIBOR determination date and (b) 0.26%, or 0.52%, on or after the call option date.

   The interest period means, with respect to each distribution date, the period from the distribution date in the month preceding the month of a distribution date, or in the case of the first distribution date, from the closing date, through the day before that distribution date.

   The weighted average net interest rate for any distribution date and loan group shall equal the difference between (a) the average of the interest rates of the mortgage loans in the related loan group as of the first day of the month preceding the month of a distribution date, or, in the case of the first distribution date, the closing date, weighted on the basis of the related principal balances as of that date and (b) the sum of the master servicing fee rate and the rates at which the trustee fee and the premium payable to the certificate insurer are calculated. The weighted average interest rate will be computed on the basis of a 360-day year and the actual number of days elapsed during the related interest period.

   The LIBOR index for the Class A Certificates shall be established by the trustee for each distribution date and will equal the rate for one month
United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest period, or the second LIBOR business day prior to the closing date, in the case of the first distribution date. Telerate Page 3750 means the display designated as page 3750 on the Telerate Service, or another page that may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If this rate does not appear on that page or another page as may replace that page on that service (or if the service is no longer offered, another service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks--which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer--as of 11:00 A.M., London time, on the day that is two LIBOR business days before the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class A principal balances of the Class A Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on the day that is two LIBOR Business Days before the immediately preceding distribution date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class A principal balance of the Class A Certificates then outstanding. If no quotations can be obtained, the rate will be the LIBOR Index for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Interest

   On each distribution date, to the extent of funds available therefor, interest will be distributed to each class of Class A Certificates in an amount (each, a "Class Interest Distribution") equal to the sum of interest accrued during the related interest period at the related certificate rate on the related Class A principal balance immediately prior to that distribution date (the "Class Monthly Interest Distributable Amount") and any Class Interest Carryover Shortfall for that class of Class A Certificates for that distribution date. As to any distribution date and class of Class A Certificates, the "Class Interest Carryover Shortfall" is the sum of the excess of the related Class Monthly Interest Distributable Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall on the preceding distribution date, over the amount in respect of interest that is actually distributed in respect of the class on the preceding distribution date plus one month's interest on the excess, to the extent permitted by law, at the related certificate rate. The interest entitlement described above will be reduced by each Class's pro rata share of any Civil Relief Act Interest Shortfalls for the related loan group for that distribution date. Civil Relief Act Interest Shortfalls will not be covered by payments under the certificate insurance policy.

Principal

   On each distribution date, to the extent of funds available therefor, principal will be distributed to the holders of Class A Certificates of each certificate group in an amount equal to the lesser of the related Class A principal balance and the related Class A Principal Distribution for the distribution date. The "Class A Principal Distribution" means, with respect to any distribution date and certificate group, other than the final distribution date, the sum of the related Class A Monthly Principal Distributable Amount for that distribution date and any Class A Principal Shortfall Amount for that distribution date, and on the final distribution date, the related Class A principal balance.

   "Class A Monthly Principal Distributable Amount" means, with respect to any distribution date and certificate group, the amount equal to the sum of the following amounts, without duplication, with respect to the prior due period:

  . each payment of principal on a mortgage loan in the related loan group received by the master servicer during that due period, including all full and partial principal prepayments,

  . the principal balance as of the end of the preceding due period of each mortgage loan in the related loan group that became a liquidated mortgage loan for the first time during the related due period,

  . the portion of the purchase price allocable to principal of all repurchased defective mortgage loans in the related loan group with respect to the due period and the principal portion of the amount received in connection with the termination of the trust with respect to that loan group,

  . any substitution adjustment amounts received on or before the previous determination date and not yet distributed with respect to the related loan group, and

  . any amounts transferred from the related pre-funding account into the distribution account in respect of each certificate group on the first distribution date after the funding period.

   "Class A Principal Shortfall Amount" means, with respect to any distribution date and class of Class A Certificates, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding distribution date and any outstanding Class A Principal Shortfall Amount with respect to any class of Class A Certificates on the preceding distribution date over the amount of principal that is actually distributed to the Class A certificateholders of each class on the preceding distribution date.

   Due period means, with respect to any determination date or distribution date, the calendar month immediately preceding a determination date or distribution date, as the case may be.

   A liquidated mortgage loan, as to any distribution date, is a mortgage loan which the master servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding due period, that all liquidation proceeds which it expects to recover with respect to a mortgage loan--including disposition of the related REO Property--have been recovered.

The Certificate Insurance Policy

   The following information has been supplied by the certificate insurer (the "Certificate Insurer") for inclusion in this prospectus supplement. Accordingly, Provident does not make any representation as to the accuracy and completeness of such information.

   The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the certificate insurance policy (the "Certificate Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Class A Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the trustee, or its successor, as trustee for the Class A Certificateholders on behalf of the Class A Certificateholders for distribution by the trustee to each Class A Certificateholder of that Class A Certificateholder's proportionate share of the Insured Payment.

   The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

   Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) or any net funds cap carryover amounts.

   The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

  . a certified copy of the order requiring the return of a preference payment,

  . an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,

  . an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, and

  . appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Class A Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer, provided that if these documents are received after 12:00 p.m. New York time on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Certificateholder and not to any Class A Certificateholder directly unless the Class A Certificateholder has returned principal or interest paid on the Class A Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class A Certificateholder.

   The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York time on the later of the distribution date on which the related Deficiency Amount is due or the business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable distribution date; provided that if such notice is received after 12:00 p.m. New York time on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it will be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

   Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Certificate Insurer's Fiscal Agent to the trustee on behalf of the Class A Certificateholder by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of such Insured Payment and legally available therefor.

   The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent will in no event be liable to the Class A Certificateholders for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Certificate Insurance Policy.

   As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means for any distribution date (A) the excess, if any, of (i) Class Monthly Interest Distributable Amount for each class of Class A Certificates (net of any Civil Relief Act Interest Shortfalls with respect to the related loan group) plus any Class Interest Carryover Shortfall for each class of Class A Certificates over (ii) funds on deposit in the distribution account available to be distributed therefor on such distribution date and (B) the Guaranteed Principal Amount.

     "Final Distribution Date" means the distribution date in March 2030.

     "Guaranteed Principal Amount" means (a) for any distribution date (other than the Final Distribution Date for a certificate group) the amount, if any, by which the Class A Principal Balance of each certificate group exceeds the related Loan Group Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such distribution date) and (b) on the distribution date in March 2030, with respect to the group 1 certificates and March 2030, with respect to the group 2 certificates (after giving effect to all other distributions of principal on the group 1 certificates and the group 2 certificates on such distribution date, as applicable), an amount equal to the applicable Class A Principal Balance.

     "Insured Payment" means (i) as of any distribution date any Deficiency Amount and (ii) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a Class A Certificateholder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

   Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

   The Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

   The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

   The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

Reports to Certificateholders

   Concurrently with each distribution to the certificateholders, the trustee will make available to each certificateholder and the certificate insurer a distribution date statement, based solely on information received from the master servicer, setting forth among other items with respect to each distribution date:

     (1) the aggregate amount of the distribution to each class of certificateholders;

     (2) the amount of distribution set forth in paragraph (1) above in respect of interest, the amount in respect of any Class Interest Carryover Shortfall and the amount of any Class Interest Carryover Shortfall remaining;

     (3) the amount of distribution set forth in paragraph (1) above in respect of principal, the amount in respect of the Class A Principal Shortfall Amount and any remaining Class A Principal Shortfall Amount;

     (4) any amounts by which the Class A principal balance of a certificate group exceeds the related loan group principal balance at the end of the previous month, after giving effect to all distributions of principal on the related Class A Certificates on that distribution date;

     (5) the amount paid under the certificate insurance policy for that distribution date in respect of the Class Interest Distribution to each class of certificates;

     (6) the master servicing fee;

     (7) the pool principal balance, the loan group 1 principal balance and the loan group 2 principal balance, in each case as of the close of business on the last day of the preceding due period;

     (8) the Class A principal balance of each class and class principal balance of each class of Class A Certificates, after giving effect to payments allocated to principal above;

     (9) the amount on deposit in the spread account for each class of Class A Certificates on the distribution date, after giving effect to any withdrawals therefrom on that distribution date;

     (10) the number and aggregate principal balances of the mortgage loans of each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding due period;

     (11) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

     (12) the aggregate amount of prepayments received on the mortgage loans during the previous due period and specifying that amount for each loan group;

     (13) the weighted average interest rate on the mortgage loans and specifying the weighted average interest rate for each loan group as of the first day of the month prior to the distribution date;

     (14) the amount of any Civil Relief Act Interest Shortfalls, specifying that amount for each loan group;

     (15) the amount of any net funds cap carryover amount;

     (16) the amount of any Monthly Advances and Servicing Advances; and

     (17) the certificate rate applicable to each class of Class A Certificates on that distribution date.

   In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

   The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders, and other parties to the pooling and servicing agreement via the trustee's internet website and its fax-on-demand service. The trustee's fax-on-demand service may be accessed by calling
(301) 815-6610. The trustee's internet website shall initially be located at "www.ctslink.com." Assistance in using the website or the fax-on-demand service can be obtained by calling the trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee shall have the right to change the way distribution date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes.

   Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by such person who was a certificateholder during the prior calendar year, a statement containing the information set forth in clauses (2) and (3) above aggregated for such calendar year.

Last Scheduled Distribution Date

   The last scheduled distribution date for each class of Class A Certificates is the distribution date in March 2030. It is expected that the actual last distribution date for each Class of Class A Certificates will occur significantly earlier than such scheduled distribution dates. See "Prepayment and Yield Considerations."

   The last scheduled distribution dates for the Class A-1 and Class A-2 Certificates has been calculated assuming that the certificate insurer makes the payment of the outstanding Class A principal balance on the distribution date in March 2030.

Collection and Other Servicing Procedures on Mortgage Loans

   The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow collection procedures which generally conform to the mortgage servicing practices of prudent mortgage lending institutions which perform servicing functions for their own account for mortgage loans of the same type as the mortgage loans to be included in the trust in the jurisdictions in which the related mortgage properties are located. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

   With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a specified period, provided that this arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services which are similar to the mortgage loans.

Hazard Insurance

   The master servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where each mortgaged property is located, in an amount which is at least equal to the lesser of the maximum insurable value of the improvements securing the mortgage loan from time to time, and the combined principal balance owing on the mortgage loan and any mortgage loan senior to the mortgage loan. Generally, if a mortgaged property is in an area identified in the Federal Register by the Flood Emergency

Management Agency as FLOOD ZONE "A," flood insurance has been made available and the master servicer determines that the insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the master servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier. The flood insurance policy shall be in an amount representing coverage not less than the lesser of the combined principal balance owing on the mortgage loan and any senior mortgage loan, and the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The master servicer will also maintain on REO Property, to the extent that insurance is available, fire and hazard insurance in the applicable amounts described above and liability insurance. In addition, if the master servicer determines that flood insurance is necessary in accordance with accepted mortgage servicing practices and prudent lending institutions and to the extent required and available under the National Flood Insurance Act of 1968, as amended, the master servicer will also maintain flood insurance in an amount equal to that required above. Any amounts collected by the master servicer under any of these policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures, will be deposited in the collection account.

   In the event that the master servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent that the policy names the master servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization upon Defaulted Mortgage Loans

   The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the mortgage loans as come into and continue in default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made with borrowers for the collection of delinquent payments. In connection with any foreclosure or other conversion of ownership, the master servicer will follow the practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities. However, the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to certificateholders.

Servicing Compensation and Payment of Expenses

   For each due period, the master servicer will be entitled to receive a monthly master servicing fee from interest payments on the mortgage loans at a rate equal to 0.50% per annum on the principal balance of each mortgage loan as of the first day of each due period. All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from mortgagors, will be retained by the master servicer as additional servicing compensation.

   Not later than the determination date, the master servicer is required to remit to the trustee, without any right of reimbursement, an amount equal to, with respect to each mortgage loan as to which a principal prepayment in full was received during the related due period, the lesser of:

     (1) any excess of 30 days' interest on the principal balance of the mortgage loan at its interest rate, or at a lower rate as may be in effect for the mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act") minus the master servicing fee for the mortgage loan over the amount of interest actually paid by the related mortgagor in connection with the principal prepayment in full minus the master servicing fee for that mortgage loan (with respect to all the mortgage loans, the "Prepayment Interest Shortfall"), and

     (2) the sum of the aggregate master servicing fee received by the master servicer in the most recently ended due period.

   The aggregate amount remitted by the master servicer each month is referred to herein as "Compensating Interest."

   Civil Relief Act Interest Shortfalls will not be covered by the certificate insurance policy, although Prepayment Interest Shortfalls, after application of the master servicing fee for the related due period, will be covered. The master servicer is not obligated to offset any of the master servicing fee against, or to provide any other funds to cover, any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Civil Relief Act (this shortfall, a "Civil Relief Act Interest Shortfall"). See "Risk Factors--Payments on the Mortgage Loans" in this prospectus supplement.

Evidence as to Compliance

   The pooling and servicing agreement provides for delivery on or before the last day of the fifth month following the end of the master servicer's fiscal year, beginning in 2001, to the trustee, the certificate insurer and the rating agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the annual statement.

   On or before the last day of the fifth month following the end of the master servicer's fiscal year, beginning in 2001, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to Provident, to the trustee, the certificate insurer and the rating agencies to the effect that the firm has examined documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion with respect thereto.

   The master servicer's fiscal year is the calendar year.

Matters Regarding the Master Servicer

   The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement, except in connection with a permitted transfer of servicing, unless its duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the certificate insurer or on the satisfaction of the following conditions:

  . the master servicer has proposed a successor master servicer to the trustee in writing and the proposed successor master servicer is reasonably acceptable to the trustee;

  . the rating agencies have confirmed to the trustee that the appointment of the proposed successor master servicer will not result in the reduction or withdrawal of the then current rating of the certificates; and

  . the proposed successor master servicer is reasonably acceptable to the certificate insurer.

   No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

   The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding this arrangement, the master servicer will remain liable and obligated to the trustee and the certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of its duties and obligations and as if the master servicer itself were performing those duties and obligations.

   The master servicer may permit the placement of a subsequent senior mortgage on any mortgaged property, provided that:

  . the related mortgage succeeded to a first lien position after the closing date for the mortgage loan and, immediately following the placement of a senior lien, the mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by the senior lien is no greater than the outstanding principal amount of the first mortgage loan existing as of the closing date or a subsequent transfer date, as the case may be, and the recalculated combined loan-to-value ratio of the mortgage loan is not greater than the combined loan-to-value ratio of the mortgage loan as of that date; or

  . the mortgage relating to the mortgage loan was in a second lien position as of the closing date or a subsequent transfer date, as the case may be, the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the refinanced mortgage loan is no greater than the outstanding principal amount of the first mortgage loan existing as of the closing date and the recalculated combined loan-to-value ratio of the mortgage loan is not greater than the combined loan-to-value ratio of the mortgage loan as of that date.

   In addition, the master servicer may agree to changes in the terms of a mortgage loan, provided, however, that the changes will not cause the REMIC to fail to qualify as a REMIC (as evidenced by an opinion of counsel, if required by the pooling and servicing agreement) and do not adversely affect the interests of the certificateholders or the certificate insurer and do not change the interest rate of the mortgage loan or extend the maturity date of the mortgage loan, unless the related mortgagor is in default, or a default is, in the judgment of the master servicer, imminent. Any changes to the terms of a mortgage loan that would cause the REMIC to fail to qualify as a REMIC, however, may be agreed to by the master servicer, provided that the master servicer has determined the changes are necessary to avoid a prepayment of the mortgage loan, the changes are in accordance with prudent business practices and the master servicer purchases the mortgage loan in accordance with the terms of the pooling and servicing agreement.

   The pooling and servicing agreement provides that the master servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the provisions of the pooling and servicing agreement. The pooling and servicing agreement provides that neither Provident nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither Provident nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of Provident or the master servicer, as the case may be, in the performance of their respective duties under the pooling and servicing agreement or by reason of reckless disregard of their respective obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The master servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

   Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

Events of Default

   Events of default are any of the following:

  . any failure of the master servicer to make any required Monthly Advance, subject to the grace period described below, or any other failure of the master servicer to deposit in the collection account or distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

  . any other failure by the master servicer duly to observe or perform in any material respect any of its covenants or agreements in the pooling and servicing agreement that, in each case, materially and adversely affects the interests of the certificateholders or the certificate insurer and continues unremedied for a period of 30 days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

  . any failure by the master servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

  . events of insolvency, readjustment of debts, marshalling of assets and liabilities, or similar proceedings relating to the master servicer, and certain actions by the master servicer indicating insolvency, reorganization, or inability to pay its obligations;

  . the loss and delinquency performance of the mortgage loans exceeding levels specified in the pooling and servicing agreement; or

  . events relating to the financial condition of the master servicer, as further specified in the pooling and servicing agreement.

   Notwithstanding the foregoing, a delay in or failure to make any required Monthly Advance or any other failure of the master servicer to deposit in the collection account or distribution account any deposit required to be made for a period of ten business days or a delay in or failure to perform any of its covenants or agreements set forth in the pooling and servicing agreement for a period of thirty business days, shall not constitute an event of default if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the pooling and servicing agreement and the master servicer shall provide the trustee, the certificate insurer and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon an Event of Default

   Upon the failure for one business day of the master servicer to make any required Monthly Advance following notice of that failure to the master servicer, the trustee will, subject to its right of reimbursement, make the Monthly Advance and the trustee will terminate the rights and obligations of the master servicer under the pooling and servicing agreement. After the termination, the trustee or a successor master servicer will succeed to the rights and responsibilities of the master servicer and shall assume all duties of the master servicer. The successor master servicer or trustee shall be entitled to similar compensation arrangements as described in the pooling and servicing agreement. So long as any other event of default remains unremedied, other than an event of default occurring as a result of loss and delinquent performance of the mortgage loans exceeding certain levels, either the trustee, certificateholders holding certificates evidencing at least 51% of the voting rights in the trust, with the consent of the certificate insurer, or the certificate insurer may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee or successor master servicer will succeed to and assume all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. Upon the occurrence of an event of default occurring as a result of the loss and delinquency performance of the mortgage loans exceeding certain levels, as discussed above, the certificate insurer may require that an audit of the master servicer's servicing practices be performed. Upon review of the audit, the certificate insurer may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement if it reasonably concludes that the master servicer's servicing practices have not been in accordance with the pooling and servicing agreement and the condition giving rise to the default is continuing, whereupon the trustee or a successor master servicer will succeed to and assume all responsibilities, duties and liabilities of the master servicer as described above. Notwithstanding anything to the contrary above, there will be a transition period, which shall not exceed 90 days, before any servicing transfer is fully effected. During this transition period, the trustee or successor master servicer, as the case may be, may appoint a sub-servicer (which may be Provident) with written approval of the certificate insurer to service the mortgage loans. Notwithstanding the foregoing, the trustee or successor master servicer will be obligated to make any and all advances during the transition period.

   If the trustee is obligated to succeed to all the responsibilities, duties and liabilities of the master servicer but is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $50,000,000 and acceptable to the certificate insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending that appointment, the trustee will be obligated to act in the capacity of master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or a lesser compensation as the trustee and the successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default that has occurred is the insolvency or similar event of the master servicer.

Amendment

   The pooling and servicing agreement may be amended from time to time by the seller, the master servicer and the trustee and with the consent of the certificate insurer, but without the consent of the certificateholders, to cure any ambiguity to correct any defective provisions, to correct or supplement any of its provisions that may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the master servicer, to comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies to maintain or improve any rating of the offered certificates (it being understood that, after obtaining the ratings in effect on the closing date, neither the seller, the trustee, the certificate insurer, nor the master servicer is obligated to obtain, maintain, or improve any rating), or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions of the pooling and servicing agreement. No amendment will be permitted unless the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder or the certificate insurer or that amendment is necessary to maintain the qualification of a REMIC. An amendment will not be considered to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains confirmation from the rating agencies indicating that the amendment would not result in a downgrading of the then current ratings of the offered certificates.

   The pooling and servicing agreement may also be amended from time to time by the seller, the master servicer and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each class affected thereby and the certificate insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or otherwise modifying in any manner the rights of the certificateholders. However, no amendment may reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or payments under the trust's certificate insurance policy that are required to be made on any certificate without the consent of the holder of that certificate and the certificate insurer or reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all certificates then outstanding.

Termination; Purchase of Mortgage Loans

   The trust will terminate on the distribution date following the later of payment in full of all amounts owing to the certificate insurer and the earliest of:

  . the distribution date on which the aggregate Class A principal balance has been reduced to zero,

  . the final payment or other liquidation of the last mortgage loan in the trust,

  .  the optional purchase by the seller of the mortgage loans, and

  .  the distribution date in March 2030.

   Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the seller may, at its option, terminate the pooling and servicing agreement on any date on which the pool principal balance is less than 10% of the aggregate cut-off date principal balance of the initial and subsequent mortgage loans by purchasing, on the next distribution date, all of the outstanding mortgage loans. The purchase price will be an amount equal to the sum of the outstanding pool principal balance and accrued and unpaid interest thereon at the weighted average of the interest rate on the mortgage loans through the end of the due period preceding the final distribution date, together with all amounts due and owing to the certificate insurer and as further described in the pooling and servicing agreement. The purchase shall be accomplished by deposit into the distribution account of the purchase price.

Voting Rights

   Under the pooling and servicing agreement, voting rights will be allocated to the Class A Certificates in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of the class based on their respective percentage interests. So long as no Insurer Default is continuing, the certificate insurer will be entitled to exercise the voting rights of the Class A Certificates.

The Trustee

   Norwest Bank Minnesota, National Association, a national banking association, has been named trustee pursuant to the pooling and servicing agreement.

   The trustee may have normal banking relationships with Provident and the master servicer.

   The trustee may resign at any time, in which event Provident will be obligated to appoint a successor trustee, as approved by the certificate insurer. Provident may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, Provident will be obligated to appoint a successor trustee, as approved by the certificate insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

   No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the voting rights in the trust have made written requests upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute the proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

                                Use Of Proceeds

   The net proceeds to be received from the sale of the certificates will be applied by Provident towards the origination or purchase of the mortgage loans and for general corporate and banking purposes.

                        Federal Income Tax Consequences

   Assuming compliance with the pooling and servicing agreement, Brown & Wood LLP is of the opinion that the trust (not including the pre-funding accounts, the capitalized interest accounts, the distribution account, a spread account and the net funds cap carryover reserve account) will qualify as a REMIC for Federal income tax purposes. The "regular interests" in the REMIC will be represented by Class A Certificates (not including the right of the Class A-1 Certificates to receive any LIBOR Carryover Amounts) and the Class X Certificates. The Class R Certificates will represent the single class of "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the prospectus.

   The Class A Certificates generally will be treated as debt instruments issued by the REMIC for Federal income tax purposes. Income on these certificates must be reported under an accrual method of accounting.

   The Class A Certificates (not including the right of the Class A Certificates to receive LIBOR Carryover Amounts) may be issued with OID for Federal income tax purposes. Holders of the Class A Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to that income. The OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6) which applies to prepayable securities such as the Class A Certificates. Until the U.S. Department of the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

   A reasonable application of the principles of the OID Regulations to the Class A Certificates generally would be to report all income as OID for each period, computing OID by assuming that the value of the index on the certificates will remain constant for purposes of determining the original yield to maturity and projecting future distributions on the Class A Certificates, thereby treating the certificates as fixed rate instruments to which the OID computation rules can be applied, and by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to OID with respect to that period.

   The yield used to calculate accruals of OID with respect to the Class A Certificates with OID will be the original yield to maturity of the Certificates. The yield is determined by assuming that the mortgage loans in loan group 1 will prepay in accordance with 115% of the Prepayment Assumption and that the mortgage loans in loan group 2 will prepay in accordance with 150% of the Prepayment Assumption. No representation is made as to the actual rate at which the mortgage loans will prepay.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption model used in this prospectus supplement represents an assumed monthly rate of prepayment relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. See "Prepayment And Yield Considerations--Weighted Average Lives." The Prepayment

Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, and there is no assurance that the mortgage loans will prepay at the indicated percentage of the Prepayment Assumption. Provident does not make any representation about the appropriateness of the Prepayment Assumption model.

   The Class A Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Class A Certificates will be treated as assets described in section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, as further described in the prospectus. Interest on the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the prospectus.

   The beneficial owners of the Class A-1 Certificates and the related rights to receive amounts in respect of interest at a rate in excess of the related weighted average interest rate (the "LIBOR Carryover Amounts"), will be treated for tax purposes as owning two separate assets:

     (1) the respective Class A-1 Certificates without the rights to receive LIBOR Carryover Amounts, which constitute regular interests in a REMIC; and

     (2) the related rights to receive LIBOR Carryover Amounts.

   Accordingly, a purchaser of a Class A-1 Certificate must allocate its purchase price between the two assets comprising the certificate. In general, this allocation would be based on the relative fair market values of the assets on the date of purchase of the certificates. No representation is or will be made as to the relative fair market values. All holders of Class A-1 Certificates are urged to consult their tax advisors regarding the taxation of LIBOR Carryover Amounts, the taxation of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

   The rights to receive LIBOR Carryover Amounts will not constitute:

     (1) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

     (2) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860(G)(a)(5), respectively, of the Code if held by a REMIC; or

     (3) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by domestic building and loan association.

   Further, the LIBOR Carryover Amounts will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Moreover, other special rules may apply to some investors, including dealers in securities and dealers in notional principal contracts.

Backup Withholding

   Some certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" properly, or, under some circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

   The trustee will be required to report annually to the IRS, and to each Class A certificateholder of record, the amount of interest paid and any OID accrued on the Class A Certificates and any amount of interest withheld for Federal income taxes, for each calendar year, except as to exempt holders. Exempt holders are generally holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "Class A Certificateholder" of record is Cede as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

   The New Withholding Regulations dealing with withholding tax on income paid to foreign investors, backup withholding and related matters were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to specified transition rules. Prospective certificate owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

   These amounts will be deemed distributed to the affected certificate owner for all purposes of the Class A Certificates, the pooling and servicing agreement and the certificate insurance policy.

Federal Income Tax Consequences to Foreign Investors

   The following information describes the United States Federal income tax treatment of holders that are foreign investors. The term foreign investor means any person other than the following:

  .  a citizen or resident of the United States,

  . a corporation or partnership or any entity treated as a corporation or partnership for Federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia--other than a partnership that is not treated as a United States person under any applicable Treasury regulations,

  . an estate, the income of which is includible in gross income for United States Federal income tax purposes regardless of its source,

  . a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

  . some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

   The Code and Treasury regulations generally subject interest paid to a foreign investor to a withholding tax at a rate of 30%, unless that rate was changed by an applicable treaty. The withholding tax, however, is eliminated with respect to some portfolio debt investments issued to foreign investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a foreign investor. Because the Class A Certificates will be issued in registered form, if the information required by the Code is furnished and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

   For the Class A Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8 or a similar form listing the certificate owner's name and address from the certificate owner stating that the certificate owner is a foreign investor. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

   A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States Federal income tax on gain realized on the sale, exchange, or redemption of the Class A Certificate, provided that:

  . the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

  . in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

  . in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

   In addition, prospective foreign investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

                                  State Taxes

   Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the certificates should consult their own tax advisors regarding state tax consequences.

   All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA Considerations

   Any fiduciary of a pension or other employee benefit plan which proposes to cause the plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code, of the plan's acquisition and ownership of the Offered Certificates. See "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor has granted to Lehman Brothers Inc. Prohibited Transaction Exemption 91-14 which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of certificates representing an undivided interest in asset-backed pass-through trusts and meeting other requirements, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the asset-backed pass-through trusts, provided that both the general conditions and additional conditions set forth in the exemption are satisfied. The exemption will apply to the acquisition, holding and resale of the Class A Certificates by a plan, provided that specified conditions, some of which are described below, are met.

   Among the conditions which must be satisfied for the exemption to apply are the following:

     (1) The acquisition of the Class A Certificates by a plan is on terms, which include the price of the certificates, that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Class A Certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

     (3) The Class A Certificates acquired by the plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.;

     (4) The sum of all payments made to and retained by an underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of the mortgage loans; and the sum of all payments made to and retained by the master servicer and any sub-servicer represents not more than reasonable compensation for the master servicer's and sub-servicer's services under the pooling and servicing agreement and reimbursement of the master servicer's and sub-servicer's reasonable expenses in connection therewith;

     (5) The trustee is not an affiliate of any underwriter, the seller, the master servicer, the certificate insurer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group"); and

     (6) The plan investing in the Class A Certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The exemption does not apply to plans sponsored by members of the Restricted Group.

   Although the maximum amount permitted to be deposited in the pre-funding accounts on the closing date may cause either the loan group 1 or loan group 2 pre-funded amounts to exceed 25% of the aggregate initial Class A principal balance of the related certificate group, it is anticipated that a sufficient amount of subsequent mortgage loans will be acquired by the trust on the closing date and, as a result, the amount actually deposited to each pre-funding account will be 25% or less of such initial aggregate balance. Provided this is the case, the underwriters believe that the exemption will apply to the acquisition and holding of the Class A Certificates by plans at closing and that all conditions of the exemption other than those within the control of the investors will be met. Any plan fiduciary considering whether to purchase any Class A Certificates on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

   However, if either the loan group 1 or loan group 2 prefunded amounts exceeds 25% of the aggregate initial Class A principal balance of the related certificate group, then the exemption will not apply to the acquisition and holding of the Class A Certificates of either certificate group until the funding period has ended. In such event, no plan will be permitted to purchase a Class A Certificate until the funding period has ended.

                        Legal Investment Considerations

   Although, as a condition to their issuance, the offered certificates will be rated in the highest rating category of the rating agencies, the offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the mortgages securing the mortgage loans are first mortgages and not all of the mortgage loans were originated by entities that satisfy SMMEA originator requirements. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the offered certificates, because they evidence interests in a pool that includes junior mortgage loans. See "Legal Investment" in the prospectus.

                                 Underwriting

   Subject to the terms and conditions set forth in the underwriting agreement between Provident and the underwriters named below, Provident has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from Provident the principal amount of Class A Certificates set forth below opposite their respective names.

                                                       Class A-1    Class A-2
Underwriter                                           Certificates Certificates
-----------                                           ------------ ------------
Lehman Brothers Inc. ................................ $334,400,000 $157,600,000
Banc of America Securities LLC.......................   83,600,000   39,400,000
                                                      ------------ ------------
  Total.............................................. $418,000,000 $197,000,000
                                                      ============ ============

   In addition, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates are subject to conditions precedent and that the underwriters will be obligated to purchase all of the offered certificates if any of the offered certificates are purchased.

   Provident has been advised by the underwriters that they presently intend to make a market in the Class A Certificates; however, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

   The underwriting agreement provides that Provident will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

   Some expenses of the underwriters incurred in connection with this offering will be paid by Provident.

   In the ordinary course of business, Lehman Brothers Inc. and its affiliates conduct routine banking activities with Provident and its affiliates.

                                    Experts

   The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 Legal Matters

   Legal matters with respect to the Class A Certificates will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Federal income tax consequences with respect to the certificates will be passed upon for the trust by Brown & Wood llp, New York, New York. Brown & Wood llp, New York, New York will act as counsel for the underwriters. Legal matters relating to the certificate insurer will be passed upon by Kutak Rock, Omaha, Nebraska.

                                    Ratings

   It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

   A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the Class A Certificates.
The ratings on the Class A Certificates
do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

   The ratings assigned to the Class A Certificates will depend primarily upon the financial strength of the certificate insurer. Any reduction in a rating assigned to the financial strength of the certificate insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

   The ratings assigned to the Class A-2 Certificates do not address the likelihood of the payment of any net funds cap carryover amount.

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             Index of Defined Terms

Term                                                                     Page
----                                                                  ----------
Agreement............................................................       S-56
Amount Available.....................................................       S-51
Assignment Event.....................................................       S-45
Available Funds......................................................       S-48
Business Day.........................................................       S-56
Certificate Insurance Policy......................................... S-13, S-55
Certificate Insurer.................................................. S-13, S-55
Civil Relief Act Interest Shortfall..................................       S-60
Civil Relief Act.....................................................       S-59
Class A Certificateholder............................................       S-67
Class A Monthly Principal Distributable Amount.......................       S-54
Class A Principal Distribution.......................................       S-54
Class A Principal Shortfall Amount...................................       S-55
Class Interest Distribution..........................................       S-54
Class Interest Carryover Shortfall...................................       S-54
Class Monthly Interest Distributable Amount..........................       S-54
Compensating Interest................................................       S-60
CPR..................................................................       S-38
Deficiency Amount....................................................       S-56
Eligible Account.....................................................       S-47
Eligible Investment..................................................       S-47

Term                                                                        Page
----                                                                        ----
Final Distribution Date.................................................... S-56
Fiscal Agent............................................................... S-56
GAAP....................................................................... S-14
Gross Margin............................................................... S-25
Guaranteed Principal Amount................................................ S-56
Insured Payment............................................................ S-56
LIBOR Carryover Amounts.................................................... S-66
Loan Index................................................................. S-25
MBIA Inc................................................................... S-13
Monthly Advance............................................................ S-47
Nonrecoverable Advance..................................................... S-48
Notice..................................................................... S-57
Owner...................................................................... S-57
Preference Amount.......................................................... S-56
Prepayment Assumption...................................................... S-38
Prepayment Interest Shortfall.............................................. S-59
Restricted Group........................................................... S-69
SAP........................................................................ S-14
Servicing Advance.......................................................... S-47
SMMEA...................................................................... S-69
Trustee.................................................................... S-55
U.S. Person................................................................  I-4

                                    Annex I

Global Clearance, Settlement and Tax Documentation Procedures

   Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2000-1 will be available only in book-entry form. Investors in the globally offered securities may hold the global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to US corporate debt obligations and prior home equity loan asset-backed certificates issues.

   Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear and as DTC Participants.

   Non-US holders of global securities will be subject to U.S. withholding taxes unless these holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

   Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

   Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

   Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC Participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of global securities holding securities through Cedelbank or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest including OID on registered debt issued by U.S. Persons, unless:

  . each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

  . such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate;

   Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of that change. After December 31, 2000, only Form W-8BEN will be acceptable.

   Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the certificate owners or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The certificate owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

   The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulations, or an estate whose income is subject to U.S. Federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be treated as United States persons shall be considered U.S. persons as well. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Prospectus

                            Asset Backed Securities
                              (Issuable in Series)

                               ----------------


 Consider carefully the      The Provident Bank may periodically issue
 risk factors beginning      securities, which may be in the form of asset-
 on page 1 of this           backed certificates or asset-backed notes. Each
 prospectus.                 issue of securities will have its own series
                             designation and will evidence interests in or obligations of a trust established by The
                             Provident Bank.

Each trust will consist of:

 . mortgage loans secured by senior or junior liens on one- to four-family residential properties; and

 . closed-end or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties.

Each series of securities:

 . will either evidence beneficial ownership of a trust or be secured by the assets of a trust; and

 . will be issued in one or more classes of securities. A class of securities:

  . will be entitled to anywhere from 0% to 100% of the interest payments and principal payments on the assets of the trust;

  . may be senior or subordinate in right of payment to other classes; and

  . may receive payments from an insurance policy, cash account, or other form of credit enhancement to cover losses on the trust assets.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

  Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 7, 2000

              Important Notice About Information Presented In This
             Prospectus and the Accompanying Prospectus Supplement

   We provide information to you about the securities in two separate documents that progressively provide more detail:

  . this prospectus, which provides general information, some of which may not apply to your series of securities and

  . the accompanying prospectus supplement, which describes the specific terms of your series of securities.

   The terms of any particular series of securities as generally described in this prospectus will be supplemented by the disclosure in the accompanying prospectus supplement, which must be read in conjunction with this prospectus. This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

   We have authorized the use of only the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 115.

                               Table Of Contents

RISK FACTORS..................................................................   1
THE TRUST FUND................................................................   2
 General......................................................................   2
 The Loans....................................................................   4
 Substitution of Trust Fund Assets............................................   7
USE OF PROCEEDS...............................................................   7
THE PROVIDENT BANK............................................................   7
 General......................................................................   7
 Available Information........................................................   8
 Incorporation of Certain Documents by Reference..............................   8
LOAN PROGRAM..................................................................   8
 Underwriting Standards.......................................................   8
 Qualifications of Provident..................................................  10
 Representations by Provident;
  Repurchases.................................................................  10
DESCRIPTION OF THE SECURITIES.................................................  11
 General......................................................................  11
 Distributions on Securities..................................................  12
 Advances.....................................................................  14
 Reports to Securityholders...................................................  15
 Categories of Classes of Securities..........................................  16
 Book-Entry Registration of Securities........................................  18
CREDIT ENHANCEMENT............................................................  21
 General......................................................................  21
 Subordination................................................................  22
 Letter of Credit.............................................................  23
 Insurance Policies, Surety Bonds, and Guaranties.............................  23
 Over-Collateralization.......................................................  23
 Reserve Accounts.............................................................  23
 Pool Insurance Policies......................................................  25
 Cross-Collateralization......................................................  26
YIELD AND PREPAYMENT CONSIDERATIONS...........................................  26
THE AGREEMENTS................................................................  28
 Assignment of the Trust Fund Assets..........................................  28
 Payments on Loans; Deposits to Security Account..............................  29
 Pre-Funding Account..........................................................  31
 Sub-Servicing................................................................  32
 Collection Procedures........................................................  32
 Hazard Insurance.............................................................  33
 Realization Upon Defaulted Loans.............................................  34
 Servicing and Other Compensation and Payment of Expenses.....................  35
 Evidence as to Compliance....................................................  35
 Matters Regarding the Master Servicer and Provident..........................  35
 Events of Default; Rights Upon Event of Default..............................  36
 Amendment....................................................................  38

 Termination; Optional Termination..........................................  39
 The Trustee................................................................  40
LEGAL ASPECTS OF THE LOANS..................................................  40
 General....................................................................  40
 Foreclosure and Repossession...............................................  41
 Environmental Risks........................................................  42
 Rights of Redemption.......................................................  43
 Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens....................  43
 Due-on-Sale Clauses........................................................  44
 Enforceability of Prepayment and Late Payment Fees.........................  45
 Applicability of Usury Laws................................................  45
 Soldiers' and Sailors' Civil Relief Act....................................  45
 Junior Mortgages; Rights of Senior Mortgagees..............................  46
 Consumer Protection Laws...................................................  47
FEDERAL INCOME TAX CONSEQUENCES.............................................  47
 General....................................................................  47
 Taxation of Debt Securities................................................  48
 Taxation of the REMIC and its Holders......................................  52
 REMIC Expenses; Single Class REMICs........................................  53
 Taxation of the REMIC......................................................  53
 Taxation of Holders of Residual Interest Securities........................  54
 Administrative Matters.....................................................  57
 Tax Status as a Grantor Trust..............................................  57
 Sale or Exchange...........................................................  60
 Miscellaneous Tax Aspects..................................................  60
 Tax Treatment of Foreign Investors.........................................  61
 Tax Characterization of the Trust Fund as a Partnership....................  62
 Tax Consequences to Holders of the Notes...................................  62
 Tax Consequences to Holders of the Certificates............................  64
 Taxation of Trust as FASIT.................................................  68
 Treatment of FASIT Regular Securities......................................  70
 Treatment of High-Yield Interests..........................................  70
 Tax Treatment of FASIT
  Ownership Securities......................................................  71
 State Tax Considerations...................................................  71
 ERISA Considerations.......................................................  71
 Legal Investment...........................................................  76
 Method of Distribution.....................................................  77
 Legal Matters..............................................................  78
 Financial Information......................................................  78
 Rating.....................................................................  78
 Index of Defined Terms.....................................................  80

                                  Risk Factors

   Please carefully consider the following risk factors in deciding whether to purchase any of the securities.

Limited Resale Market For Securities

   No market will exist for the securities of any series before they are issued. We cannot assure you that a resale market will develop following the issuance and sale of any series of the securities. Consequently, you may not be able to sell your securities at prices that will enable you to realize your desired yield.

Limited Source of Payments--No Recourse to Provident or Master Servicer

   The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. Moreover, at the times specified in the related prospectus supplement, some assets of the trust may be released to The Provident Bank, the master servicer, a credit enhancement provider, or other person. Once released, those assets will no longer be available to make payments to you.

   The securities will not represent an interest in The Provident Bank, the master servicer, or any of their respective affiliates, nor will the securities represent an obligation of any of them. Our only obligation with respect to a trust is the obligation to repurchase a trust asset if we breach a representation and warranty concerning that trust asset. You will not have any recourse against us or the master servicer if any required distribution on the securities is not made. Consequently, if payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

Limitations on the Effectiveness of Credit Enhancement

   Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, you may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss from fraud or negligence by a loan originator or other party.

Nature of Mortgages Securing the Loans

   .Decline in Property Values May Increase Loan Losses. Because your securities represent an interest in mortgage loans or are secured by mortgage loans, your investment may be affected by a decline in property values. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, the risk of delinquency, foreclosure, and loss increases. A decline in property values could extinguish the value of a junior mortgagee's interest in a property.

   .Delays Due to Liquidation. Substantial delays may occur before defaulted loans are liquidated and the proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and their proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds.

   We refer you to "Legal Aspects of the Loans--Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" for additional information.

   .Junior Liens Satisfied After Senior Liens. Some of the loans in the trust may be junior loans. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on it, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited.

   .Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that regulate interest rates and other loan changes, require licensing of loan originators and servicers, and prohibit unfair and deceptive practices in making, servicing, and collecting loans. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.

   The loans may also be subject to federal laws relating to the origination and underwriting of loans. These laws

  .  require disclosures of the terms of the loans to the borrowers;

  . prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the consumer credit protection act in the extension of credit;

  . regulate the use and reporting of information related to the borrower's credit experience; and

  . require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent, and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events.

   Some violations of these federal laws may render the master servicer unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

   We refer you to "Legal Aspects of the Loans" for additional information.

Trust Subject to Environmental Risks

   Under the laws of some states, contamination of a property may create a lien on the property to assure the costs of cleanup. In several states, that lien has priority over the lien of an existing mortgage. In addition, the holder of a mortgage, such as a trust, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. These costs could result in your incurring a loss on your investment.

   We refer you to "Legal Aspects of the Loans--Environmental Risks" for additional information.

Value of Trust Assets

   We cannot assure you that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust, including the trustee, the master servicer, and any credit enhancer, generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, you may not receive the full amount of interest and principal due on your investment.

                                 The Trust Fund

General

   The Asset-Backed Certificates and the Asset-Backed Notes that may be issued from time to time in one or more series will represent interests in the assets of the related trust fund. The notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the holders of the related securities. Each trust fund will consist of a pool of loans as specified in the related prospectus supplement, together with payments on the loans, as specified in the related prospectus supplement. The pool of loans will be created on the first day of the month of the issuance of the related series of securities or another date specified in the related prospectus supplement (the "Cut-Off Date"). The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement and will not be entitled to payments from the assets of any other trust fund established by Provident.

   Each loan will have been originated or acquired by The Provident Bank ("Provident") in accordance with the underwriting criteria specified under "Loan Program--Underwriting Standards" or as otherwise described in the related prospectus supplement. The trust fund assets will be conveyed without recourse by Provident to the related trust fund.

   Provident will assign the trust fund assets to the trustee named in the related prospectus supplement for the benefit of the securityholders. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, pursuant to a pooling and servicing agreement between Provident, the master servicer, and the trustee with respect to a series consisting of certificates, or a master servicing agreement between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for its services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the loans.

   As used in this prospectus, agreement means the pooling and servicing agreement when used with reference to a series consisting of certificates, and means the trust agreement, the indenture, and the master servicing agreement when used with reference to a series consisting of certificates and notes.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between Provident and the trustee of the trust fund.

   A trust fund will have no assets or liabilities before the initial offering of its related series of securities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other specified assets contemplated in this prospectus and in the related prospectus supplement and their proceeds, issuing securities and making payments and distributions on them, and other related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   The only obligations of Provident with respect to a series of securities will be to make specified representations and warranties to the trustee for the series. Provident will be obligated to cure any breach of a representation or warranty that materially and adversely affects the interests of a securityholder or to repurchase or substitute for the affected loans. See "The Agreements--Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related agreement and its obligation, if any, to make specified cash advances upon delinquencies in payments on the loans in the amounts described in this prospectus under "Description of the Securities-- Advances." The obligations of the master servicer under the related agreement include its obligation to enforce the obligations of the sub-servicers or Provident, or both, as more fully described in this prospectus under "Loan Program--Representations by Provident; Repurchases" and "The Agreements--Sub-Servicing" and "--Assignment of the Trust Fund Assets." The obligations of the master servicer to make advances may be subject to limitations to the extent provided in this prospectus and in the related prospectus supplement.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information about trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described under "The Loans" will be provided in the related prospectus supplement, and specific information will be provided in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the agreement for each series of securities will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the agreement delivered to the trustee on delivery of the securities.

The Loans

   General. Loans will consist of mortgage loans and home equity loans. As more fully described in the related prospectus supplement, the loans will be conventional loans.

   The loans in a pool will have monthly payments due on the first day of each month or on another day of the month specified in the related prospectus supplement. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, or combinations of them:

   Interest may be payable at

  .  a fixed rate,

  .  an adjustable rate based on an index,

  . a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate,

  .  a rate that otherwise varies, or

  .  a rate that is convertible from an adjustable rate to a fixed rate.

   Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates, or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for periods and under circumstances specified in the related prospectus supplement. A loan may provide for the interest to be paid by the borrower to be at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan. In these cases, the amount of any difference would be contributed from funds supplied by the seller of the property or another source.

   Principal may be payable:

  . at an amortization rate calculated on the basis of level debt service calculated to amortize the loan fully over its term,

  . at an amortization rate calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity,

  . at an amortization rate calculated on the basis of an interest rate that is different from the interest rate provided for in the mortgage loan note,

  . at an amortization rate that may not amortize principal during all or a portion of the original term,

  . as a balloon payment where all or a substantial portion of the principal may be due on maturity, or

  . as negative amortization where interest that has been deferred is added to the principal balance of the loan.

   Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time, or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time. Also prepayments may be prohibited for the life of the loan or for specified periods commonly called lockout periods. Some loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with that subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or specified transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable standards in the agreement.

   A trust fund may contain loans commonly called buydown loans where a third party partially subsidizes the monthly payments of the borrowers on the loans during their early years, the difference being made up from a buydown fund contributed by the third party when the loan is made. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information about limitations on the interest rate paid by the borrower initially, the annual increases in the interest rate, and the length of the buydown period for any buydown loans.

   The real property that secures repayment of a loan is referred to as the mortgaged property. Each loan will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. The mortgaged properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes, and other single family properties. The mortgaged properties may include vacation and second homes, investment properties, and dwellings situated on land that is leased rather than owned. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States.

   Loans with specified loan-to-value ratios or specified principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent, and duration of the insurance coverage will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied may be disclosed in the related prospectus supplement. The basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either:

  . a representation by the borrower at origination of the loan either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or

  . a finding that the address of the underlying property is the borrower's mailing address.

   Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan or some of their balances is computed and payable monthly on the average daily outstanding principal balance of the loan, except for introduction rates offered from time to time during promotional periods. Principal amounts up to a maximum amount on a revolving credit line loan may be drawn down or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the related prospectus supplement, the trust fund may include any amounts borrowed under a revolving credit line loan after the Cut-Off Date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount to amortize the loan fully at its stated maturity or is a balloon loan.

   As more fully described in the related prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its interest rate and then by a factor for the period involved. The factor for the period involved is either the fraction 30 divided by 360 or a fraction whose numerator is the number of days in the period elapsed since the preceding payment of interest was made and whose denominator is the number of days in the annual period for which interest accrues on the loan.

   Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. Under specified circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Additional Information. Each prospectus supplement will contain information, about its loan pool, including:

  . the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable Cut-Off Date,

  . the type of property securing the loan, e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, or other real property,

  .  the original terms to maturity of the loans,

  . the largest principal balance and the smallest principal balance of any of the loans,

  . the earliest origination date and latest maturity date of any of the loans,

  . the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

  . the interest rates provided for in the mortgage loan notes or annual percentage rates or range of interest rates provided for in the mortgage loan notes or APR's borne by the loans,

  . the maximum and minimum per annum interest rate provided for in the mortgage loan notes, and

  .  the geographical location of the loans.

   This information will be as of the date of the prospectus supplement and to the extent then specifically known to Provident. If specific information about the loans is not known to Provident at the time the related securities are initially offered, more general information of this nature will be provided in the related prospectus supplement, and specific information will be provided in a subsequent 8-K filing with the SEC.

   Generally, the loan-to-value ratio of a loan at any given time is equal to a fraction whose numerator is the original principal balance of the related loan and whose denominator is the collateral value of the related mortgaged property. Generally, the combined loan-to-value ratio of a loan at any given time is the ratio of:

  .  the sum of:

    . the original principal balance of the loan, or, in the case of a revolving credit line loan, its maximum available amount and

    . the outstanding principal balance at the date of origination of the loan of any senior mortgage loans or, in the case of any open-ended senior mortgage loan, its maximum available line of credit, to

  .  the collateral value of the related mortgaged property.

The collateral value of a mortgaged property, other than particular loans the proceeds of which are used to refinance an existing mortgage loan, is the lesser of the appraised value determined in an appraisal obtained at origination of the loan and the sales price for the mortgaged property. The collateral value of a mortgaged property securing a refinance loan is its appraised value determined in an appraisal obtained at the time of refinancing.

   The residential real estate market could experience an overall decline in property values. That decline could be so large that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the mortgaged properties, in a particular pool becomes greater than the value of the mortgaged properties. In that case, the actual rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures, and losses in any pool. To the extent that these losses are not covered by subordination provisions or alternative arrangements, they will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

   The sellers of assets that wind up in the trust fund make representations and warranties about those assets. If the representations and warranties turn out to be untrue or if the documentation for a trust fund asset is determined to be incomplete, new assets may be substituted for the defective trust fund assets. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                                Use Of Proceeds

   The net proceeds to be received by Provident from the sale of trust fund assets will be applied by Provident to the purchase of additional trust fund assets or will be used by Provident for general corporate purposes. Provident expects to sell securities in series issued by the related trust fund from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets originated or acquired by Provident and sold to the trust fund, prevailing interest rates, availability of funds, and general market conditions.

                               The Provident Bank

General

   Provident, an Ohio banking corporation, is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. The principal executive offices of Provident are located at One East Fourth Street, Cincinnati, Ohio 45202 (Telephone: (513) 579-2000).

   The securities represent obligations of the trust only and do not represent an interest in or obligation of The Provident Bank, the master servicer, or any of their affiliates. Neither Provident nor any of Provident's affiliates will insure or guarantee distributions on the securities of any series.

Available Information

   Provident has filed with the Securities and Exchange a registration statement under the Securities Act of 1933 covering the Securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain descriptions of the material terms of the documents referred to in the registration statement, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement, exhibits, and the information incorporated by reference described under "Incorporation of Certain Documents by Reference" can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov from which the registration statement and exhibits may be obtained.

Incorporation of Certain Documents by Reference

   All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of any offering of the securities issued by the trust fund are incorporated by reference in this prospectus and a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the accompanying prospectus supplement or in any other subsequently filed document that also is incorporated by reference modifies or replaces the statement. The statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. Neither Provident nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

   The trustee or another entity specified in the related prospectus supplement on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any of the documents referred to in the previous paragraph that have been incorporated by reference in this prospectus. Exhibits to the information that is incorporated by reference will not be provided unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the corporate trust office of the trustee or the address of the other entity specified in the accompanying prospectus supplement. Included in the accompanying prospectus supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or the other entity.

                                  Loan Program

   The loans will have been originated or purchased by Provident, either directly or through affiliates. The loans will have been originated in accordance with the underwriting criteria specified under "Underwriting Standards" and as further described in the related prospectus supplement.

Underwriting Standards

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior mortgage, which will be verified by Provident. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer, which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition, and, if applicable, verify construction has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and the cost of replacing the property. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history, and the nature of the underlying first mortgage loan, if applicable.

   Provident's underwriting standards generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower, and debt-to-income ratio.

   After obtaining all applicable employment, credit, and property information, Provident will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The debt-to-income ratio is the ratio of the borrower's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts, all other scheduled indebtedness) to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 60%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   If specified in the related prospectus supplement, a portion of the loans in a trust fund may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, some credit underwriting documentation concerning income or income verification or employment verification is waived.

   In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, Provident will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

   Some of the types of loans that may be included in a trust fund may involve uncertainties not present in traditional types of loans. For example, some of the loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Provident

   Provident will be required to satisfy the following qualifications. Provident is, and each entity from which it acquires loans must be, an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Provident is a seller-servicer approved by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Provident is a mortgagee approved by the Federal Housing Authority and is an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Provident; Repurchases

   Provident will have made representations and warranties about the loans sold by Provident to the trust fund and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

  . that title insurance, or in the case of mortgaged properties located in areas where title policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan and that each policy, or certificate of title, as applicable, remained in effect on the date of purchase of the loan from Provident;

  . that Provident had good title to each loan and the loan was subject to no offsets, defenses, counterclaims, or rights of rescission except to the extent that any buydown agreement may forgive specified indebtedness of a borrower;

  . that each loan constituted a valid lien on, or a perfected security interest in, the property, subject only to disclosed permissible liens, title insurance exceptions, and other exceptions described in the agreement;

  . the property is not damaged by waste, fire, earthquake, earth movement, windstorm, flood, tornado, or other casualty, so as to affect adversely the value of the mortgaged property;

  . that there were no delinquent tax or assessment liens against the mortgaged property;

  . that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

  . that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

   The master servicer or the trustee will promptly notify Provident of any breach of any representation or warranty made by it about a loan that materially and adversely affects the interests of the securityholders in the loan. If Provident cannot cure the breach within the number of days specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then Provident will be obligated either to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement or to repurchase the loan from the trust fund at a purchase price equal to 100% of its unpaid principal balance as of the date of the repurchase plus unpaid accrued interest on it to the first day of the month following the month of repurchase at the interest rate provided for in the mortgage loan note, less any servicer advances or amount payable as related servicing compensation if Provident is the master servicer. If a trust fund is to elect status as a real estate mortgage investment conduit, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by Provident.

   Neither the trustee nor the master servicer (unless the master servicer is Provident) will be obligated to purchase or substitute a loan if Provident defaults on its obligation to do so, and we cannot assure you that Provident will carry out its respective repurchase or substitution obligations.

                         Description of the Securities

   Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement between Provident, the master servicer, and the trustee. A form of pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for the series, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement. A form of indenture and master servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

   A series of securities may consist of both notes and certificates. Each agreement will be between Provident, the master servicer, and the trustee for the benefit of the holders of the securities of the series and will be dated as of the related Cut-Off Date. The provisions of each agreement will vary depending upon the nature of the securities to be issued under it and the nature of the related trust fund. The following are descriptions of the material provisions that may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. Provident will provide a copy of the agreement, without exhibits, relating to any series of securities without charge upon written request of a holder of record of a security of the series addressed to The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202, Attention:
Secretary.

General

   As described in the related prospectus supplement, the securities of each series:

  .  will be issued in book-entry or fully registered form,

  . will be in the authorized denominations specified in the related prospectus supplement,

  . will, in the case of certificates, evidence specified beneficial ownership interests in, the assets of the related trust fund,

  . will, in the case of notes, be secured by the assets of the related trust fund, and

  . will not be entitled to payments on the assets included in any other trust fund established by Provident.

Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of Provident or any affiliate of Provident. Some of the loans may be guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of:

  .  the trust fund assets, which may exclude specified retained interests,

  . the assets required to be deposited in the related security account, as described under "The Agreements--Payments on Loans; Deposits to Security Account,"

  . property acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

  . any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage of future interest payments and a specified percentage of future principal payments on the related trust fund assets. Some classes may have no interest in future interest payments, and others may have no interest in future principal payments. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities in the series. Some series or classes of securities may be covered by insurance policies, surety bonds, or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. Distributions on some classes of a series of securities may be made before distribution on other classes, and the priority of distributions may be established or changed after the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal or interest or both will be made by the trustee on each distribution date in proportion to the percentages specified in the related prospectus supplement. The distribution dates may be monthly, quarterly, semi-annually, or at other intervals and on the dates specified in the related prospectus supplement. Whoever the securities are registered to at the close of business on the record dates specified in the related prospectus supplement will be entitled to receive distributions. Except for the final distribution, distributions will be made to the persons entitled thereto at the address appearing in the security register maintained for securityholders in the manner specified in the related prospectus supplement. The final distribution in retirement of the securities will be made only on presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

   The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be imposed for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   As to each series, an election may be made to treat the related trust fund or designated portions of it as a REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series of securities may provide that a REMIC election may be made at the discretion of Provident or the master servicer and may only be made if specified conditions are satisfied. As to that series, the terms applicable to a REMIC election will be specified in the related prospectus supplement, if a REMIC election is made for a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the REMIC, as defined in the Code. As to each series of securities for which a REMIC election is to be made, the master servicer, the trustee, or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used for the series. See "Credit Enhancement." Various methods that may be used to determine the amount of distributions on the securities of a particular series are described under this heading. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

   Distributions on the securities entitled to distributions will be made monthly, semi-annually, or at other intervals and on the distribution date specified in the related prospectus supplement. Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Likewise, the related prospectus supplement will specify how distribution will be allocated between distributions of principal payments and scheduled payments of principal. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for a distribution date will generally equal the amount on deposit in the related security account on the distribution date, net of related fees and expenses payable by the related trust fund, other than specified amounts to be held in the related security account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of each class of securities entitled to interest at the pass-through rate or interest rate, as applicable for the periods specified in the prospectus supplement. Securities entitled only to distributions allocable to interest will use an aggregate notional amount instead of a principal balance to compute interest. The pass-through rates and the interest rates may be a fixed rate or an adjustable rate as specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest currently will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate current principal balance of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero, or for the period of time designated in the related prospectus supplement. The original current principal balance of the class of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

   Accrual securities provide for interest that accrues but is not paid currently. If specified in the related prospectus supplement, any interest on securities that has accrued but is not paid on a given distribution date will be added to the aggregate current principal balance of that class of securities on that distribution date. Distributions of interest on any class of accrual securities will begin only after the conditions specified in the prospectus supplement have been satisfied. Before that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate current principal balance of the class of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding current principal balance of the class as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate current principal balance of the class of any class of securities entitled to distributions of principal generally will be the original aggregate current principal balance of the class of the class of securities reduced by all distributions to the holders of the securities allocable to principal. Additionally, the aggregate class security balance of accrual securities will be increased by interest accrued but not then distributable and the aggregate class security balance of adjustable rate securities may increase if they experience negative amortization.

   Principal prepayments occur when payments of principal are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments. If so provided in the related prospectus supplement, some classes of securities will be entitled to receive all or a disproportionate percentage of principal prepayments in the percentages and under specified circumstances or for the specified periods. Disproportionate allocations of principal prepayments to particular classes of securities will have the effect of accelerating their amortization while increasing the interests evidenced by the other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of the accelerated securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the distribution date. Unless otherwise specified in the related prospectus supplement, the amount of that unscheduled distribution allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, the unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

   To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date an amount equal to the aggregate of payments of interest or principal that were delinquent on the related determination date subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds, or otherwise. These advances may come from its own funds, funds advanced by sub-servicers, or funds held in the security account for future distributions to the holders of securities of the related series.

   The purpose of servicing advances is to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If servicing advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds by the following distribution dates to the extent that funds in the applicable security account on any following distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds, or proceeds of any loan purchased by Provident or a sub-servicer pursuant to the related agreement. Advances by the master servicer or a sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to junior and senior securityholders to the extent that the master servicer determines that any of them would not otherwise be recovered. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, for some taxes and insurance premiums not paid by borrowers on a timely basis to the extent recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond, or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

   If the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make the advance in its capacity as successor servicer if it is acting in that capacity. If the trustee makes an advance, it will be entitled to be reimbursed for the advance just as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities--Distributions on Securities."

Reports to Securityholders

   Before or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of a series a statement of each of the following that is applicable to any class in the series:

      (1) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

      (2) the amount of the distribution allocable to interest;

      (3) the amount of any servicing advance;

      (4) the aggregate amount


      . otherwise allocable to the holders of subordinated securities on the distribution date, and

      . withdrawn from the reserve account, that is included in the amounts distributed to the holders of senior securities;

      (5) the outstanding principal balance or notional amount of each class of the series after giving effect to the distribution of principal on the distribution date;

      (6) the percentage of principal payments on the loans that each class will be entitled to receive on the following distribution date not including principal prepayments;

      (7) the percentage of any principal prepayments on the loans that each class will be entitled to receive on the following distribution date;

      (8) the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds, and other similar items;

      (9) the number and aggregate principal balances of loans as to which the minimum monthly payment is delinquent 30-59 days, 60-89 days, and 90 or more days, respectively, as of the close of business on the last day of the calendar month preceding the distribution date;

       (10) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

       (11) the pass-through rate or interest rate, as applicable, of the class expected to be applicable to the next distribution to the class if the rate has changed from the date of the last statement;

       (12) the amount remaining in any reserve account at the close of business on the distribution date;

       (13) the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

       (14) any amounts remaining under letters of credit, pool policies, or other forms of credit enhancement.

   Where applicable, any of these amounts may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to the listed information.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above for the calendar year or, if the person was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year and any other customary information deemed appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The following chart identifies and briefly explains some of the more typical categories. The prospectus supplement for a series of securities may identify the classes that comprise the series by reference to the following categories:

      Categories of Classes                         Definition

                                                 Principal Types

Accretion Directed.................... A class that receives principal payments from the accreted interest from specified classes of
                                       accrual securities. An accretion directed class
                                       also may receive principal payments from principal
                                       paid on the underlying trust fund assets for the
                                       related series.

Component Securities.................. A class consisting of components. The components of a class of component securities may have
                                       different principal and interest payment
                                       characteristics but together constitute a single
                                       class. Each component of a class of component
                                       securities may be identified as falling into one
                                       or more of the categories in this chart.

Notional Amount Securities............ A class having no principal balance and bearing interest on the related notional amount. The
                                       notional amount is used for purposes of the
                                       determination of interest distributions.
Planned Principal Class, also
 sometimes referred to as PACs........ A class that is designed to receive principal payments using a predetermined principal balance
                                       schedule derived by assuming two constant
                                       prepayment rates for the underlying trust fund
                                       assets. These two rates are the endpoints for the
                                       structuring range for the planned principal class.
                                       The planned principal classes in any series of
                                       securities may be subdivided into different
                                       categories (e.g., primary planned principal
                                       classes, secondary planned principal classes, and
                                       so forth) having different effective structuring
                                       ranges and different principal payment priorities.
                                       The structuring range for the secondary planned
                                       principal class of a series of securities will be
                                       narrower than that for the primary planned
                                       principal class of the series.


Scheduled Principal Class.............  A class that is designed to receive principal payments using a predetermined principal balance
                                        schedule but is not designated as a planned
                                        principal class or targeted principal class. In
                                        many cases, the schedule is derived by assuming
                                        two constant prepayment rates for the underlying
                                        trust fund assets. These two rates are the
                                        endpoints for the "structuring range" for the
                                        scheduled principal class.

Sequential Pay........................  Classes that receive principal payments in a prescribed sequence, that do not have
                                        predetermined principal balance schedules and that
                                        under all circumstances receive payments of
                                        principal continuously from the first distribution
                                        date on which they receive principal until they
                                        are retired. A single class that receives
                                        principal payments before or after all other
                                        classes in the same series of securities may be
                                        identified as a Sequential Pay class.

Strip.................................  A class that receives a constant proportion, or
                                        "strip," of the principal payments on the
                                        underlying trust fund assets.

Support Class, also sometimes referred
 to as companion classes..............  A class that receives principal payments on any distribution date only if scheduled payments have
                                        been made on specified planned principal classes,
                                        targeted principal classes, and scheduled
                                        principal classes.

Targeted Principal Class, also
 sometimes referred to as TACs........  A class that is designed to receive principal payments using a predetermined principal balance
                                        schedule derived by assuming a single constant
                                        prepayment rate for the underlying trust fund
                                        assets.

                                                          Interest Types

Fixed Rate............................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.........................  A class with an interest rate that resets periodically based upon a designated index and
                                        that varies directly with changes in the index.

Inverse Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and
                                        that varies inversely with changes in the index.

Variable Rate.........................  A class with an interest rate that resets periodically and is calculated by reference to the
                                        rate or rates of interest applicable to specified
                                        assets or instruments, e.g., the interest rate
                                        borne by the underlying mortgage loans.

Interest Only.........................  A class that receives some or all of the interest payments made on the underlying trust fund assets
                                        and little or no principal. Interest only classes
                                        have either a nominal principal balance or a
                                        notional amount. A nominal principal balance
                                        represents actual principal that will be paid on
                                        the class. It is referred to as nominal since it
                                        is extremely small compared to other classes. A
                                        notional amount is the amount used as a reference
                                        to calculate the amount of interest due on an
                                        interest only class that is not entitled to any
                                        distributions in respect of principal.


Principal Only........................ A class that does not bear interest and is entitled to receive only distributions in respect
                                       of principal.

Partial Accrual....................... A class that accretes a portion of the amount of accrued interest on it, which amount will be added
                                       to the principal balance of the class on each
                                       applicable distribution date, with the remainder
                                       of the accrued interest to be distributed
                                       currently as interest on the class. The accretion
                                       may continue until a specified event has occurred
                                       or until the partial accrual class is retired.

Accrual............................... A class that accretes the amount of accrued interest otherwise distributable on the class,
                                       which amount will be added as principal to the
                                       principal balance of the class on each applicable
                                       distribution date. The accretion may continue
                                       until some specified event has occurred or until
                                       the accrual class is retired.

Book-Entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company ("DTC") in the United States, or the European depositaries, Cedel Bank ("CEDEL") or the Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear. Except in limited circumstances, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the security. Until definitive securities are issued, Cede & Co., as nominee of DTC, is the only anticipated securityholder of the securities. Security owners are only permitted to exercise their rights indirectly through clearing system participants and DTC.

   The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate.

   Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations, and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between clearing system participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Clearing system participants and indirect participants with whom security owners have securities accounts are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the clearing system rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

   Security owners will not receive or be entitled to receive certificates representing their interests in the securities, except under limited circumstances. Until definitive securities are issued, security owners who are not clearing system participants may transfer ownership of securities only through clearing system participants and indirect participants by instructing the clearing system participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities. The purchaser's account must be maintained with clearing system participants. Under the clearing system rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective clearing system participants at DTC will be debited and credited. Similarly, the clearing system participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

   Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a clearing system participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during that processing will be reported to the relevant CEDEL or Euroclear participants on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

   Transfers between clearing system participants will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the European depositaries.

   DTC is a New York-chartered limited purpose trust company that performs services for its participants. Some of the participants or their representatives or both own interests in DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations, and procedures governing DTC and DTC participants as in effect from time to time.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of [28] currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers, and dealers, banks, trust companies, clearing corporations, and other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of [32] currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan Guaranty") under contract with Euroclear Clearance Systems S.C. ("Euroclear Clearance Systems"), a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Morgan Guaranty is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Morgan Guaranty are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these provisions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions on securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting the Depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

   DTC has advised the trustee that, until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of the financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.

CEDEL or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of its related clearing system participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

  . DTC or Provident advises the trustee in writing that DTC is no longer willing, qualified, or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and Provident or the Trustee is unable to locate a qualified successor,

  . Provident, in its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC, or

  . after the occurrence of an event of default, beneficial owners representing not less than 51% of the principal balance of the book-entry Class A Certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC is no longer in the best interests of beneficial owners.

   Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

   Although DTC, CEDEL, and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities between participants of DTC, CEDEL, and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

   None of the master servicer, Provident, or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.

   According to DTC, this information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                               Credit Enhancement

General

   Credit enhancement may be provided for one or more classes of a series of securities or for the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

   If specified in the related prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit enhancement relates and the manner of determining the amount of coverage provided to the trust funds by it and of the application of the coverage to the identified trust funds.

Subordination

   Protection afforded to holders of one or more classes of securities of a series by a subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series to distributions of scheduled principal, principal prepayments, interest, or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by reducing the ownership interest of the related subordinated securities, a combination of ownership reduction and preferential payment rights, or as otherwise described in the related prospectus supplement.

   The related prospectus supplement may provide that delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities under specified circumstances. The related prospectus supplement may limit the aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the holders of subordinated securities that will be distributable to senior securityholders on any distribution date. If aggregate distributions of delinquent payments on the loans or aggregate losses on defaulted loans were to exceed an amount specified in the related prospectus supplement, the holders of senior securities would experience losses on their securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to subordinated securityholders on any distribution date may instead be distributed to senior securityholders or deposited into one or more reserve accounts established with the trustee. The deposits may be made on each distribution date for specified periods, until the balance in the reserve account has reached a specified amount, or to restore the balance in the reserve account to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of specified classes of securities at the times and under the circumstances specified in the prospectus supplement.

   If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes:

  .  in the order of their scheduled final distribution dates,

  .  in accordance with a schedule or formula,

  .  in relation to the occurrence of events, or

  . otherwise, in each case as specified in the related prospectus supplement.

   As between classes of subordinated securities that would otherwise have been entitled to the payments, the redirection of payments to holders of senior securities on account of delinquencies or losses or to payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under its letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under its letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related Cut-Off Date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings against losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it. The obligations of the letter of credit bank under its letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--
Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds, and Guaranties

   The prospectus supplement for a series of securities, may provide that deficiencies in amounts otherwise payable on the securities or specified classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, or guaranties:

  . to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

  .  to pay administrative expenses, or

  . to establish a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. A copy of the instrument providing this enhancement for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

   The prospectus supplement for a series of securities may provide that a portion of the interest payment on each loan will be applied as an additional distribution in respect of principal to reduce the principal balance of a specified class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust fund.

Reserve Accounts

   The related prospectus supplement may provide that credit support for a series of securities will be provided by establishing and maintaining with the trustee for the series, in trust, of one or more reserve accounts for the series. The reserve account for a series will be funded:

  . by depositing in it cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on United States Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them,

  . by depositing in it from time to time specified amounts to which subordinated securityholders would otherwise be entitled, or

  .  in any other manner specified in the related prospectus supplement.

   Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Permitted investments may include:

  . direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, if the obligations are backed by the full faith and credit of the United States;

  . repurchase agreements on obligations specified in the first item in this list maturing not more than three months from the date of their acquisition, if the short-term unsecured debt obligations of the party agreeing to repurchase the obligations are at the time rated by each rating agency in its highest short-term rating category;

  . certificates of deposit, time deposits, and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category, and that, in the case of bankers' acceptances, shall not have an original maturity of more than 365 days and, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days;

  . commercial paper of any corporation incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories having original maturities of not more than 90 days;

  . short-term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long-term unsecured debt;

  . interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interest is held in the fund has the rating specified in the related prospectus supplement by each rating agency; and

  . other obligations or securities that are acceptable to each rating agency as a permitted investment and will not result in a reduction in the then current rating of the securities, as evidenced by a letter to that effect from the rating agency.

A permitted investment may not evidence either the right to receive only interest on the obligations underlying the instrument or both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments on the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no permitted investment may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price before its stated maturity. Unless otherwise specified in the related prospectus supplement, any instrument deposited in the reserve accounts will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. The related prospectus supplement will contain additional information about the instruments deposited in the reserve accounts.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner, and at the times specified in the related prospectus supplement.

Pool Insurance Policies

   The related prospectus supplement, may provide that a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to specified limitations, cover loss from default in payment on loans in the pool in an amount equal to a specified percentage of the aggregate principal balance of the loans on the Cut-Off Date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. The master servicer will present claims under that insurance to the pool insurer on behalf of itself, the trustee, and the holders of the securities of the related series. However, the pool insurance policies are not blanket policies against loss, since claims under them may only be made against particular defaulted loans and only on satisfaction of specified conditions precedent. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

   The pool insurance policies generally will provide that no claims may be validly presented unless

  . any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under it has been submitted and settled;

  . hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

  . if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

  . the insured has acquired good and merchantable title to the property free of liens except specified permitted encumbrances.

On satisfaction of these conditions, the pool insurer will have the option either to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest and specified expenses incurred by the master servicer on behalf of the trustee and securityholders, or to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the interest rate provided for in the mortgage loan note to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of specified amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

   The pool insurance policies generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, failure to construct a property in accordance with plans and specifications, or fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator, or persons involved in its origination. A failure of coverage attributable to one of these events might result in a breach of Provident's representations and in that case might obligate Provident to repurchase the defaulted loan if the breach cannot be cured by Provident. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim on a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The original amount of coverage under each pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid will include specified expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

   The related prospectus supplement may provide that the beneficial ownership of separate groups of assets included in a trust fund will be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature that requires that distributions be made to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund before distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within the trust fund. Cross-collateralization may be provided by the allocation of specified excess amounts generated by one or more asset groups to one or more other asset groups within the same trust fund or by the allocation of losses from one or more asset groups to one or more other asset groups within the same trust fund. The prospectus supplement for a series of securities that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

                      Yield And Prepayment Considerations

   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on the trust fund assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in it. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool. The related prospectus supplement will specify any circumstances under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and Provident is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans--Due-on-Sale Clauses."

   The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

   Collections on home equity loans may vary because, among other things, borrowers may make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges or make payments during any month as low as the minimum monthly payment for the month that for some loans is only the interest and the fees and charges for the month. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Some of the conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the related mortgaged property. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law. See "The Agreements--Collection Procedures" and "Legal Aspects of the Loans" for a description of each agreement and legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rate in the mortgage loan notes, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rate in the mortgage loan notes. Conversely, if prevailing interest rates rise appreciably above the interest rate in the mortgage loan notes, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rate in the mortgage loan notes. However, we cannot assure you that that will continue to be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in liquidating defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state law and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a sale of mortgaged property by the secured party. Upon a default by a borrower, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require various disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy, and general principles of equity relating to the protection of consumers, unfair and deceptive practices, and practices that may apply to originating, servicing, and collecting loans. Depending on the applicable law and the specific circumstances involved, violations of these laws, policies, and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the master servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

   Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC, or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund and thereby affect earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

   The relative contribution of the various factors affecting prepayment may vary from time to time. We cannot provide you assurances about the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies, and losses on the yield, weighted average lives, and maturities of the securities.

                                 The Agreements

   A description of the material provisions of each agreement that are not described elsewhere in this prospectus follows. The description is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular terms used in the agreements are referred to, those terms are as specified in the agreements.

Assignment of the Trust Fund Assets

   Assignment of the Loans. When a series of securities is issued, Provident will assign the loans comprising the related trust fund to the trustee, without recourse, together with all principal and interest due after the Cut-Off Date and received by Provident on the loans after the Cut-Off Date, other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to Provident in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the Cut-Off Date, as well as information about the APR or the interest rate provided for in the mortgage loan note, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination, and other information.

   Unless otherwise specified in the related prospectus supplement, the agreement will require that Provident will also deliver or cause to be delivered to the trustee or to the custodian a loan file for each mortgage loan or home equity loan. Among other things, the loan file contains:

  . the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

  . the mortgage, deed of trust, or similar instrument with evidence of recording indicated on it, except for any mortgage not returned from the public recording office, in which case Provident will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office,

  . an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment, and

  . other security documents, including those relating to any senior interests in the mortgaged property, specified in the related prospectus supplement or the related agreement.

Unless otherwise specified in the related prospectus supplement, Provident will not promptly cause the assignments of the mortgages to be recorded in the appropriate public office for real property records. If specified in the related prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of events specified in the related prospectus supplement.

   The trustee or the custodian will review the loan documents after their receipt, and the trustee will hold them in trust for the benefit of the related securityholders. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee or the custodian will notify the master servicer and Provident. If Provident cannot cure the omission or defect within the appropriate time period after receipt of the notice, Provident will be obligated either to purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, to remove the loan from the trust fund and substitute in its place one or more other loans that meets specified requirements. We cannot assure you that Provident will fulfill this purchase or substitution obligation. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase, or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   Notwithstanding these provisions, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code for a trust fund for which a REMIC election is to be made.

   No Recourse to Provident or Master Servicer. As described under "-- Assignment of the Loans," Provident will assign the loans comprising the related trust fund to the trustee, without recourse. However, Provident will be obligated to repurchase or substitute for any loan as to which particular representations and warranties are breached or for failure to deliver particular documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan Program--Representations by Provident; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of a representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate security account or accounts for the collection of payments on the related trust fund assets in the trust fund that, unless otherwise specified in the related prospectus supplement, must be either

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

  . maintained with a depository institution whose short-term debt obligations and long-term debt obligations at the time of any deposit and throughout the time the interest is maintained are rated as specified in the related prospectus supplement by the rating agencies, and the deposits in the account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund and that is any of

    . a federal savings and loan association duly organized, validly existing, and in good standing under the applicable banking laws of any state,

    . an institution duly organized, validly existing, and in good standing under the applicable banking laws of any state,

    . a national banking association duly organized, validly existing, and in good standing under the federal banking laws,

    .  a principal subsidiary of a bank holding company,

  . a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or

  . an account otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of the then current ratings of the securities.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or its funds may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the required standards.

   The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it after the Cut-Off Date, other than specified payments due on or before the Cut-Off Date and exclusive of any amounts representing retained interest:

  . all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

  . all payments on account of interest on the loans, net of applicable servicing compensation;

  . all net proceeds of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other net cash amounts received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, netted against these items generally are unreimbursed expenses associated with them;

  . all proceeds of any loan or the property associated with it purchased by Provident as described under "Loan Program--Representations by Provident; Repurchases" or "--Assignment of Trust Fund Assets" and all proceeds of any loan repurchased as described under "--Termination; Optional Termination";

  . all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

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

  . any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

  . all other amounts required to be deposited in the security account pursuant to the agreement.

     The master servicer may from time to time direct the institution that maintains the security account to withdraw funds from the security account for the following purposes:

  . to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction), and, as additional servicing compensation, earnings or investment income on funds in the security account;

  . to reimburse the master servicer for advances, limited in amount to amounts received that represent late recoveries of payments of principal or interest on the loan with respect to which the servicing advance was made, whether the receipt is a payment by the obligor or insurance proceeds or liquidation proceeds;

  . to reimburse the master servicer for any servicing advances previously made which the master servicer has determined to be nonrecoverable;

  . to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

  . to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs incurred by the master servicer in the performance of its servicing obligations, limited to amounts received representing late recoveries of the payments for which the servicing advances were made;

  . to reimburse the master servicer or Provident for expenses incurred and reimbursable pursuant to the agreement;

  . to withdraw any amount deposited in the security account that was not required to be deposited in it; and

  . to clear and terminate the security account upon termination of the agreement.

   In addition, unless otherwise specified in the related prospectus supplement, by the business day before each distribution date, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

   The applicable agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums, or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments, and hazard insurance premiums or comparable items; to reimburse the master servicer out of related assessments for maintaining hazard insurance; to refund to mortgagors amounts determined to be overages; to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts; to repair or otherwise protect the property; and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to the accounts when a deficiency exists in any of them.

Pre-Funding Account

   The related prospectus supplement may provide that the master servicer will establish and maintain an account, in the name of the related trustee on behalf of the related securityholders, into which Provident will deposit cash in an amount equal to the pre-funded amount on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the funding period specified in the related prospectus supplement to pay to Provident the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used by the related trustee to purchase subsequent loans from Provident from time to time during the funding period. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which will not be later than the date that is one year after the related closing date. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or another trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

   In addition, if so provided in the related prospectus supplement, on the related closing date Provident will deposit in a capitalized interest account cash in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover these interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on loans. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to Provident.

Sub-Servicing

   The master servicer may enter into an agreement with any servicing entity that will act as the sub-servicer for the related loans, which sub-servicing agreement will not contain any terms inconsistent with the related agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Collection Procedures

   The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will follow customary collection procedures for loans comparable to the loans that are consistent with each agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond, or alternative arrangements. Consistent with that, the master servicer may waive any assumption fee, late payment, or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies consistent with the master servicer's policies with respect to the mortgage loans it owns and services for others and consistent with any applicable coverage of the loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond, or alternative arrangements. To the extent the master servicer is obligated to make or cause to be made servicing advances, the obligation will remain during any period of an arrangement.

   In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will exercise or cause to be exercised its rights to accelerate the maturity of the loan under any applicable due-on-sale clause if it has knowledge of the conveyance or proposed conveyance, but only if permitted by applicable law. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor also remains liable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans--Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with an assumption.

Hazard Insurance

   Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. The coverage will be in an amount that is at least equal to the lesser of

  . the maximum insurable value of the improvements securing the loan from time to time,

  . the combined principal balance owing on the loan and any mortgage loan senior to the loan, and

  . the minimum amount required to compensate for damage or loss on a replacement cost basis.

All amounts collected by the master servicer under any hazard policy will be deposited in the related security account except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, that will satisfy its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts that would have been deposited therein but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike, and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, some cases of vandalism, and earth movement, including earthquakes, landslides, and mud flows. This list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer may require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. That percentage is generally 80% to 90%. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value of the improvements damaged or destroyed and the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Actual cash value of improvements is generally defined as replacement cost at the time and place of loss, less physical depreciation. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing the loans decreases, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. The related prospectus supplement may require that a special hazard insurance policy be obtained to insure against some of the uninsured risks. See "Credit Enhancement."

   If the property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged mortgaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

   If recovery on a defaulted loan under any related insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems appropriate to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus its accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of recovery expenses incurred by the master servicer that are reimbursable under the agreement. In the unlikely event that the proceedings result in a total recovery that is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus its accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to the loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the master servicer or its designee recovers insurance proceeds that, when added to any related liquidation proceeds and after deduction of expenses reimbursable to the master servicer, exceed the principal balance of the loan plus its accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and particular expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with its accrued interest. See "Credit Enhancement."

   The proceeds from any liquidation of a loan will be applied in the following order of priority:

  . first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

  . second, to reimburse the master servicer for any unreimbursed servicing advances with respect to the loan;

  . third, to accrued and unpaid interest on the loan to the extent no servicing advance has been made for that amount; and

  .  fourth, as a recovery of principal of the loan.

Realization Upon Defaulted Loans

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained in full force a primary mortgage insurance policy on each loan for which coverage is required. Primary mortgage insurance policies reimburse specified losses sustained due to defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of securities will be equal to the percentage per annum of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund. The master servicing fee percentage may vary under specified circumstances, and it will be described in the related prospectus supplement. As compensation for its servicing duties, any sub-servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees, and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account, unless otherwise specified in the related prospectus supplement.

   The master servicer will pay or cause to be paid some ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including and if so specified in the related prospectus supplement, payment of any fee or other amount payable with respect to any credit enhancement arrangements; payment of expenses incurred in enforcing the obligations of sub-servicers; and payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar, and any paying agent. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers under limited circumstances.

Evidence as to Compliance

   Each agreement will provide that by a specified date in each year a firm of independent public accountants will furnish a statement to the trustee on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac. The statement will be to the effect that the servicing by or on behalf of the master servicer of the trust fund assets pursuant to the agreement was conducted in compliance with the servicing agreement except for any significant exceptions or errors in records that in its opinion it is required to report under the Audit Program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements not more than a year old for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac of firms of independent public accountants with respect to the related sub-servicer.

   Each agreement will also provide for delivery to the trustee, by a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge on written request to the master servicer at the address in the related prospectus supplement.

Matters Regarding the Master Servicer and Provident

   The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Any of Provident, an affiliate of Provident, or another entity may serve as master servicer.

   Each agreement will provide that the master servicer may not resign from its obligations under the agreement except upon appointment of a successor servicer and receipt by the trustee of a letter from the rating agency that the resignation and appointment will not result in a downgrade of the securities or a determination that its duties under the agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations under the agreement.

   Each agreement will further provide that neither the master servicer, Provident, nor any director, officer, employee, or agent of the master servicer or Provident will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the master servicer, Provident, nor the other person will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith, or negligence in the performance of duties under the agreement or for reckless disregard of obligations under the agreement. Each agreement will further provide that the master servicer, Provident, and any director, officer, employee, or agent of the master servicer or Provident will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability, or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred for willful misfeasance, bad faith, or negligence in the performance of duties under the agreement or for reckless disregard of obligations under the agreement. In addition, each agreement may provide that neither the master servicer nor Provident will be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or Provident may, however, in its discretion undertake any action that it deems appropriate with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that case, the legal expenses and costs of the action and any liability resulting from it will be costs and liabilities of the trust fund, and the master servicer or Provident, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

   Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, if the person is qualified to service mortgage loans and meets the net worth requirement specified in the agreement and if the merger, consolidation, or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the series that have been rated.

Events of Default; Rights Upon Event of Default

   Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related prospectus supplement, events of default under each agreement will consist of:

  . any failure by the master servicer to make any required deposit pursuant to the related agreement other than a servicing advance that continues unremedied for five days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by a holder of the securities of the related series;

  . any failure by the master servicer to make a servicing advance as required under the agreement;

  . any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement that continues unremedied for thirty days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by a holder of the securities of the related series; and

  . events of insolvency, readjustments of debt, marshalling of assets and liabilities, or similar proceedings and particular actions by or on behalf of the master servicer indicating its insolvency, reorganization, or inability to pay its obligations.

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

   If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets if payments from them are insufficient to make payments required in the agreement. The trust fund assets will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the trustee may terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in the related trust fund assets. At the direction of holders of securities evidencing not less than 51% of the aggregate of the percentage interests of all the holders and under other circumstances specified in the agreement, the trustee must take that action if an event of default under an agreement remains unremedied. Upon the removal of the master servicer the trustee will succeed to all of the duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make servicing advances, and will be entitled to similar compensation arrangements. If the event of default results from the master servicer's failure to make a servicing advance, the trustee shall terminate the master servicer. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $50,000,000 to act as successor to the master servicer under the agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation payable to the master servicer under the agreement.

   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 51% of the aggregate of the percentage interests of all the holders constituting the class have requested that the trustee institute the proceeding in its own name as trustee under the agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute a proceeding.

   Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

  . a default in the payment of any principal of or interest on any note of the series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement;

  . failure to perform in any material respect any other covenant of Provident or the trust fund in the indenture that continues for a period of thirty days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

  . events of bankruptcy, insolvency, receivership, or liquidation of Provident or the trust fund; or

  . any other event of default provided with respect to notes of that series including specified defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. If any notes of that series have an interest rate of 0%, the acceleration of principal shall relate to a portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement. The declaration may, under some circumstances, be rescinded by the holders of more than 50% of the percentage interests of all the holders of the notes of the series.

   If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to

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

maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if no declaration of acceleration had occurred if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of the series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement, unless

  . the holders of 100% of the percentage interests of all the holders of the notes of the series consent to the sale,

  . the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

  . the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the of the percentage interests of all the holders of the notes of the series.

   If the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes of a series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for enforcement of its lien except in connection with a proceeding for enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

   Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable after an event of default, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to their unpaid principal amount less the amount of the discount that is unamortized.

   Subject to the provisions of the indenture relating to the duties of the trustee, although an event of default occurs and is continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series unless the holders offered to the trustee security or indemnity satisfactory to it against the costs and liabilities that might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to them, except a default in the payment of principal or interest or a default with respect to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected by it.

Amendment

   Except as otherwise specified in the related prospectus supplement, each agreement may be amended by Provident, the master servicer, and the trustee, without the consent of any of the securityholders, to cure any ambiguity; to correct or supplement any provision in it that may be defective or inconsistent with any other provision in it; or to make any other revisions with respect to matters or questions arising under the agreement that are not inconsistent with its provisions, if the action will not adversely affect in any material respect the

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

interests of any securityholder. An amendment will be considered not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, if that change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. In addition, if a REMIC election is made for a trust fund, the related agreement may be amended to modify, eliminate, or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification.

   Each agreement may also be amended by Provident, the master servicer, and the trustee with the consent of holders of securities of the series evidencing not less than 51% of the aggregate of the percentage interests of all the holders of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may reduce the amount of or delay the timing of, payments received on loans that are required to be distributed on any security without the consent of the holder of that security, or reduce the percentage of securities of any class the holders of which are required to consent to that amendment, without the consent of the holders of all securities of the class covered by the agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account by the master servicer and required to be paid to them pursuant to the agreement following the later of:

  (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and

  (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC or any other party specified to have that right from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of the trust fund assets. See "Federal Income Tax Consequences."

   Unless otherwise specified by the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, another specified person, or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that right will affect early retirement of the securities of that series, but the right of the master servicer, the other specified person, or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a qualified liquidation of the REMIC within the meaning of Section 860F(g)(4) of the Code.

   Indenture. The indenture will be discharged with respect to a series of notes on the delivery to the trustee for cancellation of all the notes of the series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series. The discharge does not apply with respect to limited continuing rights specified in the indenture.

   In addition to discharge, the indenture may provide that for the notes of any series, the related trust fund will be discharged from all obligations in respect of the notes of the series through defeasance although generally discharged, the obligations relating to temporary notes and exchange of notes; to register the transfer of or exchange notes of the series; to replace stolen, lost, or mutilated notes of the series; to maintain paying agencies; and to hold monies for payment in trust will continue. Defeasance will require the deposit with the trustee, in trust, of money or direct obligations of or obligations guaranteed by the United States of America that through the payment of their interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. Upon defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to that money and those deposited obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

   The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with Provident, the master servicer, and any of their respective affiliates.

                           Legal Aspects of the Loans

   The following discussion contains summaries, which are general in nature, of legal matters relating to the loans. The legal aspects applicable to the loans, the mortgages, and the mortgaged properties are governed primarily by applicable state laws that may differ substantially from state to state. The descriptions, therefore, will not be exact for every jurisdiction the loans are found, and do not reflect the laws of any particular state except where so stated. Nor do the descriptions encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

   The loans for a series may be secured by deeds of trust, mortgages, security deeds, or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. California uses almost exclusively deeds of trust instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. A mortgage has two parties, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage, and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

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

Foreclosure and Repossession

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust, and to some other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. In Ohio, judicial foreclosure is mandatory for residential property. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Ohio requires judicial foreclosure, which includes the issuance of a decree in foreclosure, a statutorily required appraisal process, and public advertising for at least one month in a newspaper of general circulation providing adequate notice of a public auction to be conducted by the sheriff generally on one or more pre-established days each month, depending on the county in which the foreclosure occurs. In Ohio, the procedure, if uncontested, will take approximately six months assuming successful service of process (one month), motion for summary judgment (two months), decree in foreclosure and appraisal (one month), advertising (one month), and sheriff's sale and confirmation (one month). A contested case will take longer.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings, and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest, and the expenses of foreclosure, in which case the mortgagor's debt will be extinguished. On the other hand, the lender may purchase for a lesser amount to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs necessary to render the property suitable for sale at its own expense. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions,

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

the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure that are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. Ohio law places a two year limitations period, following the sheriff's sale and confirmation order, in which a deficiency judgment may be obtained and enforced.

   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees."

Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states and under CERCLA, a secured lender conceivably could be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for these costs on all responsible parties, including owners or operators. However, CERCLA excludes from the definition of owner or operator a secured creditor who holds indicia of ownership primarily to protect its security interest but without actually participating in the management of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it fails to market the property in a timely fashion or holds the facility or property as an investment, including leasing the facility or property to third party.

   Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exclusion unavailable to a lender is a matter of judicial interpretation, on a case-by-case basis. The term "participation in the management" was not defined until certain amendments to CERCLA were enacted, as part of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. Under those amendments, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. Securityholders could conceivably realize a loss from the costs arising from these circumstances.


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

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in, or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors, or, alternatively, may not impose liability on secured creditors at all.

   Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the mortgaged properties were conducted.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest, and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust. In Ohio, the right of redemption is dual in nature, arising both from equity and from statute. By customary practice in the Court of Common Pleas, the judgment of foreclosure allows a three day grace period for the defendant to pay amounts owed before foreclosure of the equity of redemption. By statute, the debtor's common law equity of redemption actually continues until the time of confirmation of sale. The judgment debtor may redeem the property by depositing the amount of the judgment plus costs with the Clerk of Court of Common Pleas where the execution was made.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

   Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or some other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising other

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

remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property. Ohio law does not limit the amount of the deficiency judgment, but does impose a two year limitations period on the enforcement of the judgment. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest, and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

   The federal tax laws provide priority to some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

   Each conventional loan generally will contain a due-on-sale clause that will generally provide that if the mortgagor or obligor sells, transfers, or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn- St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to some exceptions, preempts state constitutional, statutory, and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were originated or assumed during the window period under the Garn-St Germain Act that ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions, and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states (Arizona, Michigan, Minnesota, New Mexico, and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to specified categories of window period loans. Also, the Garn-St Germain Act does encourage lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, that may affect the average life of the loans and the number of loans that may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages, and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid before maturity. In some states, specific limitations exist on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, we anticipate that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having high interest rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to specified types of residential first mortgage loans originated by specified lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's loan may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. A borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty is included in this status. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of this Act could result in losses to securityholders. This Act also imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, if such a loan goes into default, the inability to realize upon the property in a timely fashion may occasion delays in payment and losses.

Junior Mortgages; Rights of Senior Mortgagees

   To the extent that the loans in the trust fund for a series are secured by mortgages that are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund as mortgagee under the junior mortgage are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges, and liens on the property that appear before the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property, and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders that make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-Off Date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, including Ohio, the trust deed or mortgage lien securing mortgage loans of the type that includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, if the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage and except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


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

Consumer Protection Laws

   Numerous federal and state consumer protection laws impose substantive requirements on mortgage lenders in connection with originating, servicing, and enforcing loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, the Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans. The Equal Credit Opportunity Act and Regulation B promulgated under it prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act. The Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Some provisions of these laws impose specific statutory liabilities on lenders who fail to comply with them. In addition, violations of those laws may limit the ability of Provident to collect all or part of the principal of or interest on the loans and could subject Provident and in some cases its assignees to damages and administrative enforcement.

   The Reigle Act. Some loans may be subject to the Reigle Community Development Regulatory Improvement Act of 1994 that incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of this Act apply on a mandatory basis to all loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the loans.

                        Federal Income Tax Consequences

General

   The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Brown & Wood LLP, special counsel to the trust fund. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and the change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with some types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

   The federal income tax consequences to securityholders will vary depending on whether

  .  the securities of a series are classified as indebtedness;

  . an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code;

  . the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

  . an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Before issuance of each series of securities, the trust fund shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Brown & Wood LLP with respect to the validity of the information under "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

   Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to securityholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the securityholder's normal accounting method. Interest other than original issue discount on securities other than Regular Interest Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by its securityholders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt Securities."

   Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID that are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A securityholder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A securityholder of a debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a debt security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters, or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or before the related Closing Date, the issue price for the class will be treated as the fair market value of that class on the Closing Date. The issue price of a debt security also includes the amount paid by an initial holder of a debt security for accrued interest that relates to a period before the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate if the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies upon late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate

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

appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as its principal. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of Debt Securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

   Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, whose numerator is the amount of each distribution included in the stated redemption price at maturity of the debt security and whose denominator is the stated redemption price at maturity of the debt security. Securityholders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the debt security is held as a capital asset. However, accrual method securityholders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

  .  the interest is unconditionally payable at least annually,

  . the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

  . interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of Compound Interest Securities, some Interest Weighted Securities, and some of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we cannot assure you that this methodology represents the correct manner of calculating OID.

   The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a securityholder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a securityholder for an accrual

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

period will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. An accrual period is generally the period over which interest accrues on the debt instrument. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

   The amount of OID to be included in income by a securityholder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors:

  . the original yield to maturity of the Pay-Through Security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

  .  events that have occurred before the end of the accrual period, and

  . the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

The effect of this method is to increase the portions of OID required to be included in income by a securityholder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease the portions of OID for any period required to be included in income by a securityholder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. The decrease may not be a decrease below zero for any period in the portions of OID required to be included in income by a securityholder of a Pay-Through Security. Although OID will be reported to securityholders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to securityholders that loans will be prepaid at that rate or at any other rate.

   Provident may adjust the accrual of OID on a Class of Regular Interest Securities or other regular interests in a REMIC in a manner that it believes to be appropriate to take account of realized losses on the loans, although the OID Regulations do not provide for the adjustments. If the Internal Revenue Service were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

   Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent securityholder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled to offset the OID by comparable economic accruals of portions of the excess, as will an initial securityholder who pays more than a debt security's issue price.

   Effects of Defaults and Delinquencies. Securityholders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income including OID reported by a securityholder of such a security in any period could significantly exceed the amount of cash distributed to the securityholder in that period. The securityholder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, securityholders are encouraged to consult their own tax advisors on this point.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the securityholder for the security over its stated principal amount, if any. Under this approach, a securityholder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the securityholder. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities. See "--Tax Status as a Grantor Trust; Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index ("Variable Rate Debt Securities"), it appears that the yield to maturity of the Variable Rate Debt Securities and in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Variable Rate Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of Variable Rate Debt Securities are encouraged to consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

   Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A securityholder that acquires a debt security with more than a prescribed de minimis amount of "market discount" will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount is generally the excess of the principal amount of the debt security over the purchaser's purchase price. The market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either on the basis of a constant yield in the case of a Pay-Through Security, taking into account a Prepayment Assumption or in the ratio of

  . in the case of securities (or in the case of a Pass-Through Security, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

  . in the case of securities (or, in the case of a Pass-Through Security, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a Pass-Through Security, the loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including on the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A securityholder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the securityholder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

   Premium. A securityholder who purchases a debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security on a constant yield method and not as a separate deduction item. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a securityholder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the securityholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the securityholder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

   On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or thereafter. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

   General. In the opinion of Brown & Wood LLP, special counsel to the trust fund, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

      (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

      (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in (1) or
(2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that the REMIC assets are qualifying assets.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including some pass-through entities, but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the securityholder, exceed 2% of the securityholder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, adjusted for inflation, will be reduced by the lesser of 3% of the excess of adjusted gross income over the applicable amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to the a securityholder. In general terms, a single class REMIC is one that either

  . would qualify under existing Treasury regulations as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

  . is similar to the a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to loans, and Servicing Fees and other expenses of the REMIC. A holder of a Residual

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

Interest Security that is an individual or a "pass-through interest holder" (including some pass-through entities, but not including real estate investment trusts) will be unable to deduct Servicing Fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of the securityholder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day, which is generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities." However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

  . subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

  . subject to limited exceptions, the sale or other disposition of a cash flow investment;

  . the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

  . the receipt of any fees or other compensation for services rendered by the REMIC.

We do not anticipate that a REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of those taxes imposed on the REMIC. To the extent not paid by the securityholders or otherwise, however, those taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

   The holder of a security representing a Residual Interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year in which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders on that day of the Residual Interest Securities in proportion to their respective holdings on that day.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues because interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a securityholder may take into account currently is limited to the securityholder's adjusted basis at the end of the calendar quarter in which the loss arises. A securityholder's basis in a Residual Interest Security will initially equal the securityholder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the securityholder, and decreased by the amount of distributions made and the amount of the REMIC's net loss allocated to the securityholder, but not below zero. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of securityholders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the securityholders are encouraged to consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security will generally not result in any additional taxable income or loss to a securityholder of a Residual Interest Security whether they occur at their scheduled times or as a result of prepayments. If the amount of the payment exceeds a securityholder's adjusted basis in the Residual Interest Security, however, the securityholder will recognize gain to the extent of the excess. That gain will be treated as gain from the sale of the Residual Interest Security.

   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the securityholder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling securityholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the securityholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the securityholder's excess inclusion income will be treated as unrelated business taxable income of the securityholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual Interest Security is owned by a Foreign Person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest," and is subject to additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of the holder of a Residual Interest Security. First, alternative minimum taxable income for the holder of a Residual Interest Security is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Security holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a holder of a Residual Interest Security elects to have the rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of 120% of the long-term applicable federal rate on the Startup Day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Securities at the beginning of each calendar quarter will equal its issue price which is calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased by the amount of loss allocated to a securityholder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter, but not below zero. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors."

   Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization in violation of these restrictions, a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. Pass-through entity includes, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee.

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

   The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless at the time of the transfer

  . the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

  . the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed on taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to some transfers of Residual Interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

   Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

   General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood llp, special counsel to Provident, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code and not as an association taxable as a corporation (the securities of that series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a securityholder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each securityholder must report on its federal income tax return its share of the gross income derived from the loans not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fees"), at the same time and in the same manner as those items would have been reported under the securityholder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the securityholder owns an interest. The securityholder will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the Servicer, (or third parties that are compensated for the performance of services). In the case of a noncorporate securityholder, however, Servicing Fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the securityholder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the securityholder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, adjusted for inflation, will be reduced by the lesser of 3% of the excess of adjusted gross income over the applicable amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year.

   Discount or Premium on Pass-Through Securities. The securityholder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a securityholder will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A securityholder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount will be required to include accrued market discount in income. Market discount is generally the excess of the principal amount of the loan over the purchaser's allocable purchase price. See "--Taxation of Debt Securities; Market Discount" and "--Premium."

   In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the securityholder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive specified payments of both interest and principal. Some Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

   Servicing Fees in excess of reasonable Servicing Fees will be treated under the stripped bond rules. If those excess Servicing Fees are less than 100 basis points on the loan principal balance or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a loan-by-loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

   The Code, OID Regulations, and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the described method for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to the Strip Securities and other Pass-Through Securities because it provides that that method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, we believe that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and we expect that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a securityholder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

   Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a securityholder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a securityholder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The described characterizations of the Stripped Securities are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

  . in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

  . the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

  . each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

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

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to these securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

   Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, a securityholder's tax basis in its security is the price the securityholder pays for a security, plus amounts of original issue or market discount included in income and reduced by any amortized premium and any payments received, other than qualified stated interest payments. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the securityholder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the securityholder's holding period, over the amount of ordinary income actually recognized by the securityholder with respect to the Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for individual taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%. Prospective investors are encouraged to consult their own tax advisors concerning these tax law changes.

Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, a securityholder, other than a holder of a Residual Interest Security, may, under some circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the securityholder

  .  fails to furnish the trustee with its taxpayer identification number;

  .  furnishes the trustee an incorrect taxpayer identification number;

  . fails to report properly interest, dividends, or other "reportable payments" as defined in the Code; or


  . under specified circumstances, fails to provide the trustee or the securityholder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the securityholder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to securityholders, including payments to some exempt recipients and to some Nonresidents. Securityholders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.


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

   The trustee will report to the securityholders and to the Servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

   Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, under the Code, unless interest including OID paid on a security other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by "Foreign Holder," the interest will normally qualify as portfolio interest and will be exempt from federal income tax. This interest will not qualify as portfolio interest where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless that rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Holders. Foreign Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

   Interest and OID of securityholders who are Foreign Holders are not subject to withholding if they are effectively connected with a United States business conducted by the securityholder. They will, however, generally be subject to the regular United States income tax.

   Payments to Foreign Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% United States withholding tax or the lower treaty rate. Securityholders should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Foreign Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require the amounts to be taken into account at an earlier time to prevent the avoidance of tax. Those regulations could, for example, require withholding before the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Holder transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

   For purposes of this section, a "Foreign Holder" is defined for United States federal income tax purposes as any securityholder other than:

  .  any individual who is a citizen or resident of the United States,

  . a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise,

  . an estate the income of which is subject to United States federal income tax regardless of its source,

  . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or

  . certain trusts in existence on August 20, 1996, and treated as United States persons (as defined in Code Section 7701(a)(30)) before the date that elect to continue to be so treated.

Tax Characterization of the Trust Fund as a Partnership

   Brown & Wood LLP, special counsel to Provident, will deliver its opinion that a trust fund for which a partnership election is made will not be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. The trust fund will agree, and the securityholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Brown & Wood LLP, special counsel to Provident, will, except as otherwise provided in the related prospectus supplement, advise Provident that the notes will be classified as debt for federal income tax purposes. The following discussion assumes this characterization of the notes is correct.

   OID, Indexed Securities, etc. The discussion following assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes does not exceed a de minimis amount, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on them will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis noteholder of a Short-Term Note and some cash method noteholders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis noteholders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis noteholder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the noteholder's cost for the note, increased by any market discount, acquisition discount, OID, and gain previously included by the noteholder in income with respect to the note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest payments made or accrued to a noteholder who is a Foreign Holder generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Holder and the Foreign Holder is not actually or constructively a "10 percent shareholder" of the trust fund or Provident (including a Holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or Provident is a "related person" within the meaning of the Code and provides the Owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement, or other taxable disposition of a note by a Foreign Holder will be exempt from United States federal income and withholding tax, if the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Holder and in the case of an individual Foreign Holder, the Foreign Holder is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each noteholder except exempt noteholders will be required to provide, under penalties of perjury, a certificate containing the noteholder's name, address, correct federal taxpayer identification number, and a statement that the noteholder is not subject to backup withholding. Exempt noteholders are a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account, or nonresident alien who provides certification as to status as a nonresident. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the noteholder, and remit the withheld amount to the IRS as a credit against the noteholder's federal income tax liability.

   New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding, and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Brown & Wood llp, special counsel to the trust fund, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some noteholders. For example, income to some tax-exempt entities including pension funds would be "unrelated business taxable income," income to Foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

   Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the securityholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax, and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

   Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions, and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions on collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations, and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

  . the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

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

  . any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  .  prepayment premium payable to the certificateholders for the month; and

  . any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to Provident. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we cannot assure you that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan, or other tax-exempt entity including an individual retirement account will constitute "unrelated business taxable income" generally taxable to a certificateholder under the Code.

   An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the certificateholder being taxed on an amount of income that exceeds the amount of cash actually distributed to the certificateholder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. We believe that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. The trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. A portion of the market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of it, which would not constitute a sale or exchange.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the certificateholder's cost increased by the securityholder's share of trust fund income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust fund. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a securityholder purchasing certificates may be allocated tax items attributable to periods before the actual transaction that will affect its tax liability and tax basis.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to certificateholders and the IRS on Schedule K-
1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the certificateholder notifies the IRS of all the inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners, and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner

  .  the name, address, and identification number of the person,

  . whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

  . information on certificates that were held, bought, or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers, and financial institutions that fail to provide the trust fund with this information may be subject to penalties.

   Provident or the trustee will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although the trust fund is not expected to engage in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Holders that are taxable as corporations and 39.6% for all other Foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a certificateholder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9, or the certificateholder's certification of nonforeign status signed under penalties of perjury.

   Each Foreign Holder might be required to file a U.S. individual or corporate income tax return on its share of the trust fund's income including, in the case of a corporation, the branch profits tax. Each Foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a Foreign Holder generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Foreign Holders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Code.

   New Withholding Regulations. As discussed above, the New Withholding Regulations deal with withholding tax on income paid to foreign persons, backup withholding, and related matters. The New Withholding Regulations were issued by the Treasury Department on October 6, 1997 and will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

Taxation of Trust as FASIT

   In the opinion of Brown & Wood llp, special tax counsel to the trust fund, if a FASIT election is made with respect to a series of securities, the trust fund will be formed to qualify as a FASIT. The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), that provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Regular Securityholders. Investors should also note that the FASIT discussion contained in this prospectus constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT securities. With respect to each series of FASIT Regular Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

   FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for the purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate which securities of the series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

   Qualification as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT Regular Securities (the "FASIT Regular Securities") and the Ownership Interest Security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if:

  .  a FASIT election is in effect,

  . tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

  .  the trust fund is not a regulated investment company as defined in section 851(a) of the Code.

   Asset Composition. For the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

  .  cash or cash equivalents,

  . debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in section 860D of the Code ("REMIC"), which are generally instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

  .  foreclosure property,

  . hedging instruments that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, which are generally interest and currency rate swaps and credit enhancement contracts,

  . contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

  .  FASIT regular interests, and

  .  REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

   Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet other requirements. All of the interests in a FASIT must belong to either one or more classes of regular interests or a single class of ownership interest that is held by a fully taxable domestic C Corporation.

   A FASIT interest generally qualifies as a regular interest if

      (1) it is designated as a regular interest,

      (2) it has a stated maturity no greater than thirty years,

      (3) it entitles its holder to a specified principal amount,

      (4) the issue price of the interest does not exceed 125% of its stated principal amount,

      (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (6) if it pays interest, payable at either a fixed rate with respect to the principal amount of the regular interest or a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests. Interest will be considered to be based on a permissible variable rate if generally, the interest is unconditionally payable at least annually, the issue price of the debt instrument does not exceed the total noncontingent principal payments, and interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the FASIT regular interest.

   If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire the interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from the interest. See "Federal Income Tax Consequences--Taxation of Trust as a FASIT--Treatment of High-Yield Interests."

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

   Consequences of Disqualification. If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, those regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied. Nevertheless, in the opinion of Tax Counsel, if the Trust Fund fails to qualify as a FASIT, it will qualify as a partnership. See "Taxation of the Trust Fund as Partnership."

Treatment of FASIT Regular Securities

   Payments received by holders of FASIT Regular securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular securities must report income from the securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on the securities in the same manner described for senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Indexed Securities." High-Yield securities may be held only by Eligible Corporations, other FASITs, and certain securities dealers. Holders of High-Yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

   If a FASIT Regular Security is sold, the securityholder generally will recognize gain or loss upon the sale [in the manner described for Offered Senior Securities]. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or Other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the underlying assets, some holders of the security may be allowed to deduct the loss sustained.

Treatment of High-Yield Interests

   High-Yield Interests are subject to special rules regarding the eligibility of holders of the interest, and the ability of the holders to offset income derived from their FASIT security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer other than an Eligible Corporation initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

   The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular security that is held by a pass-through entity other than another FASIT that issues debt or equity securities backed by the FASIT Regular security and that have the same features as High-Yield Interests.


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Tax Treatment of FASIT Ownership Securities

   A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Securities will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Securities is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High--Yield Interest. See "Federal Income Tax Consequences--FASIT Regular Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

   Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under section 475 of the Code by the holder, then section 475 of the Code will continue to apply to the securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

   The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

  .  the receipt of income derived from assets that are not permitted assets,

  .  some dispositions of permitted assets,

  . the receipt of any income derived from any loan originated by a FASIT, and

  . in some cases, the receipt of income representing a Servicing Fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

                            State Tax Considerations

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

   The following describes considerations under the Employee Retirement Income Security Act of 1974, as amended, and the Code, which apply only to securities of a series that are not divided into subclasses. If

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

securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the securities.

   ERISA imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to those plans and Section 4975 of the Code imposes requirements on other specified retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts, or arrangements are invested (collectively, "Plans"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority to control the assets of the Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority respecting the management of the assets of a Plan is considered to be a fiduciary of the Plan, subject to exceptions not relevant here. Some employee benefit plans, such as governmental plans, as defined in ERISA Section 3(32), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in ERISA Section 3(33), are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to these ERISA considerations, subject to the provisions of applicable state law. Any plan that is not subject to ERISA, but that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules in Code Section 503.

   On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. See Labor Reg. Section 2510.3-101. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts, and other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in specified circumstances. However, the regulation generally provides that, in addition to other technical exceptions, the assets of a corporation, partnership, or trust in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be or cause a prohibited transaction under ERISA Sections 406 and 407 that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory, or administrative exemption applies.

   In Prohibited Transaction Exemption 83-1 ("PTE 83-1") the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale, and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance, and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding by Plans of certain mortgage pool pass-through certificates representing an interest in the mortgage pools. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions

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

involving subordinate securities. Accordingly, no transfer of a subordinate security or a security that is not a Single Family Security may be made to a Plan unless specified in the related prospectus supplement.

   The discussion in this and the next succeeding paragraph applies only to Single Family Securities. Provident believes that, for purposes of PTE 83-1, the term mortgage pass-through certificate would include:

  (1) securities issued in a series consisting of only a single class of securities, and

  (2) senior securities issued in a series in which there is only one class of senior securities,

if the securities in the case of clause (1), or the senior securities in the case of clause (2) evidence the beneficial ownership of both a specified percentage greater than 0% of future interest payments and a specified percentage greater than 0% of future principal payments on the loans. It is not clear whether any of the following would be a mortgage pass-through certificate for purposes of PTE 83-1:

  . a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or

  . a class of securities that evidences the beneficial ownership of payments of either principal or interest based on a notional amount.

   PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

  . the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

  . the existence of a pool trustee who is not an affiliate of the pool sponsor; and

  . a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

Provident believes that the first of these general conditions will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, if credit enhancement described under "Credit Enhancement" in this prospectus is maintained for a series of securities in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, we cannot assure you that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with Provident.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

   The DOL has granted to some underwriters individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain types of secured receivables, loans, and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms that generally apply to the Underwriter Exemptions are substantially the following:

  . the acquisition of the certificates by a Plan is on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party, including the price for the certificates;

  . the interests evidenced by the certificates acquired by the Plan are not subordinated to the interests evidenced by other certificates of the trust fund;

  . the certificates acquired by the Plan have received a rating at the time of their acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch IBCA, Inc.;

  . the trustee must not be an affiliate of any other member of the Restricted Group;

  . the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

  . the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of the loans;

  . the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

  . the Plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

   The trust fund must also meet the following requirements:

  . the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

  . certificates in those other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch, or Duff & Phelps for at least one year before the Plan's acquisition of certificates; and

  . certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of certificates.

   Moreover, the Underwriter Exemptions generally provide relief from specified self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary or its affiliate is an obligor, if, among other requirements:

  . in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

  . the fiduciary or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

  . a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

  . immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Underwriter Exemptions do not apply to Plans sponsored by Provident, any Underwriter, the trustee, the master servicer, any insurer with respect to the trust, any obligor with respect to loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted Group").

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemptions that extends exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to holders of securities and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust fund, to be transferred to the trust during the Funding Period instead of requiring that all the Obligations be either identified or transferred on or before the applicable Closing Date. The relief is available when the following conditions are met:

  . The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

  . All Obligations transferred after the applicable Closing Date (the "Additional Obligations") must meet the same terms for eligibility as the original Obligations used to create the trust fund, which terms have been approved by the rating agency.

  . The transfer of the Additional Obligations to the trust fund during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from the rating agency on termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

  . Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations that were transferred to the trust fund on the Closing Date.

  . The Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs thereunder.

  . Amounts transferred to the pre-funding account or Capitalized Interest Account used in connection with the pre-funding may be invested only in particular permitted investments.

  .  The prospectus supplement for the related series must describe:

    . the pre-funding account or Capitalized Interest Account used in connection with the pre-funding account;

    .  the duration of the Funding Period;

    . the percentage or dollar amount of the pre-funding limit for the trust fund; and

    . that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to holders of the securities specified in the prospectus supplement for the related series as repayments of principal.

  . The related agreement must describe the permitted investments for the pre-funding account or Capitalized Interest Account and the terms and conditions for eligibility of Additional Obligations.

  . To ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations that were transferred to the trust fund:

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

    . the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of Provident; or

    . an independent accountant retained by Provident must provide Provident with a letter stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the prospectus supplement for the related series or the related agreement. A copy of the letter must be delivered to the underwriters, the rating agencies, and the trustee. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the Obligations that were transferred to the trust fund as of the Closing Date.

   Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption and the potential consequences in their specific circumstances, before making an investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                Legal Investment

   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it are mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided in the legislation. Approximately twenty-one states adopted such legislation before the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth restrictions on investments by federal credit unions in mortgage related securities, in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security.

   All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a mortgage related security, should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities to the extent adopted by their respective regulators setting forth, in relevant part, particular securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for and restrictions on investing in mortgage derivative products, including mortgage related securities, that are high-risk mortgage securities as defined in the Supervisory Policy Statement on the Securities Activities. According to the

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

Supervisory Policy Statement on the Securities Activities, high-risk mortgage securities include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Supervisory Policy Statement on the Securities Activities, it is the responsibility of each depository institution to determine, before purchase and at stated intervals thereafter, whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase or retention of such a product would be consistent with the Supervisory Policy Statement on the Securities Activities.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including prudent investor provisions that may restrict or prohibit investment in securities that are not interest bearing or income paying.

   There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

   Securities are being offered by this prospectus and a related prospectus supplement in series from time to time, each series evidencing or relating to a separate trust fund, through any of the following methods:

  . By negotiated firm commitment underwriting and public reoffering by underwriters;

  . By agency placements through one or more placement agents primarily with institutional investors and dealers; and

  .  By placement directly by Provident with institutional investors.

   A prospectus supplement will be prepared for each series that will describe the method of offering being used for that series and will identify any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters, and the proceeds of the offering to Provident, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between Provident and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of them are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with Provident to indemnification by Provident against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may be required to make with respect to those liabilities.

   If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between Provident and purchasers of securities of the series.

                                 Legal Matters

   Specified legal matters relating to the securities of each series will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Legal matters relating to some of the federal income tax consequences with respect to the securities will be passed upon for the trust fund by Brown & Wood llp, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the underwriter or underwriters specified in the prospectus supplement.

                             Financial Information

   A new trust fund will be formed for each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

   The issuance of the securities of each series offered by this prospectus and a prospectus supplement is conditioned on their having been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement for the class and will reflect the rating agency's assessment solely of the likelihood that Holders of a class of securities will receive payments to which the securityholders are entitled under the related agreement. A rating is not an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the series of securities. A rating should not be considered a recommendation to purchase, hold, or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under some prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement for a series, the rating might also be lowered or withdrawn for other reasons, including an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

   The amount, type, and nature of credit enhancement, if any, established for a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the series. The criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for each class. We cannot assure you that the historical data supporting that actuarial analysis will accurately reflect future experience or assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure, or loss experience of any particular pool of loans. We cannot assure you that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions that may or may not affect real property values may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures, and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, they will be borne, at least in part, by the Holders of one or more classes of the securities of the related series.

                             Index of Defined Terms

Term                                                                        Page
----                                                                        ----
Additional Obligations.....................................................  75
Amortizable Bond Premium Regulations.......................................  52
Average Interest Rate......................................................  75
Cash Flow Bond Method......................................................  59
CERCLA.....................................................................  42
Code.......................................................................  47
Contingent Regulations.....................................................  49
Cut-Off Date...............................................................   3
Disqualified Organization..................................................  56
Eligible Corporations......................................................  69
FASIT Ownership Security...................................................  68
FASIT Provisions...........................................................  68
FASIT Qualification Test...................................................  68
FASIT Regular Securities...................................................  68
FASIT......................................................................  68
Garn-St Germain Act........................................................  44
High-Yield Interest........................................................  69
Interest Weighted Securities...............................................  51
IO.........................................................................  69
NCUA.......................................................................  76

Term                                                                        Page
----                                                                        ----
New partnership............................................................  65
Obligations................................................................  75
OID Regulations............................................................  48
OID........................................................................  48
Old partnership............................................................  65
Parties in Interest........................................................  72
Pay-Through Security.......................................................  50
Plans......................................................................  72
Prepayment Assumption......................................................  50
Provident..................................................................   3
PTE 83-1...................................................................  72
Ratio Strip Securities.....................................................  58
RCRA.......................................................................  43
Regular Interest Securities................................................  48
Residual Interest Security.................................................  54
Restricted Group...........................................................  75
SMMEA......................................................................  76
Stripped Securities........................................................  57
thrift institutions........................................................  56
Underwriter Exemptions.....................................................  73

                           $615,000,000 (approximate)

                           Provident Bank Home Equity

                               Loan Trust 2000-1

               $418,000,000 Class A-1 Variable Rate Certificates
               $197,000,000 Class A-2 Variable Rate Certificates

                                Home Equity Loan
                           Asset-Backed Certificates
                                 Series 2000-1

                              The Provident Bank,
                         as Seller and Master Servicer

                              -------------------
                             PROSPECTUS SUPPLEMENT
                                 March 24, 2000
                              -------------------


                                Lehman Brothers

                         Banc of America Securities LLC